                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] CONFIDENTIAL, FOR USE OF THE
[_] Preliminary Proxy Statement              COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                JOINT FILING BY

                            THOMAS INDUSTRIES INC.

                        THE GENLYTE GROUP INCORPORATED
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: Not applicable

  (2) Aggregate number of securities to which transaction applies: Not applicable

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $173,299,000 representing the pro forma Stockholders' Investment of the Joint Venture as of March 31, 1998

  (4) Proposed maximum aggregate value of transaction: $173,299,000

  (5) Total fee paid: $34,660

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

    LOGO

                                                                  July 23, 1998

Dear Shareholder:

  We are pleased to enclose information relating to a Special Meeting of Shareholders of Thomas Industries Inc. ("Thomas") to be held at the Hyatt Regency Hotel, 320 West Jefferson Street, Louisville, Kentucky, at 10:00 a.m., local time on August 27, 1998.

  On April 28, 1998, Thomas and The Genlyte Group Incorporated ("Genlyte") entered into definitive agreements to combine the lighting business of Thomas with the business of Genlyte through a joint venture in the form of a newly organized limited liability company. The transaction has been unanimously approved by the Boards of Directors of both Thomas and Genlyte.

  Thomas will contribute to the joint venture substantially all of the assets comprising its lighting business in exchange for a 32% interest in the joint venture and the joint venture's assumption of certain liabilities. Genlyte will contribute to the joint venture substantially all of its assets in exchange for a 68% interest in the joint venture and the joint venture's assumption of substantially all of Genlyte's liabilities. Thomas and Genlyte will continue to exist as separate publicly traded companies.

  The joint venture is extremely important for our company. Thomas and Genlyte believe the joint venture represents a logical extension of each company's strategic plans to enhance shareholder value. The joint venture will combine the fourth and fifth largest companies, in terms of sales, in the North American lighting fixture industry. The joint venture will have more than 5,000 employees and had pro forma combined lighting sales in 1997 of more than $860 million. The transaction is expected to create annual synergies in excess of $30 million, which synergies are expected to be fully realized by the end of the year 2000 as a result of cost savings, economies of scale and revenue enhancement opportunities. It is anticipated that an aggregate of $10.5 million of costs will be incurred by the joint venture during the period 1998 through 2000 related to achieving the synergies. The transaction is expected to be accretive to both companies' earnings for the year ending December 31, 1999 and beyond.

  YOUR BOARD OF DIRECTORS HAS APPROVED THE TRANSACTION AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE TRANSACTION.

  The Notice of Special Meeting and Joint Proxy Statement following this letter provide you with detailed information about the meeting and proposed transaction. In addition, you may obtain further information about Thomas and Genlyte from documents that each company has filed with the Securities and Exchange Commission. We encourage you to read all of this information carefully.

  Consummation of the transaction is subject to certain conditions, including, but not limited to, approval of the transaction by the requisite vote of the shareholders of both Thomas and Genlyte.

  Approval of the matter to be voted on by Thomas shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of Thomas Common Stock. In order to ensure that your vote is represented at the meeting, please sign, date and mail your proxy card in the enclosed envelope. You are, of course, welcome to attend the meeting and to vote your shares in person.

                                          /s/ Timothy C. Brown
                                          Timothy C. Brown
                                          Chairman, President and Chief
                                           Executive Officer

                            THOMAS INDUSTRIES INC.
                             4360 BROWNSBORO ROAD
                                   SUITE 300
                          LOUISVILLE, KENTUCKY 40207
                                (502) 893-4600

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                AUGUST 27, 1998

                               ----------------

                                                                  July 23, 1998

  A Special Meeting of Shareholders of Thomas Industries Inc. ("Thomas") will be held at the Hyatt Regency Hotel, 320 West Jefferson Street, Louisville, Kentucky, at 10:00 a.m. local time on August 27, 1998, to consider and act upon:

    1. A proposal to approve the transfer of substantially all of the assets of the lighting business of Thomas to the joint venture combining the lighting business of Thomas with the business of The Genlyte Group Incorporated; and

    2. The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on June 30, 1998 as the record date for determining the shareholders entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Approval of the matter to be voted on at the Special Meeting requires the affirmative vote of the holders of a majority of the outstanding shares of Thomas Common Stock.

                                          By Order of the Board of Directors
                                          /s/ Phillip J. Stuecker
                                          Phillip J. Stuecker
                                          Vice President of Finance,
                                          Chief Financial Officer and
                                           Secretary

  WHETHER OR NOT YOU ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

  THE BOARD OF DIRECTORS OF THOMAS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MATTER TO BE VOTED UPON AT THE SPECIAL MEETING.

                                     LOGO

                        THE GENLYTE GROUP INCORPORATED
                              2345 VAUXHALL ROAD
                                 P.O. BOX 3148
                         UNION, NEW JERSEY 07083-1948
                                                                  July 23, 1998
Dear Shareholder:

  We are pleased to enclose information relating to a Special Meeting of Shareholders of The Genlyte Group Incorporated ("Genlyte") to be held at the offices of The Bank of New York, 1 Wall Street, 47th Floor, New York, New York at 10:00 a.m., local time on August 27, 1998.

  On April 28, 1998, Genlyte and Thomas Industries Inc. ("Thomas") entered into definitive agreements to combine the business of Genlyte with the lighting business of Thomas through a joint venture in the form of a newly-organized limited liability company. The transaction has been unanimously approved by the Boards of Directors of both Genlyte and Thomas.

  Genlyte will contribute to the joint venture substantially all of its assets in exchange for a 68% interest in the joint venture and the joint venture's assumption of substantially all of Genlyte's liabilities. Thomas will contribute to the joint venture substantially all of the assets comprising its lighting business in exchange for a 32% interest in the joint venture and the joint venture's assumption of certain liabilities. Genlyte and Thomas will continue to exist as separate publicly traded companies.

  The joint venture is extremely important for the future of Genlyte. Genlyte and Thomas believe that the joint venture represents a logical extension of each company's strategic plans to enhance shareholder value. The joint venture will combine the fourth and fifth largest companies, in terms of sales, in the North American lighting fixture industry. The joint venture will have more than 5,000 employees and had pro forma combined lighting sales in 1997 of more than $860 million. The transaction is expected to create annual synergies in excess of $30 million, which synergies are expected to be fully realized by the end of the year 2000 as a result of cost savings, economies of scale and revenue enhancement opportunities. It is anticipated that an aggregate of $10.5 million of costs will be incurred by the joint venture during the period 1998 through 2000 related to achieving the synergies. The transaction is expected to be accretive to both companies' earnings for the year ending December 31, 1999 and beyond.

  YOUR BOARD OF DIRECTORS HAS APPROVED THE TRANSACTION AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE TRANSACTION.

  The Notice of Special Meeting and Joint Proxy Statement following this letter provide you with detailed information about the meeting and proposed transaction. In addition, you may obtain further information about Genlyte and Thomas from documents that each company has filed with the Securities and Exchange Commission. We encourage you to read all of this information carefully.

  Consummation of the transaction is subject to certain conditions, including, but not limited to, approval of the transaction by the requisite vote of the shareholders of both Genlyte and Thomas.

  Approval of the matter to be voted on by Genlyte shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of Genlyte Common Stock. In order to ensure that your vote is represented at the meeting, please sign, date and mail your proxy card in the enclosed envelope. You are, of course, welcome to attend the meeting and to vote your shares in person.

/s/ Avrum I. Drazin                       /s/ Larry K. Powers
Avrum I. Drazin                           Larry K. Powers
Chairman of the Board                     President and Chief Executive
                                           Officer

                        THE GENLYTE GROUP INCORPORATED
                              2345 VAUXHALL ROAD
                                 P.O. BOX 3148
                         UNION, NEW JERSEY 07083-1948
                                (908) 964-7000

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                AUGUST 27, 1998

                               ----------------

                                                                  July 23, 1998

  A Special Meeting of Shareholders of The Genlyte Group Incorporated ("Genlyte") will be held at the offices of The Bank of New York, 1 Wall Street, 47th Floor, New York, New York, at 10:00 a.m. local time on August 27, 1998, to consider and act upon:

    1. A proposal to approve the transfer of substantially all of the assets of Genlyte to the joint venture combining the business of Genlyte with the lighting business of Thomas; and

    2. The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on June 30, 1998 as the record date for determining the shareholders entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Approval of the matter to be voted on at the Special Meeting requires the affirmative vote of the holders of a majority of the outstanding shares of Genlyte Common Stock.

                                          By Order of the Board of Directors

                                          /s/ Donna R. Ratliff
                                          Donna R. Ratliff
                                          Vice President-Administration and
                                          Corporate Secretary

  WHETHER OR NOT YOU ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

  THE BOARD OF DIRECTORS OF GENLYTE UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MATTER TO BE VOTED UPON AT THE SPECIAL MEETING.

                             JOINT PROXY STATEMENT

THOMAS INDUSTRIES INC.                           THE GENLYTE GROUP INCORPORATED

SPECIAL MEETING OF SHAREHOLDERS                 SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 27, 1998                     TO BE HELD ON AUGUST 27, 1998

                               -----------------

  This Joint Proxy Statement is being furnished to the shareholders of Thomas Industries Inc., a Delaware corporation ("Thomas"), and The Genlyte Group Incorporated, a Delaware corporation ("Genlyte"), on or about July 24, 1998 in connection with the solicitations by the Boards of Directors of Thomas and Genlyte of proxies for their respective Special Meetings of Shareholders to be held on August 27, 1998 for the purpose of considering and acting upon the matters specified in their respective Notices of Special Meeting of Shareholders accompanying this Joint Proxy Statement.

  If the form of proxy which accompanies this Joint Proxy Statement is executed and returned, it will be voted. A proxy may be revoked at any time prior to the voting thereof by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of Thomas or Genlyte, as appropriate, or by attending the Special Meeting and voting in person.

  Expenses incurred in the solicitation of proxies will be borne by Thomas and Genlyte. Thomas has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies from Thomas shareholders for a fee of $5,500, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with the solicitation. Genlyte has retained Morrow & Co., Inc. to assist in the solicitation of proxies from Genlyte shareholders for a fee of $5,500, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with the solicitation. In addition, officers of Thomas and Genlyte may make additional solicitations in person or by telephone.

  As of June 30, 1998, Thomas had outstanding 15,874,406 shares of Common Stock and such shares are the only shares entitled to vote at the Special Meeting. Each share is entitled to one vote on each matter to be voted upon at the Special Meeting.

  As of June 30, 1998, Genlyte had outstanding 13,485,483 shares of Common Stock and such shares are the only shares entitled to vote at the Special Meeting. Each share is entitled to one vote on each matter to be voted upon at the Special Meeting.

                               -----------------

           The date of this Joint Proxy Statement is July 23, 1998.

                               -----------------

                          FORWARD-LOOKING STATEMENTS

  THOMAS AND GENLYTE HAVE EACH MADE FORWARD-LOOKING STATEMENTS IN THIS JOINT PROXY STATEMENT THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. FORWARD-LOOKING STATEMENTS INCLUDE INFORMATION CONCERNING THE POSSIBLE OR ASSUMED FUTURE RESULTS OF OPERATIONS OF THE BUSINESSES TO BE CONTRIBUTED BY THOMAS AND GENLYTE. WHEN WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE" OR SIMILAR EXPRESSIONS ARE USED, FORWARD-LOOKING STATEMENTS ARE BEING MADE. THE STATEMENTS IN THIS JOINT PROXY STATEMENT WITH RESPECT TO FUTURE RESULTS, FUTURE EXPECTATIONS AND PLANS FOR FUTURE ACTIVITIES, SYNERGIES AND COSTS MAY BE REGARDED AS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CURRENTLY EXPECTED. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS JOINT PROXY STATEMENT ARE SUBJECT TO VARIOUS RISKS, SUCH AS THE ABILITY OF THE COMPANIES TO INTEGRATE THE CONTRIBUTED BUSINESSES AND TO MEET NEW BUSINESS SALES GOALS, FLUCTUATIONS IN COMMODITY PRICES, SLOWING OF THE OVERALL ECONOMY, INCREASED INTEREST COSTS ARISING FROM A CHANGE IN THE PROPOSED JOINT VENTURE'S LEVERAGE OR CHANGE IN RATES, FAILURE OF THE COMPANIES' PLANS TO PRODUCE ANTICIPATED SYNERGIES AND COST SAVINGS, AND THE TIMING AND MAGNITUDE OF ANTICIPATED COSTS AND CAPITAL EXPENDITURES, AS WELL AS OTHER RISKS DISCUSSED IN BOTH COMPANIES' FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ANNUAL REPORTS TO SHAREHOLDERS AND ANNUAL REPORTS ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997. THE COMPANIES MAKE NO COMMITMENTS TO DISCLOSE ANY REVISIONS TO FORWARD-LOOKING STATEMENTS, OR ANY CHANGES IN FACTS, EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF THAT MAY BEAR UPON FORWARD-LOOKING STATEMENTS.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY....................................................................   1
General....................................................................   1
Transaction................................................................   1
The Parties................................................................   1
The Joint Venture and the Capital Contributions............................   2
Reasons for the Transaction................................................   2
Consequences to Thomas and Genlyte.........................................   3
The Transaction Documents..................................................   3
Governance.................................................................   4
Distributions..............................................................   4
Conditions to the Transaction..............................................   4
Termination of the Transaction.............................................   4
Recommendations to Shareholders............................................   5
Opinions of Financial Advisors.............................................   5
The Shareholders' Meetings.................................................   6
Record Date; Voting Power..................................................   6
Votes Required.............................................................   6
Share Ownership of Management and Certain Shareholders.....................   6
No Appraisal Rights........................................................   6
Accounting Treatment.......................................................   6
Federal Income Tax Consequences............................................   7
Who Can Help Answer Your Questions.........................................   7
THE SPECIAL MEETINGS.......................................................   8
General....................................................................   8
Matters to be Considered at the Special Meetings...........................   8
Record Date; Quorum; Voting at the Meetings................................   8
Proxies....................................................................  10
THE PROPOSED JOINT VENTURE.................................................  12
Background.................................................................  12
Reasons for the Transaction................................................  13
Structure of the Transaction...............................................  16
Recommendation of the Thomas Board of Directors............................  16
Recommendation of the Genlyte Board of Directors...........................  16
Opinion of Financial Advisor to Thomas.....................................  17
Opinion of Financial Advisor to Genlyte....................................  20

                                                                            PAGE
                                                                            ----
Certain Consequences of the Transaction....................................  23
Accounting Treatment.......................................................  23
Federal Income Tax Consequences............................................  23
No Appraisal Rights........................................................  24
Closing Date...............................................................  24
Year 2000 Issues...........................................................  24
THE PARTIES................................................................  24
Thomas.....................................................................  25
Genlyte....................................................................  26
GENLYTE SELECTED CONSOLIDATED FINANCIAL DATA...............................  27
THOMAS SELECTED CONSOLIDATED FINANCIAL DATA................................  29
FINANCING ARRANGEMENTS FOR THE JOINT VENTURE...............................  31
SUMMARY OF TRANSACTION DOCUMENTS...........................................  31
THE MASTER TRANSACTION AGREEMENT...........................................  31
General....................................................................  31
Closing Date...............................................................  31
Certain Covenants..........................................................  31
Conditions to Closing......................................................  33
Termination................................................................  34
THE CAPITALIZATION AGREEMENTS..............................................  36
Assets Contributed.........................................................  36
Excluded Assets............................................................  36
Consideration..............................................................  36
Assumed Liabilities........................................................  36
Excluded Liabilities.......................................................  37
Litigation.................................................................  37
Representations and Warranties.............................................  38
Working Capital Adjustment.................................................  38
Employees and Employee Benefit Plans.......................................  38
Indemnification............................................................  39
THE LIMITED LIABILITY COMPANY AGREEMENT....................................  40
General....................................................................  40
Members....................................................................  40
Capitalization of the Joint Venture........................................  40
Profit and Loss Allocations................................................  41
Distributions..............................................................  41

                                                                           PAGE
                                                                           ----
Management................................................................  41
Transfers, Withdrawals and Deadlock.......................................  43
Dissolution and Termination...............................................  45
Covenants Not to Compete..................................................  46
Stock Options.............................................................  46
CERTAIN RELATED PARTY TRANSACTIONS........................................  47
MARKET PRICE INFORMATION..................................................  47
MANAGEMENT OF THE JOINT VENTURE...........................................  47
PRINCIPAL SHAREHOLDERS OF THOMAS AND GENLYTE..............................  48
FUTURE SHAREHOLDER PROPOSALS..............................................  51
EXPERTS...................................................................  51
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN
 INFORMATION BY REFERENCE.................................................  52
OTHER MATTERS.............................................................  53
INDEX TO FINANCIAL STATEMENTS............................................. F-1
APPENDIX A--OPINION OF SALOMON SMITH BARNEY............................... A-1
APPENDIX B--OPINION OF DONALDSON, LUFKIN & JENRETTE SECURITIES
 CORPORATION.............................................................. B-1

                                    SUMMARY

  THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION SET FORTH ELSEWHERE IN THIS JOINT PROXY STATEMENT AND IS NOT INTENDED TO BE COMPLETE. MORE DETAILED INFORMATION IS CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT, THE ACCOMPANYING APPENDICES AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

  TO UNDERSTAND THE TRANSACTION FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE TRANSACTION, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU.

GENERAL

  This Joint Proxy Statement, Notice of the Thomas Special Meeting to be held on August 27, 1998, Notice of the Genlyte Special Meeting to be held on August 27, 1998 and forms of proxy solicited in connection therewith are first being mailed to holders of Thomas Common Stock (the "Thomas Shareholders") and holders of Genlyte Common Stock (the "Genlyte Shareholders") on or about July 24, 1998. At the Special Meeting of Thomas Shareholders (the "Thomas Meeting"), the Thomas Shareholders will consider and vote on a proposal to contribute substantially all of the assets of Thomas' lighting business to the joint venture and at the Special Meeting of Genlyte Shareholders (the "Genlyte Meeting"), the Genlyte Shareholders will consider and vote on a proposal to contribute substantially all of Genlyte's assets to the joint venture.

TRANSACTION

  Thomas and Genlyte have agreed to form a joint venture by combining Thomas' lighting business with Genlyte's business. The joint venture, to be called Genlyte Thomas Group LLC, will be in the form of a Delaware limited liability company (the "Joint Venture") and will be headquartered in Louisville, Kentucky. The Joint Venture was formed using the name GT Lighting, LLC but will be renamed Genlyte Thomas Group LLC prior to the Closing. Thomas will contribute to the Joint Venture substantially all of the assets comprising its lighting business in exchange for a 32% interest in the Joint Venture and the Joint Venture's assumption of certain related liabilities. Genlyte will contribute to the Joint Venture substantially all of its assets in exchange for a 68% interest in the Joint Venture and the Joint Venture's assumption of substantially all of Genlyte's liabilities. The interests in the Joint Venture to be issued to each of Thomas and Genlyte were based on arms-length negotiations between the parties with the assistance of their financial advisors. Larry K. Powers, President and Chief Executive Officer of Genlyte, will be the President and Chief Executive Officer of the Joint Venture. Timothy
C. Brown, Chairman, President and Chief Executive Officer of Thomas, will be Chairman of the Management Board of the Joint Venture.

  The formation of the Joint Venture and the contribution of the assets of Genlyte and the assets of the lighting business of Thomas to, and the assumption of liabilities by, the Joint Venture, as described in this Joint Proxy Statement, is referred to herein as the "Transaction."

THE PARTIES

  THOMAS. Thomas operates two core businesses organized as a lighting segment, which includes consumer, commercial, industrial, and outdoor lighting products, and a compressor and vacuum pump segment, which includes applications for industrial, medical, automotive, environmental and laboratory markets. Thomas designs, manufactures, markets and sells these products. Thomas operates numerous divisions and subsidiaries, with facilities throughout the U.S., Canada (lighting), Germany (compressor and vacuum pump) and Mexico (lighting and compressor and vacuum pump). Thomas also maintains sales offices in Brazil, England, Italy, Hong Kong and Japan for its compressor and vacuum pump segment and has joint ventures in the U.S. and Canada with a Belgian company (lighting) and a German company (compressor and vacuum pump). Thomas also maintains a purchasing office in China (lighting). Thomas maintains corporate offices in Louisville, Kentucky.

  GENLYTE. Genlyte designs, manufactures and sells lighting fixtures and controls for a wide variety of applications in the commercial, industrial, and residential markets. Genlyte operates in one industry segment (lighting fixtures and controls) through the following divisions: Lightolier, Controls, Wide-Lite, Hadco, Diamond F and Supply (Crescent, ExceLine and Stonco product lines) in the United States and Mexico, and Canlyte in Canada. Genlyte's products primarily utilize incandescent, fluorescent, and high-intensity discharge (HID) light sources and are marketed primarily to distributors who resell the products for use in new residential, commercial, and industrial construction as well as in remodeling existing structures.

THE JOINT VENTURE AND THE CAPITAL CONTRIBUTIONS

  The Joint Venture will be organized in the form of a Delaware limited liability company. Limited liability companies are similar to corporations in that all owners (Thomas and Genlyte in this case) have limited liability. Unlike a corporation, however, limited liability companies are, if structured properly, treated as a partnership for tax purposes, resulting in no federal income tax being due at the limited liability company level.

  Under separate Capitalization Agreements (the "Capitalization Agreements"), Thomas and Genlyte will contribute certain assets to the Joint Venture. Thomas will contribute to the Joint Venture substantially all of the assets comprising Thomas' lighting business. Genlyte will contribute to the Joint Venture substantially all of its assets. The Joint Venture will manufacture, sell, market and distribute consumer, commercial, industrial and outdoor lighting fixtures and controls.

  In exchange for the assets to be transferred to the Joint Venture under the Capitalization Agreements, Genlyte will receive a 68% interest in the Joint Venture and Thomas will receive a 32% interest in the Joint Venture. In addition, the Joint Venture will assume responsibility for certain liabilities related to Thomas' and Genlyte's contributed businesses.

  The Joint Venture will not assume any liability with respect to a pending lawsuit against Genlyte and others arising out of the Chapter 11 bankruptcy filing of Keene Corporation, a former affiliate of Genlyte. Genlyte will retain that liability and will indemnify the Joint Venture for any and all costs, expenses or losses associated therewith. See "Summary of Transaction Documents; The Capitalization Agreements--Litigation" for a description of the pending lawsuit.

  The Joint Venture will also not assume any liability relating to Thomas' compressor and vacuum pump business or any liability related to Thomas' Beaver Dam manufacturing facility. Thomas will retain these liabilities and will indemnify the Joint Venture for any and all costs, expenses or losses associated therewith. See "Summary of Transaction Documents; The Capitalization Agreements--Excluded Liabilities."

REASONS FOR THE TRANSACTION

  Thomas and Genlyte believe the Joint Venture represents a logical extension of each company's strategic plans to enhance shareholder value. The Joint Venture will combine the fourth and fifth largest companies, in terms of sales, in the North American lighting fixture industry and will have an estimated 13% domestic market share. The Joint Venture will have more than 5,000 employees and had pro forma combined lighting sales in 1997 of more than $860 million. The transaction is expected to be accretive to both companies' earnings for the year ending December 31, 1999 and beyond.

  Thomas and Genlyte believe the Transaction will provide opportunities for expanded business opportunities and significant cost savings that should lead to improved earnings and cash flow from the contributed businesses and, therefore, improved shareholder returns for both companies. The Transaction is expected to create annual synergies for the combined lighting business in excess of $30 million, which synergies are expected to be fully realized by the end of the year 2000, as a result of costs savings, economies of scale and revenue enhancement opportunities. It is anticipated that an aggregate of $10.5 million of costs will be incurred by the Joint Venture during the period 1998 through 2000 related to achieving the synergies. The goal of the Joint Venture will be to maximize long-term cash flow and economic value creation through the efficient operation of its business and assets. See "The Proposed Joint Venture--Reasons for the Transaction."

CONSEQUENCES TO THOMAS AND GENLYTE

  After the closing (the "Closing") of the Transaction, Thomas and Genlyte will continue to exist as separate publicly traded companies and their certificates of incorporation and by-laws will remain unchanged. Thomas' assets will principally consist of its compressor and vacuum pump business and its 32% interest in the Joint Venture. Genlyte's assets will principally consist of its 68% interest in the Joint Venture.

  Thomas and Genlyte will participate in the lighting business, after the Closing, only through their interests in the Joint Venture and their respective Representatives on the Management Board of the Joint Venture.

  After the Closing, Thomas and Genlyte and their subsidiaries will continue to have various obligations to the Joint Venture and to each other. At the Closing, Thomas and the Joint Venture will enter into a Services Agreement under which Thomas will provide certain services to the Joint Venture, including providing certain employee benefits on an interim basis. Thomas will be reimbursed by the Joint Venture for providing such services on a cost basis. Thomas and Genlyte believe that such costs to be paid by the Joint Venture will be comparable to the costs historically incurred by Genlyte for such services from unaffiliated third parties.

THE TRANSACTION DOCUMENTS

  The Transaction is set forth in detail in four separate but interrelated agreements consisting of a Master Transaction Agreement, a Capitalization Agreement for each of Thomas and Genlyte, and a Limited Liability Company Agreement, each of which is dated April 28, 1998 (collectively, the "Transaction Documents").

  The Master Transaction Agreement contains (i) covenants governing the interim conduct of the lighting business of Thomas and the business of Genlyte prior to consummation of the Transaction and prohibiting the solicitation of third party offers for their respective businesses or companies, (ii) conditions precedent to each of Thomas' and Genlyte's obligations to consummate the Transaction,
(iii) provisions for terminating the Transaction, and (iv) the termination fees to be paid by the parties in certain instances. See "Summary of Transaction Documents; The Master Transaction Agreement."

  The Capitalization Agreements for each of Thomas and Genlyte set forth (i) the assets being transferred to, and liabilities being assumed by, the Joint Venture, (ii) the ownership interest being received by each of Thomas and Genlyte in the Joint Venture, (iii) the amount of the long-term note being issued to Thomas, if any, (iv) the working capital adjustment, (v) the representations and warranties being made by each of Thomas and Genlyte and
(vi) the indemnification obligations of Thomas, Genlyte and the Joint Venture. See "Summary of Transaction Documents; The Capitalization Agreements."

  The Limited Liability Company Agreement ("LLC Agreement") sets forth (i) the terms and conditions for the governance of the Joint Venture, including events or actions requiring approval of one of the Representatives appointed by Thomas to the Management Board of the Joint Venture, (ii) events requiring or permitting Thomas and Genlyte to dispose of or transfer their interests in the Joint Venture and (iii) Thomas' and Genlyte's respective obligations not to compete with the Joint Venture. See "Summary of Transaction Documents; The Limited Liability Company Agreement."

  The Master Transaction Agreement, Capitalization Agreements and Limited Liability Company Agreement have been filed with the Securities and Exchange Commission (the "SEC"), are incorporated by reference herein and are publicly available. Shareholders of Thomas and Genlyte are encouraged to read each of these documents, which are the primary legal documents governing the Transaction. See "Where You Can Find More Information and Incorporation of Certain Information by Reference."

GOVERNANCE

  The day-to-day operations of the Joint Venture will be managed by its executive officers under the supervision of a Management Board that will act much like a board of directors of a corporation (the "Management Board"). The Management Board will have six representatives (the "Representatives"), four of whom will be appointed by Genlyte and two of whom will be appointed by Thomas.

  The approval of a majority of the Representatives will be required for all actions of the Management Board except for certain matters which require the approval of the majority of the Representatives, including, as to such matters, approval by at least one Representative appointed by Thomas. The matters requiring the approval of the majority of the Representatives including at least one Representative appointed by Thomas include, but are not limited to,
(i) removal of Larry K. Powers as President of the Joint Venture or selection of a President or Chief Executive Officer of the Joint Venture other than Larry
K. Powers, (ii) removal of Timothy C. Brown as Chairman of the Joint Venture,
(iii) any material change in the Joint Venture's business, (iv) acquisitions or dispositions in excess of $25.0 million, (v) a sale of substantially all of the Joint Venture's assets or a merger or consolidation of the Joint Venture, (vi) any dissolution or liquidation of the Joint Venture (vii) distributions in amounts less than the mandatory distributions or (viii) any related party transactions. See "Summary of Transaction Documents; The Limited Liability Company Agreement."

DISTRIBUTIONS

  The Joint Venture will distribute to each of Thomas and Genlyte an amount, based on each company's interest in the Joint Venture, for tax liabilities attributable to its interest in the Joint Venture based upon the effective tax rate of the company having the highest tax rate. In addition to the tax distribution, the Joint Venture will distribute at least $3,000,000 and $6,375,000 per year to Thomas and Genlyte, respectively.

CONDITIONS TO THE TRANSACTION

  Completion of the Transaction is subject to satisfaction or (in some cases) waiver of several conditions set forth in the Master Transaction Agreement, including the following:

  .  the shareholders of Thomas and Genlyte have approved the Transaction;

  . the representations and warranties of each of Thomas and Genlyte contained in the Transaction Documents are true, correct and accurate and Thomas and Genlyte have performed all of their respective obligations and complied in all material respects with each and all of the covenants, agreements and conditions applicable to each company contained in the Transaction Documents;

  . no court or governmental, regulatory or administrative agency or commission shall have issued an order or ruling or taken any other action which enjoins or prohibits the Transaction;

  .  receipt of all necessary third party consents;

  . no material adverse change in the Contributed Businesses or assets thereof has occurred;

  . none of Thomas, Genlyte or the Joint Venture or any of the contributed assets have been made a party or subject to any litigation related to the other party which is reasonably expected to have a material adverse effect; and

  . the Joint Venture will have in place a credit facility, including a working capital line of credit, in an amount which is appropriate for the Joint Venture given the outstanding indebtedness, contemplated growth, including acquisitions, and the nature and size of the Joint Venture.

TERMINATION OF THE TRANSACTION

  The Boards of Directors of Thomas and Genlyte can jointly agree to terminate the Master Transaction Agreement (and, therefore, abandon the Transaction) at any time prior to consummation of the Transaction. In addition, either Thomas or Genlyte, acting alone, can terminate the Master Transaction Agreement (and, therefore, abandon the Transaction) if:

  . the closing of the Transaction does not occur prior to December 31, 1998;

  . prior to shareholder approval, without violation of the Master Transaction Agreement, the other company accepts an unsolicited alternative proposal from a third party to acquire or operate its business or entire company (an "Alternative Proposal");

  . the Board of Directors of the other company withdraws its recommendation for the Transaction;

  .  a change of control of the other company occurs; or

  .  the shareholders of the other company do not approve the Transaction.

  If either company terminates the Master Transaction Agreement because the other company has accepted an Alternative Proposal from a third party or has undergone a change in control, it will receive a termination fee from the other company in the amount of $6.5 million (in the case of a termination fee payable by Genlyte) or $4.5 million (in the case of a termination fee payable by Thomas), plus expenses not to exceed $2.0 million in the aggregate. If Genlyte is unable to obtain shareholder approval of the Transaction, Genlyte will be required to pay a termination fee to Thomas in the amount of $3.25 million and if Thomas is unable to obtain shareholder approval of the Transaction, Thomas will be required to pay a termination fee to Genlyte in the amount of $2.25 million, plus, in each case, expenses of the other party not to exceed $2.0 million in the aggregate.

RECOMMENDATIONS TO SHAREHOLDERS

To the Thomas Shareholders:

  THE THOMAS BOARD OF DIRECTORS BELIEVES THAT THE TRANSACTION IS FAIR TO THOMAS AND IN ITS BEST INTEREST AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE TRANSACTION.

To the Genlyte Shareholders:

  THE GENLYTE BOARD OF DIRECTORS BELIEVES THAT THE TRANSACTION IS FAIR TO GENLYTE AND IN ITS BEST INTEREST AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE TRANSACTION.

OPINIONS OF FINANCIAL ADVISORS

  The Boards of Directors of each company have received an opinion of such company's financial advisor as to the fairness from a financial point of view of the interest to be received by such company in the Joint Venture in exchange for the assets being contributed by such company. The Thomas Board of Directors received an opinion from Thomas' financial advisor, Salomon Smith Barney, and the Genlyte Board of Directors received an opinion from its financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). The full texts of these opinions, which set forth the assumptions made, matters considered and limitations of the review undertaken, are attached as Appendices A and B, respectively, to this Joint Proxy Statement. THOMAS AND GENLYTE ENCOURAGE YOU TO READ THESE OPINIONS CAREFULLY IN THEIR ENTIRETY.

  THE OPINIONS OF SALOMON SMITH BARNEY AND DLJ ARE DIRECTED TO THE RESPECTIVE BOARDS OF DIRECTORS OF THOMAS AND GENLYTE AND RELATE ONLY TO THE FAIRNESS, AS OF THE DATES OF SUCH OPINIONS, OF THE INTERESTS IN THE JOINT VENTURE TO BE RECEIVED BY THE RESPECTIVE COMPANIES FROM A FINANCIAL POINT OF VIEW, DO NOT ADDRESS ANY OTHER ASPECT OF THE TRANSACTION OR RELATED TRANSACTIONS OR THE RELATIVE MERITS OF THE TRANSACTION AND THE BOARDS OF DIRECTORS' DECISIONS TO PROCEED WITH THE TRANSACTION AND DO NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE ON THE TRANSACTION. See "The Proposed Joint Venture--Opinion of Financial Advisor to Thomas" and "--Opinion of Financial Advisor to Genlyte."

THE SHAREHOLDERS' MEETINGS

  The Thomas Meeting will be held at the Hyatt Regency Hotel, 320 West Jefferson Street, Louisville, Kentucky, at 10:00 A.M. on August 27, 1998. At the Thomas Meeting, Thomas shareholders will be asked to approve the Transaction.

  The Genlyte Meeting will be held at the offices of The Bank of New York, 1 Wall Street, 47th Floor, New York, New York, at 10:00 A.M. on August 27, 1998. At the Genlyte Meeting, Genlyte shareholders will be asked to approve the Transaction.

RECORD DATE; VOTING POWER

  You are entitled to vote at your company's meeting if you owned shares as of the close of the relevant record date. The Thomas Record Date and the Genlyte Record Date have been fixed for June 30, 1998.

  On the Thomas Record Date, there were 15,874,406 shares of Thomas Common Stock outstanding and allowed to vote at the Thomas Meeting. Thomas shareholders will have one vote at the Thomas Meeting for each share of Thomas Common Stock held of record on the Thomas Record Date.

  On the Genlyte Record Date, there were 13,485,483 shares of Genlyte Common Stock outstanding and allowed to vote at the Genlyte Meeting. Genlyte shareholders will have one vote at the Genlyte Meeting for each share of Genlyte Common Stock held of record on the Genlyte Record Date.

VOTES REQUIRED

  Holders of a majority of the shares of Thomas Common Stock outstanding on the Thomas Record Date must vote in favor of the Transaction in order to approve it.

  Holders of a majority of the shares of Genlyte Common Stock outstanding on the Genlyte Record Date must vote in favor of the Transaction in order to approve it.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

  On the Thomas Record Date, directors and executive officers of Thomas and their affiliates beneficially owned 1,132,915 shares of Thomas Common Stock, or approximately 7.14% of the shares of Thomas Common Stock outstanding on the Thomas Record Date.

  On the Genlyte Record Date, directors and executive officers of Genlyte and their affiliates beneficially owned 2,177,114 shares of Genlyte Common Stock, or approximately 16.1% of the shares of Genlyte Common Stock outstanding on the Genlyte Record Date.

  To the knowledge of Thomas, each of the directors and executive officers of Thomas has indicated that he or she intends to vote his or her Thomas Common Stock "FOR" approval of the Transaction.

  To the knowledge of Genlyte, each of the directors and executive officers of Genlyte has indicated that he or she intends to vote his or her Genlyte Common Stock "FOR" approval of the Transaction.

NO APPRAISAL RIGHTS

  Both Thomas and Genlyte are organized under Delaware law. Under Delaware law, Thomas and Genlyte shareholders who do not vote in favor of the Transaction do not have the right to receive the appraised value of their shares.

ACCOUNTING TREATMENT

  Thomas will account for its interest in the Joint Venture on an equity basis. Genlyte will consolidate the results of the Joint Venture adjusted for Thomas' minority interest in the Joint Venture. The Joint Venture will not be treated as a joint venture for accounting purposes.

FEDERAL INCOME TAX CONSEQUENCES

  The consummation of the Transaction is not expected to have any material tax consequences to either Thomas or Genlyte.

  The consummation of the Transaction will have no federal income tax consequences for the shareholders of either Thomas or Genlyte.

  The Joint Venture will be treated as a partnership for federal income tax purposes and therefore, the Joint Venture will not pay any federal income taxes.

WHO CAN HELP ANSWER YOUR QUESTIONS

  If you have more questions about the Transaction you should contact:

        THOMAS SHAREHOLDERS:                   GENLYTE SHAREHOLDERS:
       Thomas Industries Inc.              The Genlyte Group Incorporated
        4360 Brownsboro Road                     2345 Vauxhall Road
             Suite 300                             P.O. Box 3148
     Louisville, Kentucky 40207             Union, New Jersey 07083-1948
   Attention: Phillip J. Stuecker           Attention: Donna R. Ratliff
  Vice President of Finance, Chief         Vice President--Administration
  Financial Officer and Secretary             and Corporate Secretary


    Phone Number: (502) 893-4600            Phone Number: (908) 810-4530

  If you would like additional copies of the Joint Proxy Statement, or if you have questions about how to vote your shares, you should contact:

        THOMAS SHAREHOLDERS:                   GENLYTE SHAREHOLDERS:
 Corporate Investor Communications,              Morrow & Co., Inc.
                Inc.                              909 Third Avenue
         111 Commerce Road                 New York, New York 10022-4799
  Carlstadt, New Jersey 07072-2586

    Attention: William P. Fiske          Phone Number (U.S. & Canada): 800-
                                                      566-9081

 Phone Number (U.S. & Canada): 888-     (Outside U.S. and Canada): 212-754-
              214-7734                                  8000
(Outside U.S. and Canada): 888-214-
                7734

                             THE SPECIAL MEETINGS

GENERAL

  This Joint Proxy Statement is being furnished to holders (the "Thomas Shareholders") of shares of Common Stock, par value $1.00 per share, of Thomas (the "Thomas Common Stock") as of the Thomas Record Date, in connection with the solicitation of proxies by Thomas' Board of Directors for use at the special meeting of Thomas' shareholders (the "Thomas Meeting") to be held at the Hyatt Regency Hotel, 320 West Jefferson Street, Louisville, Kentucky, on August 27, 1998, convening at 10:00 a.m., and at any adjournments or postponements thereof.

  This Joint Proxy Statement is also being furnished to holders (the "Genlyte Shareholders") of shares of Common Stock, par value $0.01 per share, of Genlyte (the "Genlyte Common Stock") as of the Genlyte Record Date, in connection with the solicitation of proxies by Genlyte's Board of Directors for use at the special meeting of Genlyte's shareholders (the "Genlyte Meeting") to be held at the offices of The Bank of New York, 1 Wall Street, 47th Floor, New York, New York, on August 27, 1998, convening at 10:00 a.m., and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

  Thomas. At the Thomas Meeting, Thomas Shareholders will be asked to consider and vote upon a proposal to approve the proposed contribution (the "Thomas Asset Contribution") to the Joint Venture of substantially all of the assets comprising Thomas' lighting business (the "Thomas Contributed Business") in exchange for a 32% interest (the "Thomas Allocation") in the Joint Venture and the Joint Venture's assumption of certain related liabilities. The audited financial statements of Thomas' Contributed Business are included at the end of this Joint Proxy Statement.

  Representatives of Ernst & Young LLP, Thomas' independent auditors, will attend the Thomas Meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.

  THE BOARD OF DIRECTORS OF THOMAS HAS UNANIMOUSLY DETERMINED THAT THE THOMAS ASSET CONTRIBUTION IS IN THE BEST INTERESTS OF THOMAS AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE THOMAS ASSET CONTRIBUTION.

  Genlyte. At the Genlyte Meeting, Genlyte Shareholders will be asked to consider and vote upon a proposal to approve the proposed contribution (the "Genlyte Asset Contribution") to the Joint Venture of substantially all of the assets of Genlyte (the "Genlyte Contributed Business" and, together with the Thomas Contributed Business, the "Contributed Businesses") in exchange for a 68% interest (the "Genlyte Allocation") in the Joint Venture and the Joint Venture's assumption of substantially all of Genlyte's liabilities.

  Representatives of Arthur Andersen LLP, Genlyte's independent public accountants, will attend the Genlyte Meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.

  THE BOARD OF DIRECTORS OF GENLYTE HAS UNANIMOUSLY DETERMINED THAT THE GENLYTE ASSET CONTRIBUTION IS IN THE BEST INTERESTS OF GENLYTE AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE GENLYTE ASSET CONTRIBUTION.

RECORD DATE; QUORUM; VOTING AT THE MEETINGS

  Thomas. Thomas' Board of Directors has fixed the close of business on June 30, 1998 as the record date (the "Thomas Record Date") for the Thomas Meeting. Accordingly, only holders of record of shares of Thomas Common Stock on the Thomas Record Date are entitled to notice of and to vote at the Thomas Meeting. On the Thomas Record Date, there were 15,874,406 shares of Thomas Common Stock outstanding, held by approximately 1,993 holders of record. Each share of Thomas Common Stock is entitled to one vote on each matter to be acted upon at the Thomas Meeting. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Thomas Common Stock entitled to vote at the Thomas Meeting is necessary to constitute a quorum. Abstentions (including broker non-votes) are included in the calculation of the number of votes represented at the Thomas Meeting for purposes of determining whether a quorum has been achieved.

  Section 271 of the Delaware General Corporation Law requires that a "sale, lease or exchange" of "all or substantially all" of the assets of a Delaware corporation be approved by the shareholders of the corporation. Thomas is a Delaware corporation. Although there is some uncertainty under the statute and case law as to the applicability of Section 271 to the Thomas Asset Contribution, the Thomas assets to be transferred to the Joint Venture may be deemed to constitute "substantially all" of Thomas' assets and the transfer may be deemed to constitute a "sale, lease or exchange" for such purpose. Accordingly, and as a matter of good corporate governance, Thomas has conditioned its obligation to consummate the Transaction upon approval by the holders of a majority of the outstanding shares of Thomas Common Stock.

  Because the affirmative vote of the holders of a majority of the outstanding shares of Thomas Common Stock entitled to vote thereon is necessary to approve the Transaction, including the Thomas Asset Contribution, failures to vote (including abstentions) and broker non-votes will have the practical effect of voting "AGAINST" the Transaction. As more fully described under "Proxies" below, shares of Thomas Common Stock represented by properly executed proxies received at or prior to the Thomas Meeting that have not been revoked will be voted at the Thomas Meeting in accordance with the instructions contained therein or, if no instruction is provided, will be voted "FOR" the approval of the Thomas Asset Contribution.

  To the knowledge of Thomas, the directors and executive officers of Thomas, who, as of the Thomas Record Date, beneficially held in the aggregate approximately 7.14% of the outstanding shares of Thomas Common Stock, intend to vote in favor of the approval of the Thomas Asset Contribution.

  Genlyte. Genlyte's Board of Directors has fixed the close of business on June 30, 1998 as the record date (the "Genlyte Record Date") for the Genlyte Meeting. Accordingly, only holders of record of shares of Genlyte Common Stock on the Genlyte Record Date are entitled to notice of and to vote at the Genlyte Meeting. On the Genlyte Record Date, there were 13,485,483 shares of Genlyte Common Stock outstanding, held by approximately 1,507 holders of record. Each share of Genlyte Common Stock is entitled to one vote on each matter to be acted upon at the Genlyte Meeting. The presence, either in person or by proxy, of a majority of the outstanding shares of Genlyte Common Stock entitled to be voted at the Genlyte Meeting is necessary to constitute a quorum. Abstentions (including broker non-votes) are included in the calculation of the number of votes represented at the Genlyte Meeting for purposes of determining whether a quorum has been achieved.

  Because the affirmative vote of the holders of a majority of the outstanding shares of Genlyte Common Stock entitled to vote thereon is necessary to approve the Transaction, including the Genlyte Asset Contribution, failures to vote (including abstentions) and broker non-votes will have the practical effect of voting "AGAINST" the Transaction. As more fully described under "Proxies" below, shares of Genlyte Common Stock represented by properly executed proxies received at or prior to the Genlyte Meeting that have not been revoked will be voted at the Genlyte Meeting in accordance with the instructions contained therein or, if no instruction is provided, will be voted "FOR" the approval of the Genlyte Asset Contribution.

  To the knowledge of Genlyte, the directors and executive officers of Genlyte, who, as of the Genlyte Record Date, beneficially held approximately 16.1% of the outstanding shares of Genlyte Common Stock, intend to vote in favor of the approval of the Genlyte Asset Contribution.

PROXIES

  This Joint Proxy Statement is being furnished to holders of Thomas Common Stock and Genlyte Common Stock in connection with the solicitation of proxies by and on behalf of the respective Boards of Directors of Thomas and Genlyte for use at the Thomas Meeting and the Genlyte Meeting, as the case may be.

  Thomas. Shares of Thomas Common Stock represented by properly executed proxies received at or prior to the Thomas Meeting that have not been revoked will be voted at the Thomas Meeting in accordance with the instructions contained therein. Shares of Thomas Common Stock represented by properly executed proxies for which no instruction is provided will be voted "FOR" the approval of the Thomas Asset Contribution. Holders of Thomas Common Stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for such purpose to ensure that their shares are voted. Any holder of record of Thomas Common Stock who so desires may revoke his, her or its proxy at any time prior to the time it is exercised by (i) providing written notice to such effect to the Secretary of Thomas,
(ii) giving a duly executed proxy bearing a date subsequent to that of a previously furnished proxy or (iii) attending the Thomas Meeting and voting in person. Attendance at the Thomas Meeting will not in itself constitute a revocation of a previously furnished proxy. Shareholders who attend the Thomas Meeting in person need not revoke their proxy (if previously furnished) to vote in person.

  If the Thomas Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Thomas Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the initial convening of the Thomas Meeting (except for any proxies that have been effectively revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

  If any matters other than the Transaction are properly presented at the Thomas Meeting for consideration, including consideration of a motion to adjourn the Thomas Meeting to another time and/or place (including for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that any proxy marked "AGAINST" the Transaction will not be voted in favor of any such motion to adjourn.

  If any beneficial owner of Thomas Common Stock holds such stock in "street name" and wishes to vote such stock at the Thomas Meeting, such owner must obtain from the relevant nominee holding such stock a properly executed "legal proxy" which (i) identifies the beneficial owner as a holder of such stock,
(ii) authorizes the beneficial owner to act on behalf of the nominee-record owner at the Thomas Meeting and (iii) identifies the number of shares (and certificate numbers, if applicable) in respect of which the authorization is granted.

  Genlyte. Shares of Genlyte Common Stock represented by properly executed proxies received at or prior to the Genlyte Meeting that have not been revoked will be voted at the Genlyte Meeting in accordance with the instructions contained therein. Shares of Genlyte Common Stock represented by properly executed proxies for which no instructions are provided will be voted "FOR" the approval of the Genlyte Asset Contribution. Holders of Genlyte Common Stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for such purpose to ensure that their shares are voted. Any holder of record of Genlyte Common Stock who so desires may revoke his, her or its proxy at any time prior to the time it is exercised by (i) providing written notice to such effect to the Secretary of Genlyte, (ii) giving a duly executed proxy bearing a date subsequent to that of a previously furnished proxy or (iii) attending the Genlyte Meeting and voting in person. Attendance at the Genlyte Meeting will not in itself constitute a revocation of a previously furnished proxy. Shareholders who attend the Genlyte Meeting in person need not revoke their proxy (if previously furnished) to vote in person.

  If the Genlyte Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Genlyte Meeting all proxies will be voted in the same manner as such proxies would have been voted at the initial convening of the Genlyte Meeting (except for any proxies that have been effectively revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

  If any matters other than the Transaction are properly presented at the Genlyte Meeting for consideration, including consideration of a motion to adjourn the Genlyte Meeting to another time and/or place (including for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that any proxy marked "AGAINST" the Transaction will not be voted in favor of any such motion to adjourn.

  If any beneficial owner of Genlyte Common Stock holds such stock in "street name" and wishes to vote such stock at the Genlyte Meeting, such owner must obtain from the relevant nominee holding such stock a properly executed "legal proxy" which (i) identifies the beneficial owner as a holder of such stock,
(ii) authorizes the beneficial owner to act on behalf of the nominee-record owner at the Genlyte Meeting and (iii) identifies the number of shares (and certificate numbers, if applicable) in respect of which the authorization is granted.

  Solicitation Efforts. Thomas and Genlyte will share equally the cost of printing and filing this Joint Proxy Statement with the SEC. In addition to solicitation by mail, directors, officers and employees of Thomas and Genlyte may solicit proxies by telephone, facsimile transmission or otherwise. Such directors, officers and employees of Thomas and Genlyte will not be specially compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of Thomas Common Stock or Genlyte Common Stock will be reimbursed for their reasonable expenses incurred in forwarding such material. Thomas has retained Corporate Investor Communications, Inc., at a cost of $5,500, plus reimbursement of out-of-pocket expenses, to assist in the solicitation of proxies for the Thomas Meeting from brokers, nominees, institutions and individuals. Genlyte has retained Morrow & Co., Inc., at a cost of $5,500, plus reimbursement of out-of-pocket expenses, to assist in the solicitation of proxies for the Genlyte Meeting from brokers, nominees, institutions and individuals. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares of Thomas Common Stock and Genlyte Common Stock held of record by such custodians, nominees and fiduciaries, and Thomas and Genlyte will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

                          THE PROPOSED JOINT VENTURE

BACKGROUND

  On September 4, 1997, Larry K. Powers, President and Chief Executive Officer of Genlyte, and Timothy C. Brown, Chairman, President and Chief Executive Officer of Thomas, met to discuss a possible business combination between Genlyte and Thomas, including a merger of the two companies. On October 10, 1997, Messrs. Brown and Powers met again to discuss the potential advantages and disadvantages of a possible business combination.

  Mr. Brown met with Mr. Powers and Glenn Bailey, a director and one of the principal shareholders of Genlyte, on November 25, 1997. At the meeting, a possible combination of the lighting business of Thomas with the business of Genlyte was discussed. Messrs. Brown, Powers and Bailey subsequently decided to engage in further discussions regarding the possible combination of Thomas' lighting business with Genlyte's business.

  On December 10, 1997, at a meeting of the Board of Directors of Thomas, Mr. Brown described to the Board the discussions that had taken place with Messrs. Powers and Bailey regarding the possible combination of the lighting business of Thomas with Genlyte's business. The Board authorized Mr. Brown to continue such discussions.

  On January 7, 1998, Messrs. Brown and Powers met to discuss in greater detail the terms of a potential joint venture.

  On January 22, 1998, at a meeting of Genlyte's Board of Directors, Mr. Powers described the discussions which had previously taken place with Messrs. Brown and Bailey regarding the potential joint venture. At that meeting, the Board authorized Mr. Powers to continue discussions with Thomas' representatives and to retain financial and legal advisors. DLJ was thereafter retained.

  On January 23, 1998, at a meeting of Thomas' Board of Directors, Mr. Brown discussed the proposed business combination and the Board of Directors authorized the retention of Salomon Smith Barney as Thomas' financial advisor.

  On January 30, 1998, management teams of Thomas and Genlyte met to begin initial due diligence investigations, including the review of the operations of the two companies and to discuss the potential synergies, cost savings and other benefits that would result from a joint venture of the lighting business of Thomas and the business of Genlyte. During the period following such meeting, Thomas and Genlyte each continued their respective due diligence investigations.

  On February 11, 1998, at a meeting of the Board of Directors of Thomas, Mr. Brown described to the Board the further discussions with Mr. Powers and his advisors that had occurred concerning the possible transaction.

  On February 12, 1998, Thomas and Genlyte, along with their financial advisors and outside counsel, met to discuss the terms of the proposed joint venture. During the period following such meetings, each of the parties continued its due diligence investigation.

  During the period between February 12, 1998 and April 28, 1998, the parties met on a number of occasions to complete their due diligence, to negotiate the terms and conditions of the definitive agreements and to further negotiate the interests in the Joint Venture to be issued to Thomas and Genlyte.

  On March 19, 1998, at a meeting of the Board of Directors of Genlyte, Mr. Powers further reported on the status and progress of discussions with Mr. Brown and his advisors that had occurred since the Board's last meeting concerning a possible business combination.

  On April 16, 1998, at a meeting of the Board of Directors of Thomas, Mr. Brown described to the Board the further discussions and the proposed terms of the possible transaction.

  On April 23, 1998, at a meeting of the Board of Directors of Genlyte, the proposed terms and conditions of the joint venture were further discussed.

  On April 28, 1998, the Board of Directors of Thomas held a special meeting at which (i) the Board members discussed the draft Transaction Documents for the proposed Transaction previously furnished to the Board (ii) the Board reviewed with Thomas management and its legal and financial advisors the proposed terms of the Transaction and the anticipated effects of the Transaction on Thomas and the Joint Venture, (iii) members of Thomas' senior management and Thomas' legal and financial advisors made presentations concerning the Transaction, and (iv) Salomon Smith Barney rendered its written opinion to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the 32% interest in the Joint Venture to be received by Thomas in connection with the Transaction was fair to Thomas from a financial point of view. At such meeting, the Thomas Board of Directors unanimously approved the Transaction and recommended that the shareholders of Thomas vote in favor of the Transaction.

  On April 28, 1998, the Board of Directors of Genlyte held a special meeting at which (i) the Board members discussed the draft Transaction Documents for the proposed Transaction previously furnished to the Board, (ii) the Board reviewed with Genlyte's management and legal and financial advisors the proposed terms of the Transaction and the potential effects of the Transaction, (iii) members of Genlyte's senior management and Genlyte's legal and financial advisors made presentations concerning the Transaction, and (iv) DLJ rendered its written opinion that, as of such date and based upon and subject to certain matters stated in such opinion, the interest to be received by Genlyte in the Joint Venture was fair to Genlyte from a financial point of view. At such meeting, the Genlyte Board of Directors unanimously approved the Transaction and recommended that the shareholders of Genlyte vote in favor of the Transaction.

  The Transaction Documents were executed on April 28, 1998. A joint public announcement was made by the parties on the morning of April 29, 1998.

REASONS FOR THE TRANSACTION

  General. Thomas and Genlyte believe the Transaction represents a logical extension of each company's strategic plans to enhance shareholder value. The Joint Venture is expected to provide expanded business opportunities and significant cost savings that should lead to improved earnings and cash flow from the Contributed Businesses and, therefore, improved shareholder returns for both companies. Thomas and Genlyte expect that the Joint Venture, upon its formation, will be the third largest lighting fixtures and controls manufacturer, in terms of sales, in North America. Both companies believe that the Joint Venture, by uniting the highly complementary product lines and geographical strengths of Genlyte and Thomas, will be better positioned to capitalize on growth opportunities than the Contributed Businesses operating separately.

  The Joint Venture will have more than 5,000 employees and had pro forma combined lighting sales in 1997 of more than $860 million. The Joint Venture will have an estimated 13% share of the U.S. lighting fixture market, including estimated U.S. market shares of 14% of the residential market, 15% of the commercial market, 10% of the industrial market and 11% of the outdoor market. The Joint Venture will also be the leading lighting fixture manufacturer, in terms of market share, in Canada.

  Genlyte and Thomas have different product and geographic market strengths. Genlyte's leading brands, Lightolier (recessed downlighting and track lighting) and Hadco (landscape lighting) complement the leading brands of Thomas' lighting business ("Thomas Lighting"), Day-Brite (fluorescent specification) and Gardco and Lumec (outdoor specification). In addition, Genlyte has a strong market presence in the Northeast and Canada, while Thomas Lighting has significant market presence in the Midwest and South. Neither Thomas nor Genlyte anticipates any material loss of revenues as a result of product or market overlap.

  Thomas and Genlyte have identified a number of areas in which they expect the Joint Venture to realize significant benefits and costs savings (the "Synergies") compared to Thomas and Genlyte operating their Contributed Businesses separately. The sources of the Synergies include purchasing leverage, plant rationalizations, freight savings, consolidation of warehouses and part/process standardization. Genlyte and Thomas have also identified a number of anticipated costs associated with achieving the Synergies (the "Synergy Costs"). The general categories of the Synergies and Synergy Costs are set forth in the table below.

      SYNERGIES                                                1998 1999  2000
      ---------                                                ---- ----- -----
                                                               ($ IN MILLIONS)
      Purchasing.............................................. $2.0 $ 6.3 $ 6.3
      Freight.................................................  0.8   2.0   2.0
      Plant Rationalization...................................  0.0   2.2  12.8
      Revenue Synergies.......................................  0.0   4.2   8.7
      Corporate Office Consolidation..........................  0.0   1.1   1.5
                                                               ---- ----- -----
        Total Synergies....................................... $2.8 $15.8 $31.3
                                                               ==== ===== =====
      SYNERGY COSTS
      -------------
      Plant Rationalization................................... $2.0 $ 8.5 $ 0.0
                                                               ==== ===== =====

  "Plant Rationalization" relates to initiatives to be undertaken to improve capacity utilization, as each company has facilities with excess manufacturing capacity or capacity which could be deemed excess after combining the Joint Venture's manufacturing capabilities, and reduce total manufacturing costs. The initiatives include, among other things, plant closures and sales, sales or movement of manufacturing tooling and equipment, redesign of facilities and other actions taken to improve productivity. "Revenue Synergies" means the anticipated additional sales volume through the existing sales channels of each company expected to result from the Transaction. It is believed that these additional sales opportunities would not be available to Genlyte or Thomas but for the Transaction. "Synergy Costs" consist of costs related to employee severance and the costs of disposing of facilities and excess equipment and relocating equipment.

  Given the inherent risks and difficulties in combining businesses such as the Contributed Businesses, there can be no assurance that the aggregate amount of the Synergies will equal the amounts set forth above or that any or all of the Synergies will be realized, if at all, in the anticipated timeframe. In addition, there can be no assurance that the aggregate amount of Synergy Costs will not exceed the estimates set forth above or that the Synergy Costs will be incurred in the timeframe set forth above. The Transaction involves the integration of entities that have previously operated independently and, therefore, the integration of the Contributed Businesses will require the dedication of significant management resources. The difficulties of combining the entities' operations may be exacerbated by the necessity of coordinating geographically separated organizations, integrating personnel, rationalizing facilities and combining different financial reporting systems, processes and corporate cultures. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the Joint Venture's business, including any anticipated growth and result in higher than anticipated Synergy Costs. Difficulties encountered in connection with implementing the Transaction could have a material adverse effect on the business, results of operations or financial condition of the Joint Venture.

  Moreover, the analyses employed to develop estimates of potential Synergies were necessarily based upon various assumptions that involve judgments regarding future economic and competitive conditions, inflation rates, interest rates and financial market conditions, all of which are difficult to predict and many of which are beyond the control of Thomas and Genlyte. In view of historical cyclicality of the lighting fixture industry, there can be no assurance that the positive effects of the Synergies will not be offset, in whole or in part, by deteriorating industry conditions and other factors outside of Thomas' and Genlyte's control. The Synergy Costs are based on estimates and assumptions involving judgments related to future costs, inflation rates and market conditions related to real estate and machinery and equipment, all of which are difficult to predict and many of which are beyond the control of Thomas and Genlyte.

 Thomas' Reasons for the Transaction

  In reaching its determination to approve the Transaction and to recommend that the Thomas shareholders approve the Transaction pursuant to the terms of the Transaction Documents, the Thomas Board of Directors considered a number of factors, including, without limitation:

  . the need of Thomas with respect to its lighting business to expand its market share and to improve operational efficiencies to effectively compete in the lighting industry and in that context the fact that the Thomas Board and management considered Genlyte to be the best joint venture candidate in terms of business fit and potential synergies;

  . its knowledge and review of the financial condition, results of operations and business prospects of Genlyte, including Thomas' belief through due diligence that the Synergies described above are achievable;

  . its evaluation of the Percentage Interests to be received by Thomas and the structure of the Transaction, including the potential negative consequences to Thomas including (a) loss of day-to-day operational control of Thomas Lighting, (b) inability to transfer its Percentage Interest until January 31, 2002, (c) the financial costs of integrating the two companies' operations, (d) the potential of an adverse resolution of the Litigation against Genlyte which could trigger a Change of Control under the LLC Agreement and result in the sale of Thomas' Percentage Interest, and (e) Thomas Board's acknowledgement that the Joint Venture's ability to achieve anticipated financial results is dependent upon various factors, including economic conditions, the ability to integrate the cultures and operations of both companies, the realization of the Synergies, and unanticipated changes in business conditions and, as a result, there can be no assurances that the Joint Venture can attain such financial results;

  . (a) Thomas Board's view that the Transaction is consistent with Thomas' long-term strategy to separate its lighting business and compressor and vacuum pump business and to allow Thomas to focus on expanding its compressor and vacuum pump business, (b) the Synergies, and (c) the Transaction is expected to be accretive to earnings for the year ending December 31, 1999. The Thomas Board also considered the potential impact on the financial position of Thomas, including the Debt Equalization Note and the working capital adjustment; and

  . the opinion of Salomon Smith Barney dated April 28, 1998 to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Percentage Interest to be received by Thomas in the Transaction was fair from a financial point of view to Thomas.

  The foregoing discussion of the information and factors considered by the Thomas Board is not intended to be exhaustive but is believed to include all material factors considered by the Thomas Board. In reaching its determination to approve the Transaction, the Thomas Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to differing factors. After deliberating with respect to the Transaction and considering, among other things, the factors set forth above, the Thomas Board, by a unanimous vote, approved the Transaction as being in the best interests of Thomas and its shareholders.

 Genlyte's Reasons for the Transaction

  In the course of its deliberations concerning the Transaction, Genlyte's Board of Directors considered both the advantages and disadvantages of the Transaction to Genlyte and its shareholders. Factors considered by the Board to be advantageous to Genlyte and its shareholders included the following:

  . the Synergies described above;

  . Genlyte's Percentage Interest in the Joint Venture;

  . the opinion of DLJ dated April 28, 1998 to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by Genlyte in the Transaction was fair to Genlyte from a financial point of view; and

  . Larry Powers' role as President and Chief Executive Officer of the Joint
    Venture.

  Factors considered by the Genlyte Board to be disadvantageous to Genlyte and its shareholders included the following:

  . ability to successfully integrate two significant lighting businesses and the amount of management time and focus required to complete the integration; and

  . integrating differing employee benefit programs.

  After considering the advantages and disadvantages of the Transaction, including those set forth above, Genlyte's Board of Directors determined that the Transaction was in the best interests of Genlyte and its shareholders. In view of the various factors considered in connection with its evaluation of the Transaction, Genlyte's Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its decision.

STRUCTURE OF THE TRANSACTION

  Thomas and Genlyte considered a number of alternative structures with respect to combining Genlyte's business with the lighting business of Thomas. A joint venture in the form of limited liability company was determined by the parties to be the most advantageous structure to both Thomas and Genlyte. From Thomas' perspective, the structure of the Transaction, in which Thomas retains a significant ownership interest in the Joint Venture, provides Thomas with the opportunity to realize the anticipated financial benefits resulting from the Synergies discussed above. The joint venture structure also allows both parties to benefit from being part of a much larger enterprise without incurring the indebtedness or dilution typically associated with an acquisition. The limited liability structure was primarily used for tax purposes. Limited liability companies are treated as partnerships for tax purposes and as a result, the Joint Venture will not be subject to federal income tax. Furthermore, under the proposed Transaction structure, Genlyte retains liability and responsibility for the Litigation. See "Summary of Transaction Documents; The Capitalization Agreements--Litigation."

  Genlyte and Thomas considered a stock for stock merger of the two companies but decided against this structure because (i) the compressor and vacuum pump business of Thomas would have been included in a merger transaction which would have further complicated the proposed Transaction, (ii) no material synergies would have been realized with respect to Thomas' compressor and vacuum pump business in connection with a merger and (iii) the combined merged entity would have had liability and responsibility for the Litigation. A sale of either Genlyte or the Thomas lighting business was not considered because neither Genlyte nor Thomas desired to sell and any sale transaction would have resulted in a significant tax liability for the selling party.

RECOMMENDATION OF THE THOMAS BOARD OF DIRECTORS

  At a meeting of Thomas' Board of Directors held on April 28, 1998, the Board of Directors of Thomas unanimously determined that the Transaction is in the best interests of Thomas and its shareholders, unanimously approved the Transaction and unanimously recommended that holders of Thomas Common Stock vote "FOR" approval of the Thomas Asset Contribution.

RECOMMENDATION OF THE GENLYTE BOARD OF DIRECTORS

  At a meeting of Genlyte's Board of Directors held on April 28, 1998, the Board of Directors of Genlyte unanimously determined that the Transaction is in the best interests of Genlyte and its shareholders, unanimously approved the Transaction and unanimously recommended that holders of Genlyte Common Stock vote "FOR" approval of the Genlyte Asset Contribution.

OPINION OF FINANCIAL ADVISOR TO THOMAS

  Salomon Smith Barney was retained by Thomas to act as its financial advisor in connection with the proposed Transaction. In connection with such engagement, Thomas requested that Salomon Smith Barney evaluate the fairness, from a financial point of view, to Thomas of the 32% interest in the Joint Venture to be received by Thomas (the "Thomas Allocation"). Salomon Smith Barney delivered to the Thomas Board a written opinion dated April 28, 1998 to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Thomas Allocation was fair, from a financial point of view, to Thomas.

  In arriving at its opinion, Salomon Smith Barney reviewed the Capitalization Agreements and certain related documents, and held discussions with certain senior officers, directors and other representatives and advisors of Thomas and certain senior officers and other representatives of Genlyte concerning the operations and prospects of the Contributed Businesses. Salomon Smith Barney examined certain available business and financial information relating to the Contributed Businesses as well as certain financial forecasts and other information and data for the Contributed Businesses which were provided to or otherwise discussed with Salomon Smith Barney by the respective managements of Thomas and Genlyte, including information relating to certain strategic implications and operational benefits anticipated to result from the Transaction. Salomon Smith Barney reviewed the financial terms of the Transaction as set forth in the Capitalization Agreements and certain related documents in relation to, among other things, the historical and projected earnings and other operating data of the Contributed Businesses and the financial condition of the Contributed Businesses. Salomon Smith Barney analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of the Contributed Businesses. Salomon Smith Barney also evaluated the potential pro forma financial impact of the Transaction on Thomas. In addition to the foregoing, Salomon Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Salomon Smith Barney deemed appropriate in arriving at its opinion. Salomon Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Salomon Smith Barney as of the date of its opinion.

  In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon Smith Barney. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Salomon Smith Barney, the managements of Thomas and Genlyte advised Salomon Smith Barney that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Thomas and Genlyte as to the expected future financial performance of the Contributed Businesses and the strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated to result from the Transaction. Salomon Smith Barney assumed, with the consent of the Thomas Board, that the Transaction will be treated as a tax-free exchange for federal income tax purposes. Salomon Smith Barney's opinion, as set forth therein, relates to the relative values of the Contributed Businesses. Salomon Smith Barney did not express any opinion as to what the value of the interests in the Joint Venture actually will be when issued pursuant to the Transaction or the prices at which the interests in the Joint Venture will be transferable subsequent to the Transaction. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Contributed Businesses nor did Salomon Smith Barney make any physical inspection of the properties or assets of the Contributed Businesses. Representatives of Thomas and Genlyte advised Salomon Smith Barney that the

Joint Venture will not assume or otherwise be responsible for any Excluded Liabilities (as defined in the Genlyte Capitalization Agreement) of Genlyte and therefore Salomon Smith Barney assumed, with the consent of the Thomas Board, that such Excluded Liabilities will not have a material adverse effect on the financial condition or results of operations of the Joint Venture. In connection with its engagement, Salomon Smith Barney was not requested to, and did not, solicit third party indications of interest in all or a part of the Thomas Contributed Business. Salomon Smith Barney was not requested to consider, and Salomon Smith Barney's opinion does not address, the relative merits of the Transaction as compared to any alternative business strategies that might exist for Thomas or the effect of any other transaction in which Thomas might engage. Although Salomon Smith Barney evaluated the Thomas Allocation from a financial point of view to Thomas and provided financial advice to Thomas during the course of negotiations, Salomon Smith Barney was not asked to and did not recommend the specific Thomas Allocation, which was determined through negotiation between Thomas and Genlyte. No other limitations were imposed by Thomas on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

  THE FULL TEXT OF THE WRITTEN OPINION OF SALOMON SMITH BARNEY DATED APRIL 28, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX A AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. SALOMON SMITH BARNEY HAS CONSENTED TO THE INCLUSION OF ITS OPINION LETTER TO THE THOMAS BOARD OF DIRECTORS AS APPENDIX A HERETO. IN GIVING SUCH CONSENT, SALOMON SMITH BARNEY DOES NOT ADMIT THAT IT COMES WITHIN THE CATEGORY OF PERSONS WHOSE CONSENT IS REQUIRED UNDER
SECTION 7 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE RULES AND REGULATIONS OF THE SEC THEREUNDER, NOR DOES IT THEREBY ADMIT THAT IT IS AN EXPERT WITH RESPECT TO ANY PART OF THIS JOINT PROXY STATEMENT WITHIN THE MEANING OF THE TERM "EXPERTS" AS USED IN THE SECURITIES ACT, OR THE RULES AND REGULATIONS OF THE SEC THEREUNDER. THE OPINION OF SALOMON SMITH BARNEY IS DIRECTED TO THE THOMAS BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS OF THE THOMAS ALLOCATION FROM A FINANCIAL POINT OF VIEW TO THOMAS, DOES NOT ADDRESS ANY OTHER ASPECT OF THE TRANSACTION OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE THOMAS MEETING. THE SUMMARY OF THE OPINION OF SALOMON SMITH BARNEY SET FORTH IN THIS JOINT PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In its analyses, Salomon Smith Barney made numerous assumptions with respect to the Contributed Businesses, the Joint Venture, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Thomas and Genlyte. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Salomon Smith Barney's opinion and analyses were only one of many factors considered by the Thomas Board of Directors in its evaluation of the Transaction and should not be viewed as determinative of the views of the Thomas Board of Directors or management with respect to the Thomas Allocation or the proposed Transaction.

  Contribution Analysis. Salomon Smith Barney analyzed the respective contributions of Thomas and Genlyte to the estimated enterprise value of the Joint Venture by comparing the respective earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT") associated with the contributed assets and liabilities of Thomas and Genlyte and certain adjustments to such estimates. Pursuant to the Capitalization Agreements, Thomas will receive a long-term note proportionate to the amount of long-term debt which Genlyte will be contributing to the Joint Venture such that their respective equity ownership percentages and enterprise ownership percentages will be equivalent. Salomon Smith Barney compared the total range of contributions for Thomas and Genlyte resulting from this analysis to the Thomas Allocation and Genlyte Allocation of 32% and 68%, respectively. Salomon Smith Barney also analyzed the respective contributions of Thomas and Genlyte to the implied equity value of the Joint Venture based on the implied equity reference ranges for the assets and liabilities to be contributed to the Joint Venture by Thomas and Genlyte as derived from the methodologies described below under the captions "Selected Company Analysis" and "Discounted Cash Flow Analysis." This analysis indicated that Thomas would be contributing approximately 29.2% to 30.8% of the equity value of the Joint Venture and Genlyte would be contributing approximately 69.2% to 70.8% of the equity value of the Joint Venture, as compared to the Thomas Allocation and Genlyte Allocation of 32% and 68%, respectively.

  Selected Company Analysis. Using publicly available information, Salomon Smith Barney analyzed, among other things, the market values and trading multiples of Thomas and Genlyte and the following selected publicly traded companies in the lighting industry: Juno Lighting Inc.; LSI Industries Inc.; and Holophane Corporation (the "Selected Companies"). Salomon Smith Barney compared market values as a multiple of, among other things, estimated calendar 1998 and 1999 net income, and adjusted market values (equity market value, plus debt, minority interests, preferred stock and out-of-the-money convertible securities, less investments in unconsolidated affiliates and cash) as multiples of, among other things, the latest 12 months and estimated calendar 1998 EBITDA. All multiples for the Selected Companies were based on closing stock prices as of April 24, 1998. Net income estimates for the Selected Companies were based on estimates of selected investment banking firms and net income estimates for Thomas and Genlyte were based on internal estimates of the managements of Thomas and Genlyte. Salomon Smith Barney derived implied equity reference ranges for the assets and liabilities of Thomas and Genlyte to be contributed to the Joint Venture by applying a range of selected multiples for the Selected Companies of estimated calendar 1998 and 1999 net income of 15.5x to 16.5x and 13.5x to 14.5x, respectively, and latest 12 months and estimated calendar 1998 EBITDA of 7.5x to 8.5x and 7.0x to 8.0x, respectively, to corresponding financial data for such contributed assets and liabilities. Based on calculations derived from these implied equity reference ranges, the relative contributions of Thomas and Genlyte to the implied equity value of the Joint Venture was approximately 29.2% to 29.9% and 70.1% to 70.8%, respectively (or approximately 29.2% to 30.0% and 70.0% to 70.8%, respectively, after applying for illustrative purposes a 30% control premium to such equity reference ranges), as compared to the Thomas Allocation and Genlyte Allocation of 32% and 68%, respectively.

  No company or business used in the "Selected Company Analysis" as a comparison is identical to Thomas, Genlyte or the Joint Venture. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies or the business segment or company to which they are being compared.

  Discounted Cash Flow Analysis. Salomon Smith Barney performed separate discounted cash flow analyses of the projected free cash flow of the Joint Venture and the assets and liabilities of Thomas and Genlyte to be contributed to the Joint Venture over the period 1998 through 2002, based on internal estimates of the managements of Thomas and Genlyte. The stand-alone discounted cash flow analysis of the Joint Venture and such contributed assets and liabilities was determined by (i) adding (x) the present value at December 31, 1997 of the projected free cash flows of the Joint Venture and such contributed assets and liabilities over the five-year period from 1998 to 2002 and (y) the present value at December 31, 1997 of the estimated terminal value of the Joint Venture and such contributed assets and liabilities in year 2002 and (ii) subtracting the current net debt at December 31, 1997 of the Joint Venture and such contributed assets and liabilities. The range of estimated terminal values of the Joint Venture and such contributed assets and liabilities at the end of the five-year period was calculated by applying terminal value multiples ranging from 7.5x to 8.5x to the projected 2002 EBITDA of the Joint Venture and such contributed assets and liabilities. The cash flows and terminal values were discounted to present value using discount rates ranging from 10% to 12%. The mean equity reference ranges derived from this analysis utilizing such terminal values and discount rates indicated relative contributions by Thomas and Genlyte to the implied equity value of the Joint Venture of approximately 30.2% to 30.8% and 69.2% to 69.8%, respectively, as compared to the Thomas Allocation and Genlyte Allocation of 32% and 68%, respectively.

  Pro Forma Transaction Analysis. Salomon Smith Barney analyzed, among other things, the potential pro forma impact of the Transaction on the earnings per share ("EPS") of Thomas, based on internal estimates of the managements of Thomas and Genlyte for fiscal years 1998 through 2000, with particular focus on fiscal years 1999 and 2000. This analysis indicated that the Transaction would be accretive to the EPS of Thomas in fiscal years 1999 and 2000, after taking into account certain synergies and other operational benefits anticipated by the managements of Thomas and Genlyte to result from the Transaction. The actual results achieved by the Joint Venture may vary from projected results and the variations may be material.

  Other Factors and Comparative Analyses. In rendering its opinion, Salomon Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) the historical and projected financial results of Thomas and Genlyte and projected financial results of the Joint Venture, (ii) the relationship between movements in Thomas Common Stock, Genlyte Common Stock and the S&P 500 Index,
(iii) the relative implied values of the Thomas Allocation and the assets and liabilities to be contributed by Thomas to the Joint Venture and (iv) the relative market values and trading multiples of the Selected Companies and selected companies in the flow control industry.

  Pursuant to the terms of Salomon Smith Barney's engagement, Thomas has agreed to pay Salomon Smith Barney for its services in connection with the Transaction an aggregate financial advisory fee of $1,500,000, a substantial portion of which will only be payable upon consummation of the Transaction. Thomas also has agreed to reimburse Salomon Smith Barney for reasonable travel and other out-of-pocket expenses incurred by Salomon Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Salomon Smith Barney's engagement.

  Salomon Smith Barney has advised Thomas that, in the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of Thomas and Genlyte for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Smith Barney has in the past provided investment banking services to Thomas unrelated to the proposed Transaction, for which services Salomon Smith Barney has received compensation. In addition, Salomon Smith Barney and its affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with Thomas, Genlyte and their respective affiliates.

  Salomon Smith Barney is an internationally recognized investment banking firm and was selected by Thomas based on its experience, expertise and familiarity with Thomas and its business. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

OPINION OF FINANCIAL ADVISOR TO GENLYTE

  Genlyte engaged DLJ to act as Genlyte's financial advisor in connection with the proposed Transaction and to evaluate the fairness to Genlyte, from a financial point of view, of the consideration to be received by Genlyte in the Transaction. On April 28, 1998, DLJ delivered to Genlyte's Board of Directors its written opinion (the "DLJ Opinion") to the effect that, as of such date, based on and subject to the assumptions, limitations and qualifications set forth in such opinion, the consideration to be received by Genlyte in the Transaction was fair to Genlyte from a financial point of view.

  THE FULL TEXT OF THE DLJ OPINION IS ATTACHED HERETO AS APPENDIX B. THE SUMMARY OF THE DLJ OPINION SET FORTH IN THIS JOINT PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE DLJ OPINION. GENLYTE SHAREHOLDERS ARE URGED TO READ THE DLJ OPINION CAREFULLY AND IN ITS ENTIRETY FOR THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ IN CONNECTION WITH SUCH OPINION. DLJ HAS CONSENTED TO THE INCLUSION OF ITS OPINION LETTER TO THE GENLYTE BOARD OF DIRECTORS AS APPENDIX B.

  The DLJ Opinion was prepared for the Genlyte Board of Directors and was directed only to the fairness from a financial point of view, as of the date thereof, of the consideration to be received by Genlyte in the Transaction. The DLJ Opinion does not address the relative merits of the Transaction and the other business strategies considered by the Genlyte Board of Directors nor does it address the Genlyte Board of Director's decision to proceed with the Transaction. The DLJ Opinion also does not constitute a recommendation to any Genlyte shareholder as to how such shareholder should vote on the Transaction.

  Genlyte selected DLJ as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in the lighting industry and is familiar with Genlyte and its businesses. DLJ was not retained as an advisor or agent to the shareholders of Genlyte or any other person. As part of its investment banking business, DLJ is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The type and amount of consideration was determined in arm's length negotiations between Genlyte and Thomas. Genlyte did not impose any restrictions or limitations upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering the DLJ Opinion.

  In arriving at the DLJ Opinion, DLJ reviewed the drafts of the Transaction Documents dated April 25, 1998 as well as financial and other information that was publicly available or furnished to DLJ by Genlyte and Thomas, including information provided during discussions with their respective managements. The April 25 drafts of the Transaction Documents were the same documents presented to the Board of Directors of Genlyte. DLJ was present at the meeting of April 28, 1998 at which counsel for Genlyte reviewed changes from the draft to final, executed documents and advised that such changes did not materially change or affect the Transaction. Included in the information provided during discussions with their respective managements were certain financial projections of Genlyte prepared by management of Genlyte for the period beginning January 1, 1998 and ending December 31, 2000 and certain financial projections of the Thomas lighting business prepared by management of Thomas for the period beginning January 1, 1998 and ending December 31, 2000. Genlyte and Thomas informed DLJ that they provided the same financial information and projections to Salomon Smith Barney, Thomas' financial advisor. In addition, DLJ conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering the DLJ Opinion.

  In rendering the DLJ Opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Genlyte and Thomas, their respective representatives, or that was otherwise reviewed by DLJ. In particular, DLJ relied upon the estimates from the managements of Genlyte and Thomas as to the amount of certain operating synergies estimated by their respective managements to be achievable as a result of the Transaction and upon DLJ's discussions of such operating synergies and the timing thereof with the managements of Genlyte and Thomas. With respect to the financial projections supplied to DLJ, DLJ assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the managements of Genlyte and Thomas as to the future operating and financial performance of Genlyte and the Thomas Contributed Business. DLJ did not assume responsibility for making any independent evaluation of the assets or liabilities of Genlyte and the Thomas Contributed Business or for making any independent verification of the information reviewed by DLJ. DLJ further assumed that the Transaction will be accounted for as a purchase transaction under U.S. generally accepted accounting principles. DLJ relied as to certain legal matters on advice of counsel to Genlyte.

  The DLJ Opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of the DLJ Opinion. The DLJ Opinion states that, although subsequent developments may affect the DLJ Opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion.

  The following is a summary of the presentation made by DLJ to the Genlyte Board of Directors at its April 28, 1998 meeting in connection with rendering the DLJ Opinion.

  Contribution Analysis. DLJ analyzed the relative contributions of Genlyte and Thomas' Contributed Business to the pro forma combined entity based on selected financial data, assuming no Synergies. DLJ compared the relative contribution of Genlyte to EBITDA, EBIT and net income for 1997, projected 1998 and the yearly average for the period 1996 through projected 1998 for the pro forma combined entity. In each case, the financial data for the pro forma combined entity was determined by adding the financial data for Genlyte and the Thomas Contributed Business. This analysis indicated an implied range of Genlyte's ownership in the Joint Venture of 65.5% to 70.0%.

  Discounted Cash Flow Analysis. DLJ performed a discounted cash flow ("DCF") analysis of both Genlyte and Thomas' Contributed Business using projections and assumptions provided by their respective managements. The DCFs for both companies were estimated using discount rates ranging from 9.0% to 11.0% and estimated terminal EBITDA multiples in 2002 ranging from 7.0x to 9.0x. DLJ compared the ownership of Genlyte to the standalone DCF values of the assets and liabilities contributed by each company to the Joint Venture. Based on the relative DCF valuation, the implied Genlyte ownership ranged from 60.9% to 74.8%.

  The summary set forth above does not purport to be a complete description of the analyses performed by DLJ but describes, in summary form, the principal elements of the presentation made by DLJ to the Genlyte Board of Directors on April 28, 1998. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the Transaction and to add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Accordingly, notwithstanding the separate factors summarized above, DLJ has indicated to Genlyte that it believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the DLJ Opinion. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

  Pursuant to the terms of an engagement agreement dated February 23, 1998, Genlyte (i) has paid DLJ a fee of $400,000 and (ii) will pay an additional $1,200,000, payable upon consummation of the Transaction. Genlyte has also agreed that if the Transaction is not consummated and Genlyte receives a "termination fee" or other compensation, Genlyte will pay to DLJ (in addition to the $400,000 fee already paid) an amount equal to the lesser of (i) 25% of such fee or other compensation or (ii) $1,200,000. In addition, Genlyte has agreed to reimburse DLJ, upon request by DLJ from time to time, for all out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred by DLJ in connection with its engagement thereunder and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under U.S. federal securities laws. DLJ and Genlyte negotiated the terms of the fee arrangement, and the Genlyte Board of Directors was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Transaction.

  In the ordinary course of business, DLJ and its affiliates may own or actively trade the securities of Genlyte and Thomas for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in Genlyte's or Thomas' securities.

CERTAIN CONSEQUENCES OF THE TRANSACTION

  After the Closing of the Transaction, both Thomas and Genlyte will continue to exist as separate publicly traded companies in accordance with the current provisions of their respective certificates of incorporation and bylaws, which will remain unchanged by the Transaction. Thomas' assets will consist of its compressor and vacuum pump business and its 32% interest in the Joint Venture. Genlyte's assets will consist principally of its 68% interest in the Joint Venture. After the Closing, Thomas and Genlyte will be engaged in the Contributed Businesses only through their respective interests in the Joint Venture and their Representatives on the Management Board. The Joint Venture is not assuming the Excluded Liabilities of each of Thomas and Genlyte. See "Summary of Transaction Documents; Capitalization Agreements--Excluded Liabilities" and "--Litigation."

  After the Closing, holders of Thomas Common Stock and holders of Genlyte Common Stock will continue to have their respective voting rights as to Thomas and Genlyte with respect to their shares. After the Closing, shareholders will not have the right to directly vote in favor of, or against, the Representatives. The Representatives of the Management Board, who will directly manage the business and affairs of the Joint Venture, will be appointed by the respective Boards of Directors of Thomas and Genlyte. The Management Board will have the ability, subject to the limitations related to matters requiring Special Approval, to permit the transfer of membership interests and admit new members to the Joint Venture and issue additional interests in the Joint Venture, thereby potentially diluting Genlyte's and Thomas' interests in the Joint Venture without the approval of the shareholders of either Genlyte or Thomas. See "Summary of Transaction Documents; The Limited Liability Company Agreement--Management."

  After the Closing, Genlyte's assets will consist of its Percentage Interest in the Joint Venture. Upon a liquidation or dissolution of Genlyte and a distribution of its assets to shareholders, Genlyte's shareholders would receive a pro rata share of Genlyte's interest in the Joint Venture, but would not receive directly the assets of the Genlyte Contributed Business. Under Delaware corporate law, the sale of substantially all of the assets of the Joint Venture or a merger involving the Joint Venture in which Genlyte and Thomas do not control the surviving entity would require the approval of a majority of the outstanding shares of Genlyte Common Stock and Genlyte would seek the approval of its shareholders.

  After the Closing, Thomas' assets will consist of its compressor and vacuum pump business and its Percentage Interest in the Joint Venture. Upon a liquidation or dissolution of Thomas and a distribution of its assets to shareholders, Thomas' shareholders would receive a pro rata share of (i) Thomas' interest in the Joint Venture, but would not receive directly the assets of the Thomas Contributed Business, and (ii) Thomas' compressor and vacuum pump assets. If Thomas' interest in the Joint Venture constitutes substantially all of Thomas' assets, the sale of substantially all of the assets of the Joint Venture or a merger involving the Joint Venture in which Genlyte and Thomas do not control the surviving entity would require the approval of a majority of the outstanding shares of Thomas Common Stock and Thomas would seek the approval of its shareholders.

ACCOUNTING TREATMENT

  Thomas will account for its interest in the Joint Venture on an equity basis. Genlyte will consolidate the results of the Joint Venture adjusted for Thomas' minority interest in the Joint Venture. This accounting treatment is reflected in the pro forma financial statements of Thomas and Genlyte that are included in this Joint Proxy Statement. The Joint Venture will not be treated as a joint venture for accounting purposes.

FEDERAL INCOME TAX CONSEQUENCES

  The consummation of the Transaction is not expected to have any material tax consequences to either Thomas or Genlyte.

  The Transaction will not have any federal income tax consequences for shareholders of either Thomas or Genlyte.

  The Joint Venture will be treated as a partnership for federal income tax purposes and therefore, the Joint Venture will not pay any federal income taxes.

NO APPRAISAL RIGHTS

  Under the Delaware General Corporation Law, neither holders of Thomas Common Stock nor holders of Genlyte Common Stock are entitled to appraisal or dissenters' rights in connection with the Transaction.

CLOSING DATE

  The Closing is expected to take place promptly following the satisfaction of all of the conditions set forth in the Master Transaction Agreement, including, without limitation, receipt of the affirmative votes of the holders of a majority of the outstanding shares of Common Stock of each of Thomas and Genlyte. See "Summary of Transaction Documents; The Master Transaction Agreement--Conditions to Closing." Thomas and Genlyte anticipate that the Closing will occur in the third quarter of 1998.

YEAR 2000 ISSUES

  The Joint Venture will utilize the existing computer systems, programs and software of Genlyte and Thomas' lighting business. Some of the computer programs utilized by Thomas' lighting business were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the year 1900 rather than the year 2000. This could cause disruptions of operations including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities. In 1996, Thomas initiated a program to address this issue so that computer systems will function properly with respect to dates in the year 2000 and thereafter. To date, Thomas has incurred and expensed approximately $2 million for assessment and modification of software under this program. The program is estimated to be completed not later than December 31, 1998, which is prior to any anticipated impact on operating systems. Future expenditures to complete the project are not expected to have a material adverse effect on the financial position or results of operations of the Joint Venture. There can be no guarantee regarding costs or completion date, and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

  Genlyte is in the process of conducting a comprehensive review of its computer systems to identify those systems that may be unable to process data accurately beyond the year 1999. A plan has been implemented whereby identified systems will either be replaced or modified prior to June 30, 1999. Management of Genlyte believes the execution of this plan will not cause significant disruptions in its or the Joint Venture's operations and will principally involve costs which would have been incurred for hardware and software replacement in the ordinary course of business. The execution of this plan will not have a material adverse effect on the Joint Venture's results of operations.

  Thomas and Genlyte have initiated formal communications with all significant suppliers and large customers to determine the extent to which interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 issues. There is no guarantee that the systems of other companies on which the Joint Venture will rely will be timely converted so as to avoid having a material adverse effect on the Joint Venture.

                                  THE PARTIES

  MORE DETAILED INFORMATION REGARDING THOMAS AND GENLYTE IS CONTAINED IN THE DOCUMENTS REFERRED TO IN "WHERE YOU CAN FIND MORE INFORMATION AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," WHICH ARE INCORPORATED HEREIN BY REFERENCE.

THOMAS

  Thomas operates two core businesses, organized as a lighting segment (the "Lighting Segment") which includes consumer, commercial, industrial, and outdoor lighting products, and a compressor and vacuum pump segment (the "Compressor and Vacuum Pump Segment") which includes applications for industrial, medical, and laboratory markets. Thomas designs, manufactures, markets, and sells these products. The assets of the Lighting Segment will be contributed to the Joint Venture. Thomas operates numerous divisions and subsidiaries, with facilities throughout the U.S. and operations in Canada (Lighting Segment), Germany (Compressor and Vacuum Pump Segment) and Mexico (Lighting Segment and Compressor and Vacuum Pump Segment). Thomas also maintains sales offices in Brazil, England, Italy, Hong Kong, Japan, and Taiwan for its Compressor and Vacuum Pump Segment and has a joint venture in the U.S. and Canada with a Belgian company (Lighting Segment) and a joint venture in the U.S. with a German company (Compressor and Vaccum Pump Segment). Thomas also maintains a purchasing office in China (Lighting Segment). Thomas maintains corporate offices in Louisville, Kentucky.

  Lighting Segment. Thomas' consumer lighting products are designed for a broad range of applications. Thomas stresses product development to meet changing needs and demands. Thomas typically targets the more upscale, single-family market but also has a line for the do-it-yourself segment. Thomas also is strongly involved in the replacement lighting market, which is a growing component of the overall lighting industry.

  Consumer lighting fixtures are manufactured and sold in the U.S., Canada and Mexico under the Thomas, Starlight, Capri and Do-It-Yourself trade names; those trade names are recognized as important to this segment's business. Thomas' consumer lighting line includes high-style chandeliers and bathroom fixtures, plus quality lighting products for foyers, dining rooms, living rooms, entertainment areas, kitchens, bedrooms, and outdoors. These products are distributed throughout the U.S. and Canada through a network of electrical distributors, lighting showrooms, and home centers, which, in turn, sell to electrical contractors, builders, and consumers.

  Thomas is one of the leading manufacturers in North America of commercial and industrial lighting products, including track, recessed, fluorescent, high-intensity discharge ("HID"), and flexible wiring systems. These products are manufactured in the U.S., Canada and Mexico under the trade names Thomas, C&M, Capri, Day-Brite, Electro/Connect, Emco, Gardco, Lumec, Matrix, McPhilben, and Omega; those trade names are recognized as important to this segment's business. The product line includes a broad range of fixtures for both indoor and outdoor applications including fluorescent, HID, track, downlighting, flexible wiring systems, outdoor area flood, parking, and path lighting, tunnel and street lighting, and micro processor controls. Thomas stresses product development in order to provide innovative, efficient solutions to lighting needs. Thomas' products are utilized in a variety of applications, including those in office, education, retail, health care, hospitality, industry, and municipal market segments.

  The Lighting Segment accounted for 68% of Thomas' sales in 1997, compared to 67% in 1996 and 68% in 1995.

  Compressor and Vacuum Pump Segment. This segment, which is not part of Thomas' Contributed Business, includes compressors and vacuum pumps manufactured under the Thomas and Welch names in the U.S. and ASF/Thomas in Europe. Thomas specializes in compressor applications below the 1.5 horsepower range for use in the finished products of other domestic or foreign manufacturers and in the manufacture of high vacuum systems for laboratory and chemical markets. Such compressors and vacuum pumps are used in medical equipment, vending machines, photocopiers, computer tape drives, automotive and transportation equipment, liquid dispensing applications, gasoline vapor and refrigerant recovery, waste disposal, and laboratory equipment. Thomas is the major compressor and vacuum pump participant in the medical OEM industry worldwide. Thomas offers a wide selection of standard air compressors and vacuum pumps and will modify or design its products to meet exacting OEM applications. Its products also are manufactured for private-label sale in the construction, laboratory and chemical markets.

  In addition, Thomas manufactures and sells compressors and related accessories for commercial and consumer use. Sales, both domestic and international, traditionally are made through hardware stores, home centers and building supply dealers.

  The U.S. operations manufacture rotary vane, linear, piston and diaphragm compressors, vacuum pumps and vacuum ejectors. These products are distributed worldwide to original equipment manufacturers as well as through fluid power and large compressor distributors. Primary markets served include medical, environmental, instrumentation, mobile, construction, laboratory, chemical and consumer.

  The European operations manufacture a complementary line of miniature rotary vane, piston, linear, and diaphragm compressors and vacuum pumps. These products are currently distributed worldwide to original equipment manufacturers. Primary applications for products manufactured in Europe include medical, air and gas sampling, photography, and dish washing equipment, as well as laboratory instruments and leak detection devices.

  The Compressor and Vacuum Pump Segment accounted for 32% of Thomas' sales in 1997, compared to 33% in 1996 and 32% in 1995.

GENLYTE

  Genlyte designs, manufactures and sells lighting fixtures and controls for a wide variety of applications in the commercial, industrial and residential markets. Genlyte operates in one industry segment (lighting fixtures and controls) through the following divisions: Lightolier, Controls, Wide-Lite, Hadco, Diamond F and Supply (Crescent, ExceLine, and Stonco product lines) in the U.S. and Canlyte in Canada. Genlyte markets its products under the following brand names:

  In the U.S.
           --Bronzelite, Crescent, Diamond F, ExceLine, Forecast, Hadco,
            Lightolier Controls, Lightolier, Stonco and Wide-Lite; and

  In Canada--Keene-Widelite, Lightolier, Prodel, Stonco, Uniglo and CFI
            (Canadian Fluorescent Industries).

  Genlyte's products primarily utilize incandescent, fluorescent, and HID light sources and are marketed primarily to distributors who resell the products for use in new residential, commercial, and industrial construction as well as in remodeling existing structures. Because Genlyte does not principally sell directly to the end-user of its products, Genlyte cannot determine precisely the percentage of its revenues derived from the sale of products installed in each type of building or the percentage of its products sold for new construction versus remodeling. Genlyte's sales, like those of the lighting fixture industry in general, are partly dependent on the level of activity in new construction and remodeling.

  Genlyte designs, manufactures and markets the following types of products:

  Indoor Fixtures
               --Incandescent, fluorescent, and HID lighting fixtures and lighting controls for commercial, industrial, institutional, medical, sports and residential markets and task lighting for all markets.

  Outdoor Fixtures
               --HID and incandescent lighting fixtures and accessories for commercial, industrial, institutional, sports, and residential markets.

  Genlyte's products are marketed by independent sales representatives and direct sales personnel who sell to distributors, electrical wholesalers, mass merchandisers, and national accounts. In addition, Genlyte's products are promoted through architects, engineers, contractors and building owners. The fixtures are principally sold throughout the U.S. and Canada.

                 GENLYTE SELECTED CONSOLIDATED FINANCIAL DATA

  The following table presents selected financial data of Genlyte for each of the years in the five-year period ended December 31, 1997. The historical financial data for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 are derived from and should be read in conjunction with the audited financial statements of Genlyte and the related notes thereto incorporated by reference herein. The historical financial data for the quarters ended April 4, 1998 and March 29, 1997 are derived from and should be read in conjunction with the unaudited financial statements of Genlyte and the related notes thereto incorporated by reference herein.

  The unaudited pro forma consolidated income statement data for the year ended December 31, 1997 and for the quarter ended April 4, 1998 assume that the Transaction occurred as of January 1, 1997. The unaudited pro forma balance sheet data as of April 4, 1998 gives effect to the Transaction as if it occurred on April 4, 1998. The unaudited pro forma consolidated financial data do not purport to be indicative of what Genlyte's financial condition or results of operations would have been had the Transaction in fact been consummated as of the assumed dates and for the periods presented, nor are they indicative of the results of operation or financial condition for any future period or date.

  The financial data set forth below should be read in conjunction with the historical financial statements and the related notes thereto, incorporated by reference herein and "Unaudited Genlyte Pro Forma Consolidated Financial Statements," included elsewhere in this Joint Proxy Statement.

                 GENLYTE SELECTED CONSOLIDATED FINANCIAL DATA

                                               AS OF AND
                                                FOR THE
                                                QUARTER
                           AS OF AND FOR THE     ENDED
                             QUARTER ENDED     MARCH 29,
                             APRIL 4, 1998        1997          AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                          -------------------- ---------- ------------------------------------------------------
                          UNAUDITED                       UNAUDITED
                             PRO    UNAUDITED  UNAUDITED  PRO FORMA
                          FORMA (A) HISTORICAL HISTORICAL 1997 (A)    1997     1996     1995     1994     1993
                          --------- ---------- ---------- --------- -------- -------- -------- -------- --------
                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA
 Net Sales..............  $227,879   $130,124   $113,298  $878,599  $487,961 $456,860 $445,660 $432,690 $429,143
 Gross Profit...........    74,355     44,478     38,239   289,912   169,405  154,722  138,120  128,720  127,735
 Operating Profit.......    14,642     11,625      7,104    53,936    37,621   28,448   21,955   14,659   14,256
 Interest Expense, net..     1,103        844        971     6,668     4,085    5,649    7,986    7,505    8,086
 Income Before Income
  Taxes.................     9,091     10,781      6,133    32,321    33,536   22,799   13,969    7,154    6,170
 Income Tax Provision...     3,909      4,635      2,639    13,898    14,423    9,802    6,060    2,937    2,697
 Net Income.............     5,182      6,146      3,494    18,423    19,113   12,997    7,909    4,217    3,473
PER SHARE DATA:
 Net Income:
 Basic..................  $   0.38   $   0.45   $   0.27  $   1.40  $   1.46 $   1.01 $   0.62 $   0.33 $   0.27
 Diluted................      0.38       0.45       0.26      1.37      1.42     1.00     0.62     0.33     0.27
 Cash Dividends Declared
  (b)...................       --         --         --        --        --       --       --       --       --
 Stockholders'
  Investment Per Average
  Share Outstanding.....     12.69       8.08       6.50       --       7.72     6.42     5.46     4.77     4.53
 Market Range:
 High...................       --          20     14 1/4       --     21 3/8       14        8    5 1/2        7
 Low....................       --      14 7/8      8 7/8       --      9 7/8        6        4    3 1/2    2 3/8
BALANCE SHEET DATA:
 Working Capital........  $161,975   $ 97,101   $ 81,750       --   $ 81,961 $ 71,366 $ 75,719 $ 86,714 $ 83,039
 Total Assets...........   487,629    267,015    246,470       --    254,028  238,115  231,034  240,178  241,762
 Total Long-Term
  Debt..................    60,115     40,771     47,830       --     32,785   41,847   67,132   90,047  100,419
 Stockholders'
  Investment............   173,299    110,375     87,309       --    103,729   83,783   69,900   61,170   58,068

--------
(a) This pro forma financial data does not reflect the Synergies expected to result from the Transaction or the related Synergy Costs. As discussed elsewhere in this Joint Proxy Statement, the Synergies are expected to be in excess of $30 million per annum and are expected to be fully realized by the end of the year 2000 as a result of cost savings, economies of scale and revenue enhancement opportunities. It is anticipated that an aggregate of $10.5 million of costs will be incurred by the Joint Venture during the period 1998 through 2000 related to achieving the Synergies. See "The Proposed Joint Venture--Reasons for the Transaction."
(b)Genlyte has never declared or paid any dividends.

                  THOMAS SELECTED CONSOLIDATED FINANCIAL DATA

  The following table presents selected financial data of Thomas for each of the years in the five-year period ended December 31, 1997. The historical financial data for the years ended December 31, 1997, 1996, 1995, 1994, and 1993 are derived from and should be read in conjunction with the audited financial statements of Thomas and the related notes thereto incorporated by reference herein. The historical financial data for the quarters ended March 31, 1998, and March 31, 1997, are derived from and should be read in conjunction with the unaudited financial statements of Thomas and the related notes thereto incorporated by reference herein.

  The unaudited pro forma consolidated income statement data for the year ended December 31, 1997, and for the quarter ended March 31, 1998, assume that the Transaction occurred as of January 1, 1997. The unaudited pro forma balance sheet data as of March 31, 1998, gives effect to the Transaction as if it occurred on that date. The unaudited pro forma consolidated financial data do not purport to be indicative of what Thomas' financial condition or results of operations would have been had the Transaction, in fact, been consummated as of the assumed dates and for the periods presented; nor are they indicative of the results of operation or financial condition for any future period or date.

  The financial data set forth below should be read in conjunction with the historical financial statements and the related notes thereto, incorporated by reference herein and "Unaudited Thomas Pro Forma Consolidated Financial Statements" included elsewhere in this Joint Proxy Statement.

                  THOMAS SELECTED CONSOLIDATED FINANCIAL DATA

                           AS OF AND FOR THE QUARTERS
                                 ENDED MARCH 31,              AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                          ----------------------------- ------------------------------------------------------
                          UNAUDITED                     UNAUDITED
                          PRO FORMA UNAUDITED UNAUDITED PRO FORMA
                           1998(A)    1998      1997     1997(A)    1997     1996     1995     1994     1993
                          --------- --------- --------- --------- -------- -------- -------- -------- --------
                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
 Net Sales..............  $ 48,209  $141,924  $126,356  $173,637  $547,702 $510,111 $490,573 $456,565 $450,149
 Gross Profit...........    17,629    43,668    38,257    64,222   168,956  151,333  138,022  127,227  123,753
 Operating Profit.......     6,494     9,896     7,894    23,600    41,456   34,158   29,738   23,136   21,313
 Interest Expense, net..       688     1,261     1,467     3,513     5,815    6,575    7,537    8,760   10,126
 Income Before Income
  Taxes.................     9,447     8,334     6,353    33,294    35,644   27,688   21,053   18,198    7,820
 Income Tax Provision...     3,637     3,084     2,351    13,662    13,174   10,272    8,278    7,656    4,015
 Net Income.............     5,810     5,250     4,002    19,632    22,470   17,416   12,775   10,542    3,805
PER SHARE DATA:
 Net Income:
 Basic..................  $   0.37  $   0.33  $   0.25  $   1.24  $   1.42 $   1.11 $   0.84 $   0.70 $   0.25
 Diluted................      0.35      0.32      0.25      1.21      1.38     1.09     0.83     0.70     0.25
 Cash Dividends
  Declared..............       --      0.075     0.067       --       0.28     0.27     0.27     0.27     0.27
 Stockholders'
  Investment Per Average
  Share Outstanding.....       --      10.81      9.87       --      10.66     9.84     9.33     8.86     8.31
 Market Range:
 High...................       --      23.75     17.33       --      22.33    15.92    16.08    10.92     9.33
 Low....................       --      18.69     13.67       --      13.67    11.00     9.08     8.50     6.08
BALANCE SHEET DATA:
 Working Capital........  $ 30,788  $ 89,174  $ 80,379       --   $ 92,258 $ 85,838 $ 80,837 $ 77,558 $ 78,466
 Total Assets...........   295,869   333,953   312,566       --    327,639  319,650  313,533  305,071  302,760
 Total Long-Term Debt...    47,088    47,246    54,822       --     55,006   62,632   70,791   79,693   87,509
 Stockholders' Equity...   177,346   177,346   159,514       --    173,405  157,702  143,177  133,766  125,049

--------
(a) This pro forma financial data does not reflect the Synergies expected to result from the Transaction or the related Synergy Costs. As discussed elsewhere in this Joint Proxy Statement, the Synergies are expected to be in excess of $30 million per annum and are expected to be fully realized by the end of the year 2000 as a result of cost savings, economies of scale and revenue enhancement opportunities. It is anticipated that an aggregate of $10.5 million of costs will be incurred by the Joint Venture during the period 1998 through 2000 related to achieving the Synergies. See "The Proposed Joint Venture--Reasons for the Transaction."

                 FINANCING ARRANGEMENTS FOR THE JOINT VENTURE

  Genlyte and Thomas, on behalf of the Joint Venture, have entered into a syndication agreement for a credit facility for the Joint Venture. The Joint Venture's credit facility is anticipated to be in the aggregate amount of $125 million (with, subject to certain conditions, the right of the Joint Venture to increase the credit facility by $25 million), have a five year term and be unsecured. The credit facility must be in place prior to consummation of the Transaction.

                       SUMMARY OF TRANSACTION DOCUMENTS

  The following is a summary of the Transaction Documents which have been filed by both of Thomas and Genlyte with the SEC on July 24, 1998 as part of their respective Current Reports on Form 8-K and are incorporated herein by reference. All holders of Thomas Common Stock and Genlyte Common Stock are encouraged to read each Transaction Document carefully. See "Where You Can Find More Information and Incorporation of Certain Information by Reference."

                       THE MASTER TRANSACTION AGREEMENT

GENERAL

  Pursuant to the Master Transaction Agreement, which was executed on April 28, 1998, Thomas and Genlyte agreed to form and capitalize the Joint Venture, which is in the form of a Delaware limited liability company, to engage in the business, operations and activities related to the manufacture, sale, marketing and distribution of consumer, commercial, industrial and outdoor lighting, pursuant to the LLC Agreement, dated April 28, 1998, by and among Thomas, Genlyte and the Joint Venture. See "The Limited Liability Company Agreement." In exchange for Thomas' contribution of the Thomas Contributed Business in accordance with the Capitalization Agreement, dated April 28, 1998, by and between the Joint Venture and Thomas (the "Thomas Capitalization Agreement"), Thomas will receive at Closing a 32% interest in the Joint Venture and the Joint Venture will assume certain liabilities related to the Thomas' Contributed Business. In exchange for Genlyte's contribution of the Genlyte Contributed Business in accordance with the Capitalization Agreement, dated April 28, 1998, by and between the Joint Venture and Genlyte (the "Genlyte Capitalization Agreement"), Genlyte will receive a 68% interest in the Joint Venture and the Joint Venture will assume substantially all of Genlyte's liabilities.

CLOSING DATE

  Thomas and Genlyte anticipate that the Closing will occur in the third quarter of 1998. The date which the Closing occurs is referred to as the "Closing Date."

CERTAIN COVENANTS

  The Master Transaction Agreement contains certain covenants and agreements between Thomas and Genlyte, including without limitation, the following:

  Conduct of the Contributed Businesses Pending the Closing Date. Thomas and Genlyte each have agreed that, except as expressly approved in writing by the other party or as contemplated in the Master Transaction Agreement, during the period commencing on April 28, 1998 and ending on the Closing Date, each party will operate its Contributed Business in the ordinary course of business and will:

    (i) maintain inventories, except sales in the ordinary course of business, at current levels and maintain the properties of its Contributed Business in good repair, order and condition, reasonable wear and tear excepted;

    (ii) maintain and keep in full force and effect all insurance on assets and property or for the benefit of the employees of its Contributed Business and all liability and other casualty insurance;

    (iii) not merge or consolidate with or agree to merge or consolidate with, nor purchase or agree to purchase all or substantially all of the assets of, nor otherwise acquire, any third party;

    (iv) not sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, or grant an option with respect to, any of the assets, properties, rights or claims of its Contributed Business, except for inventory and other assets sold in the ordinary course of business;

    (v) preserve intact the organization and reputation of its Contributed Business and use its reasonable commercial efforts to keep available the services of the present executives, employees and agents of the Contributed Business and preserve the good will of suppliers, customers and others having business relationships with the Contributed Business;

    (vi) pay accounts payable and other obligations of its Contributed Business when they become due and payable in the ordinary course of business;

    (vii) not grant any security interest, lien, charge, encumbrance or claim on any assets of its Contributed Business, except in the ordinary course of business;

    (viii) maintain the books, accounts and records of its Contributed Business in the usual, regular and ordinary manner on a basis consistent with prior years;

    (ix) not enter into, amend or terminate, or agree to enter into, amend or terminate any material contract;

    (x) not declare, set aside or pay any dividend or make any other distribution with respect to its capital stock or the capital stock of its respective affiliates, except dividends made in the ordinary course;

    (xi) perform in all material respects all of its obligations under all material contracts and other agreements and instruments relating to or affecting its Contributed Business or assets thereof, and comply in all material respects with all laws applicable to the assets of its Contributed Business, except where non-performance or non-compliance would not have a material adverse effect;

    (xii) not enter into, amend or terminate any employment, bonus, severance or retirement contract or arrangement, nor increase any salary or other form of compensation payable or to become payable to any executives or employees of the Contributed Business other than in the ordinary course of business;

    (xiii) not take any action or intentionally omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth under the Genlyte Capitalization Agreement or the Thomas Capitalization Agreement, as the case may be, or in the failure or inability of the parties to consummate the Transaction; or

    (xiv) not incur or become subject to, nor agree to incur or become subject to, any debt, obligation or liability, contingent or otherwise, other than current liabilities and contractual obligations in the ordinary course and except for borrowings under or refinancing of, the existing credit facilities of Thomas or Genlyte, as the case may be, up to the existing borrowing limit as of April 28, 1998.

Nothing contained in the Master Transaction Agreement gives either Thomas or Genlyte, directly or indirectly, rights to control or direct the other party's Contributed Business. Prior to the Closing Date, each party will exercise, consistent with the terms and conditions of the Master Transaction Agreement, complete control and supervision of its Contributed Business.

  Alternative Proposals. Each of Thomas and Genlyte has agreed that, prior to the Closing Date or earlier termination of the Master Transaction Agreement, it will not, directly or indirectly, initiate, solicit or encourage, any inquiries or the submission of any proposal or offer to acquire or operate all or any material part of its Contributed Business or to acquire any person that directly or indirectly owns all or any part of its Contributed Business, if such transaction would be materially inconsistent with or preclude the Transaction (an "Alternative Transaction").

  Notwithstanding the foregoing, in response to a proposal for an Alternative Transaction (an "Alternative Proposal") that is unsolicited, (i) Thomas and Genlyte may engage in discussions or negotiations regarding such Alternative Proposal with the person who makes such Alternative Proposal (a "Potential Acquiror"); and (ii) Thomas and Genlyte may furnish to any Potential Acquiror confidential or non-public information concerning such party or its affiliates only if Thomas' or Genlyte's Board of Directors, as the case may be, after consulting with its outside legal counsel and receiving the written advice of such counsel, determines in good faith that the failure to provide such confidential or non-public information to or negotiate with, a Potential Acquiror would be reasonably likely to constitute a breach of its fiduciary duty to Thomas' or Genlyte's shareholders, as the case may be. Thomas and Genlyte have agreed to immediately notify the other party of its receipt of any Alternative Proposal.

  Certain Other Covenants. In addition to the covenants and agreements described above, Thomas and Genlyte have agreed, among other things, to:

    (i) subject to each Board's fiduciary duties, call a meeting of their shareholders to be held as promptly as practicable for the purpose of voting upon the Transaction, through their Boards of Directors, recommend to their shareholders approval and adoption of the Transaction, and use reasonable best efforts to obtain approval of the Transaction by their shareholders;

    (ii) subject to each Board's fiduciary duties, use all reasonable efforts to consummate the Transaction; and

    (iii) notify the other party and keep it advised as to any litigation or administrative proceeding which challenges the Transaction, any material damage to or destruction of its Contributed Business, and any breach of its own representations and warranties set forth in any of the Transaction Documents.

CONDITIONS TO CLOSING

  The respective obligations of Thomas and Genlyte to effect the Transaction are subject to the following conditions, among others:

    (i) approval by the shareholders of Thomas and Genlyte of the Transaction;

    (ii) the representations and warranties of the other party contained in the Transaction Documents are true, correct and accurate as of the Closing Date and the Joint Venture and the other party have performed all of the obligations and complied in all material respects with each and all of the covenants, agreements and conditions required to be performed or complied with by them on or prior to the Closing pursuant to the Transaction Documents;

    (iii) no court or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling Genlyte and Thomas will use their commercially reasonable efforts to lift), in each case temporarily or permanently restraining, enjoining or otherwise prohibiting the Transaction;

    (iv) receipt of all third party consents required for the consummation of the Transaction;

    (v) receipt of all regulatory approvals;

    (vi) the Contributed Businesses and the contributed assets will not have been materially adversely affected in any way;

    (vii) neither Thomas nor Genlyte, as the case may be, nor the Joint Venture nor any of the assets constituting the Contributed Businesses will have been made a party or subject to, any litigation related to Genlyte or Thomas, as the case may be, or any of their affiliates, which is reasonably expected to have a material adverse effect;

    (viii) the Joint Venture will have in place sufficient and adequate insurance;

    (ix) the Joint Venture will have in place on or prior to the Closing Date, a credit facility, including a working capital line of credit, in an amount which is appropriate given the outstanding indebtedness on the

  Closing Date, the contemplated growth, including acquisitions, and the nature and size of the Joint Venture, on such terms as are reasonably acceptable to Thomas and Genlyte; and

    (x) all conditions precedent contained in any of the other Transaction Documents will have been satisfied or waived and the closing or effectiveness of the other Transaction Documents shall occur simultaneously with the Closing.

  The regulatory approvals required with respect to the Transaction involve the approval of certain state environmental agencies with respect to the transfer of real estate and post-closing notices in Mexico and Canada. Thomas and Genlyte do not believe that these regulatory approvals or notices are material or that they will delay the Closing.

TERMINATION

  Termination. The Master Transaction Agreement and the other Transaction Documents may be terminated at any time prior to the Closing:

    (i) by mutual written consent of Thomas and Genlyte;

    (ii) by either Thomas or Genlyte in the event that the Closing does not occur for any reason on or before December 31, 1998; provided, however, that if the Closing does not occur due to the act or omission of one of the parties, that party may not terminate the Master Transaction Agreement pursuant to the termination provisions of the Master Transaction Agreement;

    (iii) by Thomas, if prior to shareholder approval and without violation of the provisions regarding Alternative Proposals, the Thomas Board of Directors shall have received an Alternative Proposal and shall have determined, in the exercise of its good faith judgment and after consultation with its legal counsel and receipt of a written opinion from its financial advisors, that the Alternative Transaction contemplated by such Alternative Proposal (if consummated pursuant to its terms) would be more favorable from a financial point of view to Thomas or its shareholders, as applicable, than the transactions contemplated by the Transaction Documents;

    (iv) by Genlyte, if prior to shareholder approval and without violation of the provisions regarding Alternative Proposals, the Genlyte Board of Directors shall have received an Alternative Proposal and shall have determined, in the exercise of its good faith judgment and after consultation with its legal counsel and receipt of a written opinion from its financial advisors, that the Alternative Transaction contemplated by such Alternative Proposal (if consummated pursuant to its terms) would be more favorable from a financial point of view to Genlyte or its shareholders, as applicable, than the transactions contemplated by the Transaction Documents;

    (v) by Thomas, if the Genlyte Board of Directors shall have resolved to accept or recommended to the Genlyte shareholders an Alternative Proposal or shall have withdrawn or adversely modified or taken a public position materially inconsistent with its approval or recommendation to the shareholders of Genlyte of the Transaction or shall not have submitted the Transaction for the approval of its shareholders at a meeting of shareholders or used its reasonable best efforts to obtain such shareholder approval;

    (vi) by Genlyte, if the Thomas Board of Directors shall have resolved to accept or recommended to the Thomas shareholders an Alternative Proposal or shall have withdrawn or adversely modified or taken a public position materially inconsistent with its approval or recommendation to the shareholders of Thomas of the Transaction or shall not have submitted the Transaction for the approval of its shareholders at a meeting of shareholders or used its reasonable best efforts to obtain such shareholder approval;

    (vii) by Thomas, if (a) a Change of Control (as defined below) of Genlyte shall have occurred, (b) Genlyte shall have entered into a definitive agreement providing for, or publicly announced its intention to effect, any transaction involving a Change of Control of Genlyte or (c) a tender offer or exchange offer shall have been commenced or publicly announced that, if consummated, would have the effect of a Change of Control of Genlyte;

    (viii) by Genlyte, if (a) a Change of Control of Thomas shall have occurred, (b) Thomas shall have entered into a definitive agreement providing for, or publicly announced its intention to effect, any transaction involving a Change of Control of Thomas or (c) a tender offer or exchange offer shall have been commenced or publicly announced that, if consummated, would have the effect of a Change of Control of Thomas; or

    (ix) by either party, if the Transaction is not approved by the shareholders of such party or the other party.

  "Change of Control" as used in this Joint Proxy Statement means with respect to a party the occurrence of any of the following events: (i) an acquisition (whether directly from such party or otherwise) of any voting securities of such party (the "Voting Securities") by any "Person" (as the term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has or would have "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of such party's then outstanding Voting Securities;
(ii) the individuals who, as of the date hereof, are members of the Board of Directors of such party (the "Incumbent Board"), cease for any reason to constitute at least seventy-five percent (75%) of the Board of Directors; provided, however, a "Change of Control" shall not be deemed to occur if any of such individuals voluntarily fail to stand for re-election or resign or if the aggregate number of Directors is reduced so long as, after giving effect to such failure to stand for re-election, resignation or reduction, at least seventy-five percent (75%) of the remaining Directors are members of the Incumbent Board; provided, further however, that if the election, or nomination for election, by such party's stockholders of any new director was approved by a vote of at least seventy-five percent (75%) of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; provided further, however, that an individual shall not be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange
Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; (iii) the consummation of, or agreement to consummate: (A) a merger, consolidation, share exchange or reorganization of such party in which the stockholders of such party, as a group, cease to hold a majority equity interest in the surviving entity; (B) a liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, such party; or (C) the sale or other disposition of all or substantially all of the assets of such party to any Person (other than a transfer to a subsidiary); or (iv) any other change in "control" of such party. For purposes of the immediately preceding clause, the term "control" shall have the meaning ascribed thereto pursuant to Rule 405 of the rules and regulations of the SEC promulgated pursuant to the Securities Act.

  Termination Fees. The Master Transaction Agreement requires that either Thomas or Genlyte pay a termination fee to the other party in certain circumstances. If the Master Transaction Agreement is terminated by Thomas pursuant to clause (iii) or by Genlyte pursuant to clause (vi) or (viii) under "Termination" described above, then Thomas will pay Genlyte a fee of $4.5 million plus documented expenses of Genlyte, which expenses will not exceed $2.0 million in the aggregate.

  If the Master Transaction Agreement is terminated by Genlyte pursuant to clause (iv) or by Thomas pursuant to clause (v) or (vii) under "Termination" described above, then Genlyte will pay Thomas a fee of $6.5 million plus documented expenses of Thomas, which expenses will not exceed $2.0 million in the aggregate.

  If the Master Transaction Agreement is terminated by Thomas due to the failure of Genlyte to obtain shareholder approval as set forth in clause (ix) under "Termination" described above, then Genlyte will pay Thomas a fee of $3.25 million plus documented expenses of Thomas, which expenses will not exceed $2.0 million in the aggregate.

  If the Master Transaction Agreement is terminated by Genlyte due to the failure of Thomas to obtain shareholder approval as set forth in clause (ix) under "Termination" described above, then Thomas will pay Genlyte a fee of $2.25 million plus documented expenses of Genlyte, which expenses will not exceed $2.0 million in the aggregate.

  If (i) the Master Transaction Agreement is terminated prior to the occurrence of the Closing for any reason other than by mutual agreement, and
(ii) within 270 days from termination of the Master Transaction Agreement a Change of Control of a party occurs or a party enters into a definitive agreement providing for or shall publicly announce its intention to effect any transaction involving a Change of Control of such party or involving the sale or other disposition of all or substantially all of the Contributed Business or assets of such party or a tender offer or exchange offer shall have been commenced or publicly announced that, if consummated, would result in a Change of Control of such party, the termination fees discussed above, to the extent such fees have not already been paid, will be required to be paid.

  In no event will either Thomas or Genlyte be entitled to receive more than $6.5 million or $4.5 million, as the case may be, plus documented expenses, in each case, of up to $2.0 million in the aggregate.

                         THE CAPITALIZATION AGREEMENTS

  The Capitalization Agreements for each of Thomas and Genlyte are substantially the same except as set forth below.

ASSETS CONTRIBUTED

  Thomas. Thomas will contribute to the Joint Venture substantially all of the assets, rights and properties used or held for use in its lighting business, other than the Thomas Excluded Assets described below.

  Genlyte. Genlyte will contribute substantially all of its assets, other than the Genlyte Excluded Assets described below.

EXCLUDED ASSETS

  Thomas. Thomas is not contributing to the Joint Venture tax refunds, deferred tax assets, cash at the corporate level held in one of Thomas' Canadian subsidiaries, the Beaver Dam, Kentucky plant, corporate assets, corporate computer equipment and systems, assets related to the compressor and vacuum pump business and certain employee benefit and pension assets. In addition, Thomas will retain its headquarters and the names and marks "Thomas" and "Thomas Industries Inc."

  Genlyte. Genlyte is not contributing to the Joint Venture its tax refunds, deferred tax assets, corporate books and records and cash in an amount not to exceed $3,187,500.

CONSIDERATION

  Thomas will be issued a 32% interest in the Joint Venture (the "Thomas Percentage Interest") and the Joint Venture will assume the Assumed Liabilities described below. In addition, on the Closing Date, the Joint Venture will pay in cash or issue Thomas a note (the "Debt Equalization Note") in the principal amount equal to 32/68ths of Genlyte's total long-term indebtedness for borrowed money on the Closing Date to take account of the fact that the Joint Venture is assuming all of the long-term indebtedness of Genlyte. The terms of the Debt Equalization Note will be substantially similar to the terms of the credit facility to be entered into by the Joint Venture prior to Closing. As of March 31, 1998, the Debt Equalization Note would have been in the principal amount of approximately $19.2 million.

  Genlyte will be issued an aggregate interest in the Joint Venture representing a 68% interest (the "Genlyte Percentage Interest") and the Joint Venture will assume the Assumed Liabilities.

ASSUMED LIABILITIES

  The Joint Venture will assume those liabilities primarily relating to the assets being contributed or arising out of the Contributed Businesses of each of Thomas or Genlyte (collectively, the "Assumed Liabilities"), except for (i) long-term indebtedness of Thomas or its Contributed Business for borrowed money, (ii) taxes of each of Thomas or Genlyte for periods prior to the Closing Date, whether or not relating to or arising out of their Contributed Businesses, (iii) intercompany accounts payable that do not represent trade accounts payable, (iv) certain liabilities in respect of employees, employment agreements or plans except to the extent specifically assumed by the Joint Venture, and (v) any Excluded Liabilities, described below.

  Notwithstanding the assumption of certain liabilities and obligations by the Joint Venture, Thomas and Genlyte may continue as the primary obligor of certain of these liabilities. Although the Joint Venture will indemnify each of Thomas and Genlyte, and their respective affiliates, for the liabilities assumed by the Joint Venture, Thomas or Genlyte could be liable with respect to any such liabilities if the Joint Venture is unable to satisfy its indemnification obligations.

EXCLUDED LIABILITIES

  The Joint Venture is not assuming any of the following liabilities of
Thomas:

    (i) the Thomas Industries Pension Floor Plan;

    (ii) the Senior Notes;

    (iii) liabilities related to the Beaver Dam, Kentucky plant (the "Beaver Dam Liabilities"); and

    (iv) environmental matters related to corporate and the compressor and vacuum pump business.

  The Joint Venture is also not assuming any liability related to the Litigation.

LITIGATION

  The Joint Venture is not assuming any liabilities related to the case entitled Richard D. Lippe, et al., as Trustees of the Keene Creditors Trust v. Bairnco Corporation, et al., 96 Civ. 7600 (DC) (S.D.N.Y.) (the "Litigation"). A description of the Litigation is set forth below:

  Genlyte has been named as one of a number of corporate and individual defendants in a complaint filed on June 8, 1995, arising out of the Chapter 11 bankruptcy proceedings of Keene Corporation ("Keene"). The complaint seeks collective damages from all defendants in excess of $700 million, rescission of certain asset sales including the Asset Sale (as defined below) and stock transactions including the Spinoff (as defined below), and other relief. The complaint also alleges a violation of the Racketeer Influenced and Corrupt Organizations Act. With respect to Genlyte, the complaint principally alleges that certain lighting assets of Keene were sold to a predecessor of Genlyte in 1984 at less than fair value (the "Asset Sale"), at a time when both Keene and Genlyte were subsidiaries of Bairnco Corporation ("Bairnco"). Those assets will be, among other assets, conveyed to the Joint Venture pursuant to the Genlyte Capitalization Agreement in return for Genlyte's interest in the Joint Venture. The purchase price for the assets in 1984 was $52.5 million. Genlyte has not determined which assets remain, which assets have been replaced, the value of the specific assets, or the percentage which those assets represent as compared to the total assets to be transferred to the Joint Venture. Genlyte does not separately report income by facility or operation, so no estimates of income derived from each asset can be calculated. The complaint also alleges that the spin-off of Genlyte by Bairnco to its shareholders in 1988 was a fraudulent conveyance (the "Spinoff"). The complaint also alleges that Genlyte is liable to the creditors of Keene as a corporate successor to Keene. The complaint does not specify the amount of damages sought against Genlyte.

  The case is currently pending before the federal district court in the Southern District of New York. Motions to dismiss the complaint and a motion for summary judgment based upon statute of limitations defenses were filed by Genlyte and other defendants on September 15, 1997 and were fully briefed on December 15, 1997. Those motions are currently pending before the Court, and discovery in the case has been stayed. Genlyte intends to defend said action vigorously.

  Genlyte believes that the rights and remedies of and the relief sought by the plaintiff will not be materially altered by the Transaction. Following consummation of the Transaction, plaintiff will retain its claim against Genlyte and Genlyte will retain its interest in the Joint Venture. Genlyte has agreed to indemnify the Joint Venture against any costs, expenses or liability arising from the Litigation pursuant to the Genlyte Capitalization Agreement. Genlyte believes that the disposition of the Litigation will not have a material effect on Genlyte's financial condition and that the Litigation will not adversely affect the Joint Venture or its operations. However, in the extremely unlikely event that a judgment could be rendered against Genlyte such that it would not be able to satisfy such judgment without a transfer of its Percentage Interest to a third party, Thomas could deem such transfer a Change of Control pursuant to the LLC Agreement and either put its Percentage Interest or, in certain circumstances, cause the sale of the Joint Venture for its Appraised Value. In such event, Thomas would still be entitled to the Appraised Value for its Percentage Interest. All indemnification obligations of Genlyte are to be funded from the distributions made to Genlyte by the Joint Venture. To the extent the distributions Genlyte is entitled to receive from the Joint Venture in any year are not sufficient to fund Genlyte's indemnification obligations, Genlyte will issue a note to the Joint Venture in the amount of such deficiency and future distributions to be paid by the Joint Venture to Genlyte will be used to offset the amount outstanding under the note. To the extent Genlyte is not entitled to any distributions or the distributions are not sufficient to fund Genlyte's indemnification obligations, the Joint Venture will be delayed in receiving any amounts owed by Genlyte with respect to such indemnification obligations. See "--The Limited Liability Company Agreement--Transfers, Withdrawals and Deadlock."

  All other litigation against the Contributed Businesses will be assumed by the Joint Venture, subject to the Joint Venture's right to indemnification. See "--Indemnification."

REPRESENTATIONS AND WARRANTIES

  Each of Thomas and Genlyte have made representations and warranties concerning the Contributed Business and the assets being transferred. The representations and warranties include matters relating to due authorization of the Transaction, financial statements, absence of undisclosed liabilities, taxes, litigation, compliance with laws, title to assets, material contracts, intellectual property, real property, environmental conditions, employee and labor matters, employee benefits, receivables and Year 2000 compliance.

WORKING CAPITAL ADJUSTMENT

  To the extent the actual net working capital of Thomas' Contributed Business on the Closing Date exceeds the target net working capital, the Joint Venture will pay Thomas the difference in either (i) a short-term interest bearing note or (ii) allow Thomas to retain an undivided interest in accounts receivable of Thomas' Contributed Business. In the event that the net working capital of Thomas' Contributed Business is less than the target net working capital, Thomas will pay the difference in cash to the Joint Venture. The target net working capital is determined by a formula which takes into consideration Genlyte's adjusted net working capital, Thomas' Contributed Business net working capital and Genlyte's net working capital as a percentage of net sales as of the Closing Date. As of March 31, 1998, the Joint Venture would have issued Thomas a short-term note in the principal amount of approximately $23.9 million, as the working capital adjustment or, at Thomas' option, an undivided interest in the accounts receivable of Thomas' Contributed Business in an amount equal to the working capital adjustment (the "Working Capital Adjustment").

EMPLOYEES AND EMPLOYEE BENEFIT PLANS

  Thomas and Genlyte will use all commercial efforts to cause the employees employed by each of them in their respective Contributed Businesses to make available their employment services to the Joint Venture. For a period of two years from the Closing Date, neither Thomas nor Genlyte will solicit, offer to employ, hire or retain the services of or otherwise interfere with the relationship of the Joint Venture with any person employed by or otherwise engaged to perform services for the Joint Venture in connection with the operation of the Contributed Businesses.

  Effective as of the Closing Date, the Joint Venture will offer employment to all employees who are actively employed by each of Thomas and Genlyte principally in the operation of their Contributed Businesses. The Joint Venture will provide any employee who accepts such offer of employment and who is terminated by the Joint Venture within 180 days after the Closing Date with severance pay equal to the severance pay that such employee would have received under the severance plans of Thomas or Genlyte, as the case may be, if such person's employment with Thomas or Genlyte were terminated as of the Closing Date.

  Thomas. For former salaried and clerical Thomas employees of Thomas' Contributed Business, the Joint Venture will continue to participate in Thomas' two applicable tax-qualified retirement plans for a six to eighteen month transition period (primarily because these plans also cover employees other than those of Thomas' Contributed Business). After the transition period, those former salaried and clerical employees will participate in retirement plans of the Joint Venture and their account balances under those two Thomas plans will be transferred to the appropriate plan or plans of the Joint Venture. In addition, such employees will be entitled to benefits accrued through the Closing Date of the Transaction under the Thomas pension floor plan (without the change in employers from Thomas to the Joint Venture triggering distributions under the plan). With respect to hourly employees of Thomas' Contributed Business, the Joint Venture will assume directly the retirement plans covering those employees (because they cover only employees of Thomas' Contributed Business). In addition, all former Thomas employees will, at the Joint Venture's cost, participate in Thomas' applicable health, life and disability plans for up to a six month transition period. The Joint Venture generally will assume all other benefit liabilities relating to employees of Thomas' Contributed Business, including post-retirement health benefits (capped at $500,000 annually), and any withdrawal liability under union-sponsored multiemployer plans that is incurred by Thomas as the result of the transactions creating the Joint Venture.

  Genlyte. The Joint Venture generally will assume directly all of Genlyte's benefit plans and other benefit liabilities relating to Genlyte employees.

INDEMNIFICATION

  Each of Thomas and Genlyte agrees to defend, indemnify and hold harmless the Joint Venture, its officers, directors, employees, agents, advisers, representatives and affiliates (collectively, the "Joint Venture Indemnitees") from and against any and all claims, liabilities, obligations, losses, costs or damages (collectively, "Losses") incurred in the investigation or defense or arising out of: (i) any inaccuracy of any representation or warranty made by Thomas or Genlyte, as the case may be, in the Capitalization Agreements or any Transaction Document; (ii) any failure of Thomas or Genlyte, as the case may be, to perform any covenant or agreement under the Capitalization Agreements or under any Transaction Document or to fulfill any other obligation in respect thereof; (iii) any Excluded Liabilities or Excluded Assets; (iv) any and all taxes of either Thomas or Genlyte; and (v) any and all employee benefit liabilities not assumed by the Joint Venture.

  Neither Thomas nor Genlyte shall be required to indemnify the Joint Venture Indemnitees with respect to any claim for indemnification unless and until the aggregate amount of all Losses (i) arising from inaccuracies in the representations and warranties regarding environmental matters exceeds $500,000 and then only for the amount of such excess or (ii) arising under all other indemnification provisions exceeds $1,000,000 and then only for the amount of such excess. Indemnification obligations arising from breaches of representations and warranties regarding due authorization, corporate existence, taxes and title to assets are not subject to the limitations set forth above.

  The Joint Venture agrees to defend, indemnify and hold harmless each of Thomas and Genlyte and its officers, directors, employees, agents, advisers, representatives and affiliates (collectively, the "Transferor Indemnitees") from and against any and all Losses resulting from or arising out of: (i) any inaccuracy of any representation or warranty made by the Joint Venture in any Transaction Documents; (ii) any failure of the Joint Venture to perform any covenant or agreement under the Capitalization Agreements or under any Transaction Document or to fulfill any other obligation in respect thereof;
(iii) the Assumed Liabilities except to the extent that they constitute Losses for which Thomas or Genlyte, as the case may be, is required to indemnify the Joint Venture Indemnitees; (iv) the use by the Joint Venture of any trade names or trademarks of Thomas or Genlyte after the Closing Date as contemplated by the Capitalization Agreements; and (v) the operation of the business by the Joint Venture or the Joint Venture's ownership, operation or use of the Joint Venture's assets following the Closing Date, except to the extent such Losses result from or arise out of Excluded Liabilities, Excluded Assets or constitute Losses for which Thomas or Genlyte, as the case may be, is required to indemnify the Joint Venture Indemnitees under the Capitalization Agreements.

  In general, the representations and warranties survive until 60 days after the delivery of the audited financial statements of the Joint Venture for fiscal year 1999 except for environmental matters which survive for three years from the Closing Date and tax matters which survive until the expiration of the applicable statute of limitations. Representations and warranties regarding due authorization, corporate existence, taxes and title to assets survive indefinitely.

  Any payment made by Thomas or Genlyte pursuant to the indemnification provisions in respect of any Losses will be net of any reserve maintained by Thomas or Genlyte for such Loss or category of Losses. Any payment made by Thomas or Genlyte to the Joint Venture Indemnitees, on the one hand, or by the Joint Venture to the Transferor Indemnitees, on the other hand, pursuant to the indemnification provisions in respect of any Losses (i) will be net of any insurance proceeds realized by and paid to the indemnified party in respect of such Losses and (ii) will be (A) reduced by the amount of any tax benefits attributable to such Losses and (B) increased by any tax liabilities, realized or paid, as the case may be, by the indemnified party as a result of paying or receiving any indemnification payment.

  Any payment required to be made by Thomas or Genlyte to the Joint Venture pursuant to the indemnification provisions will be deducted from the next distribution made to Thomas or Genlyte pursuant the LLC Agreement, unless the Loss payable by Thomas or Genlyte, as the case may be, exceeds the amount of such distribution, in which case Thomas or Genlyte, as the case may be, will deliver to the Joint Venture a note in the amount of such excess, which will bear interest at the rate of the Joint Venture's primary credit facility and will be payable out of future distributions (other than tax distributions) pursuant to the LLC Agreement.

                    THE LIMITED LIABILITY COMPANY AGREEMENT

GENERAL

  Thomas and Genlyte are the only members (the "Members") of the Joint Venture which was formed on April 24, 1998 as a limited liability company under the Delaware Limited Liability Company Act (the "Act"). The Joint Venture will continue in existence until dissolved in accordance with the LLC Agreement. The LLC Agreement becomes effective upon the closing of the Transaction. For purposes of this summary, Thomas and Genlyte are referred to as Members.

MEMBERS

  As of the effective date of the LLC Agreement, which will be the Closing Date (the "Effective Date"), the only Members will be Thomas and Genlyte. Additional Members of the Joint Venture may only be added if the addition of any such proposed additional Member is made pursuant to the provisions in the LLC Agreement, or is approved in writing, prior to such admission, by all of the then existing Members, and, in either case, such proposed additional Member satisfies the requirements set forth in the LLC Agreement.

CAPITALIZATION OF THE JOINT VENTURE

  On the Effective Date, Thomas will, pursuant to its Capitalization Agreement, contribute to the Joint Venture substantially all of the assets constituting its lighting business subject to the Assumed Liabilities and Genlyte will, pursuant to its Capitalization Agreement, contribute to the Joint Venture substantially all of the assets of Genlyte subject to the Assumed Liabilities. In exchange for their capital contributions, Thomas will receive a 32% interest in the Joint Venture and Genlyte will receive a 68% interest in the Joint Venture. Each of Thomas' and Genlyte's interest in the Joint Venture is referred to as a "Percentage Interest."

  Except as expressly provided in the LLC Agreement: (i) no Member will be permitted to withdraw or reduce such Member's capital contribution or any amount from its capital account or to receive any distributions from the Joint Venture; (ii) no Member will be entitled to demand or receive property other than cash in return for such Member's capital contribution; and (iii) no Member will be entitled to receive or be credited with any interest on the balance of such Member's capital contribution or capital account at any time.

  If additional capital is required by the Joint Venture and all of the Members agree that additional capital can be contributed by the Members, each Member will have the right, but not the obligation, to advance as an additional capital contribution its proportionate share, based on the Percentage Interest of such Member as of the date of contribution, of the total amount of capital required. If a Member does not contribute to the Joint Venture the full amount of its share of the additional capital contribution that the Member is entitled to contribute (the "Deficiency"), the other Members shall have the right, but not the obligation, to advance, as an additional capital contribution, their proportionate share, based on the contributing Members' Percentage Interests, of the Deficiency. The making of any additional capital contribution by a Member will not change the Member's Percentage Interest.

PROFIT AND LOSS ALLOCATIONS

  Profits or losses of the Joint Venture will be allocated to the Members in accordance with their Percentage Interests.

DISTRIBUTIONS

  Subject to the provisions in the LLC Agreement regarding mandatory distributions described below and the requirement of Special Approval in certain instances (see "Management" below), distributions will be made at such time and in such amounts as determined by the Management Board and shall be made among the Members in cash or other property in proportion to their respective Percentage Interests. Notwithstanding anything to the contrary provided in the LLC Agreement, no distribution under the LLC Agreement shall be permitted to the extent prohibited by the Act.

  The LLC Agreement requires that the Joint Venture make the following distributions ("Mandatory Distributions") to its Members:

    (i) a distribution to each Member, based on their Percentage Interests, for tax liabilities attributable to its participation as a Member of the Joint Venture based upon the effective tax rate of the Member having the highest tax rate; and

    (ii) subject to the provisions of the Act and the terms of the primary credit facility of the Joint Venture, distributions (exclusive of the tax distributions set forth above) to each of its Members so that Thomas receives at least an aggregate of $3,000,000 and Genlyte receives at least an aggregate of $6,375,000 per fiscal year from the Joint Venture beginning in fiscal year 1999.

MANAGEMENT

  The LLC Agreement establishes a Management Board to manage and control the business and affairs of the Joint Venture. The Management Board consists of six (6) Representatives, two (2) of whom are appointed by Thomas and four (4) of whom are appointed by Genlyte. Each Representative will have one vote in Management Board decisions. In the event of the removal, resignation or death of a Representative, the vacancy will be filled by the Member who appointed the departing Representative. Each Representative will serve on the Management Board at the pleasure of the Member appointing him or her, and may be removed and replaced with a substitute at any time, with or without cause, by such Member. Each Representative will be an officer, director or high-ranking management employee of the appointing Member.

  Larry K. Powers, President and Chief Executive Officer of Genlyte, will be President and Chief Executive Officer of the Joint Venture. Timothy C. Brown, Chairman, President and Chief Executive Officer of Thomas, will be Chairman of the Management Board of the Joint Venture.

  Except as otherwise expressly provided in the LLC Agreement and except for situations in which the approval of the Members is expressly required by provisions of the Act and cannot otherwise be delegated to the Management Board, the Management Board is empowered to manage and conduct the business and affairs of the Joint Venture and will have the exclusive authority (without the need of separate approval of the Members) to make all decisions regarding the management and affairs of the Joint Venture and to authorize all things necessary, proper, or desirable to carry out the business of the Joint Venture, including the right to make and enter into any contracts, enter into any transactions, and make and obtain any commitments on behalf of the Joint Venture to conduct or further the business of the Joint Venture.

  The initial Representatives shall be Timothy C. Brown and Lawrence F. Gloyd (appointed by Thomas) and Larry K. Powers, Avrum Drazin, Fred Heller and David Engelman (appointed by Genlyte). Each of the initial Representatives currently serves as a director of Thomas or Genlyte, as the case may be.

  Actions of the Management Board require the approval of a majority of the Representatives, except that the following actions require the approval ("Special Approval") of at least a majority of the Representatives, including, in all instances, approval by at least one Representative appointed by Thomas:

    (i) removal of Larry K. Powers as President or Chief Executive Officer of the Joint Venture or selection of a President or Chief Executive Officer of the Joint Venture other than Larry K. Powers;

    (ii) removal of Timothy C. Brown as Chairman of the Management Board of the Joint Venture;

    (iii) a material change in the nature of the business of the Joint
  Venture;

    (iv) except as provided in the Put Right, Change of Control, Deadlock or Offer Right provisions discussed below, the acquisition of assets or of equity interests by the Joint Venture and its subsidiaries individually or, in the case of a series of related transactions, in the aggregate, in excess of $25,000,000;

    (v) except as provided in the Put Right, Change of Control, Deadlock or Offer Right provisions discussed below, the sale, exchange, assignment, transfer, lease or other disposition of assets of the Joint Venture in excess of $25,000,000;

    (vi) except as provided in the Put Right, Change of Control, Deadlock or Offer Right provisions discussed below, the sale, pledge, lease, encumbrance or granting of a security interest in all or substantially all of the Joint Venture's assets unless pursuant to the incurrence of indebtedness for money borrowed for which Special Approval is not required under the LLC Agreement;

    (vii) except as provided in the Put Right, Change of Control, Deadlock or Offer Right provisions discussed below, a consolidation or merger of the Joint Venture;

    (viii) except as provided in the Put Right, Change of Control, Deadlock or Offer Right provisions discussed below, incurrence of indebtedness for money borrowed (net of cash and cash equivalents) by the Joint Venture and its subsidiaries in excess of three times EBITDA for the four (4) calendar quarters immediately preceding the quarter in which the indebtedness is to be incurred;

    (ix) any amendment to (i) the LLC Agreement or (ii) the Joint Venture's certificate of formation (unless a Member is required by the Act to file such amendment to correct any false statement in the certificate of formation or the LLC Agreement or in connection with any action permitted to be taken under the Put Right, Change of Control, Deadlock or Offer Right provisions discussed below);

    (x) any voluntary liquidation, dissolution or termination of the Joint Venture pursuant to the LLC Agreement;

    (xi) any split, combination, reclassification or, except as otherwise contemplated by the LLC Agreement, redemption of any interests;

    (xii) except as provided in the Put Right, Change of Control, Deadlock or Offer Right provisions discussed below, the admission or removal of any Member and the issuance by the Joint Venture of any additional interests or other equity interests (including any interests convertible into equity interests) of the Joint Venture;

    (xiii) distributions in amounts less than the amounts required by the "Mandatory Distributions" provisions discussed above; and

    (xiv) any transactions between the Joint Venture and Genlyte or Thomas or their affiliates, other than pursuant to the Services Agreement (see "Certain Related Party Transactions") and other than loans by either Member to the Joint Venture to the extent permitted by the Joint Venture's credit facility and other agreements, the terms of which loans are at least as favorable to the Joint Venture as the terms of the Joint Venture's then current primary credit facility.

  Subject to the responsibility of the Management Board to manage and conduct the business and affairs of the Joint Venture, if, and only if, the Act expressly requires the Members to act, an act of the Members consists of a vote of the Members holding more than an aggregate of 50% of the Percentage Interests in the Joint Venture; provided, however, that with respect to additional capital contributions and the Special Approval matters, a majority of the Members, each of which shall be entitled to one vote, will be required.

  To the extent required by applicable law, the Special Approval matters and the Put Right, Change of Control, Deadlock, Offer Right and the financing to fund the exercise of the foregoing may also be subject to approval by the shareholders of Thomas and Genlyte. For example, if a sale of substantially all of the assets of the Joint Venture or a merger in which Thomas and Genlyte do not control the surviving entity was contemplated and the Percentage Interest held by Genlyte or Thomas, as the case may be, constituted all or substantially all of the assets of Genlyte or Thomas, the approval of a majority of the outstanding shares of Genlyte or Thomas Common Stock would be required and Genlyte or Thomas would seek shareholder approval. See "The Proposed Joint Venture--Certain Consequences of the Transaction."

TRANSFERS, WITHDRAWALS AND DEADLOCK

  General Restrictions on Transfers and Withdrawals. Except as expressly set forth in the LLC Agreement, no Member may transfer all or any part of such Member's interest without the written approval of each Non-Transferring Member (as hereinafter defined). Additionally, no Member may resign or withdraw from the Joint Venture except as provided in the LLC Agreement, without the approval of the Non-Transferring Member.

  No transferee of all or part of a Member's interest ("Transferee") will become a substitute Member unless and until: (i) such Transferee has executed an instrument accepting and adopting the terms and provisions of the certificate of formation of the Joint Venture, the LLC Agreement and any other documents or agreements executed in connection therewith; and (ii) except in respect of a transfer from a Member to a related party of such Member, each Non-Transferring Member shall have consented in writing to such Transferee becoming a substitute Member, which consent shall not be unreasonably withheld if the conditions set forth in the preceding clause (i) are satisfied.

  Put Right. At any time on or after January 31, 2002, Thomas will have the right (a "Put Right"), but not the obligation, to require the Joint Venture to purchase all, but not less than all, of Thomas' interest at the applicable Put Price (as defined below). Thomas will be required to exercise the Put Right, if at all, by giving written notice of exercise (a "Put Exercise Notice") to the Joint Venture and the other Members. The purchase price (the "Put Price") applicable to any purchase of any Member's interest shall be equal to the Appraised Value of such interest as summarized below (see "Appraised Value").

  If the Joint Venture cannot secure the necessary financing or consents with respect to Thomas' exercise of its rights pursuant to its Put Right, Thomas will have the right, in its sole discretion and without the need of approval of any other Member or Representative or of any further action, to cause the entire Joint Venture or the business of the Joint Venture (the "Business") to be sold by giving notice to the Management Board and the Management Board shall proceed to sell the entire Joint Venture or Business as soon as reasonably practicable; provided, however, that a fairness opinion as to such transaction from a recognized investment banking firm is delivered to the Management Board.

  At any time after receipt of the Put Exercise Notice, Genlyte will have the right, in its sole discretion and without the need of approval of any other Member or Representative or of any further action, to cause the entire Joint Venture or Business to be sold by giving notice to the Management Board and the Management Board shall proceed to sell the entire Joint Venture or Business as soon as reasonably practicable; provided, however, that a fairness opinion as to such transaction from a recognized investment banking firm is delivered to the Management Board.

  Change of Control. In the event of a Change of Control (i) of Thomas, the Joint Venture has the right, but not the obligation, to purchase Thomas' interest at the Appraised Value or (ii) of Genlyte, Thomas has the right, but not the obligation, to sell its interest to the Joint Venture at the Appraised Value. Such right shall be exercised by giving notice within 90 days of the effective date of the Change of Control. If the Joint Venture cannot secure the necessary financing or consents or chooses not to exercise its rights pursuant to item (i), Genlyte has the right, in its sole discretion and without the need of approval of any other Member or Representative or of any further action, to cause the entire Joint Venture or Business to be sold by giving notice to the Management Board and the Management Board shall proceed to sell the entire Joint Venture or Business as soon as reasonably practicable; provided, however, that a fairness opinion as to such transaction from a recognized investment banking firm is delivered to the Management Board.

  If the Joint Venture cannot secure the necessary financing pursuant to item
(ii), Thomas has the right, in its sole discretion and without the need of approval of any other Member or Representative or of any further action, to cause the entire Joint Venture or Business to be sold by giving notice to the Management Board and the Management Board shall proceed to sell the entire Joint Venture or Business as soon as reasonably practicable; provided, however, that a fairness opinion as to such transaction from a recognized investment banking firm is delivered to the Management Board.

  Deadlock. In the event of a Deadlock (as defined below), Thomas may exercise its Put Right in accordance with the LLC Agreement or Genlyte may, in its sole discretion and without the need of approval of any other Member or Representative or of any further action, cause the entire Joint Venture or Business to be sold;

provided, however, that a fairness opinion as to such transaction from a recognized investment banking firm is delivered to the Management Board. A "Deadlock" shall be deemed to exist if on or after January 31, 2002: (i) the Management Board fails to agree on a matter for which Special Approval is required in accordance with the LLC Agreement and (ii) such disagreement continues for 90 days (the "Deadlock Date"); provided, however, that during the 90-day period negotiations between senior executives are conducted to resolve such disagreement. As a result, a Deadlock could occur after January 31, 2002 if at least one of the Representatives appointed by Thomas does not approve a Special Approval matter and Genlyte could cause the entire Joint Venture or Business to be sold.

  Offer Right. On or after the later to occur of (i) the final settlement or disposition of the Litigation or (ii) January 31, 2002, either Member will have the right but not the obligation, to offer to buy the other Member's interest (an "Offer Right"). A Member may exercise its Offer Right, if at all, by giving written notice of exercise (an "Offer Exercise Notice") to the Joint Venture and the other Members. Following receipt of an Offer Exercise Notice, the Members are required to negotiate in good faith the terms of the transaction for a period of 60 days following the date of the Offer Exercise Notice. If the Members cannot agree on the terms within the 60 day period or on extending the 60 day period, then the Management Board will cause the entire Joint Venture or Business to be sold to the highest bidder; provided, however, that a fairness opinion as to such transaction from a recognized investment banking firm is delivered to the Management Board. Either Member will be permitted to participate in the bidding for the purchase of the entire Joint Venture or Business pursuant to this provision.

  Closing. The closing of any purchase of a Member's interest or the sale of the Joint Venture or the Business, as the case may be, pursuant to the LLC Agreement, will take place on a date agreed upon by the Joint Venture or the Non-Transferring Member, as the case may be, and the Transferring Member, but in no event later than seven (7) months after the date of the Put Exercise Notice, the date of a Change of Control (the "Change of Control Date"), the Deadlock Date or the date of the Offer Exercise Notice (together with the 60 day negotiation period plus any extension thereof as described above), as the case may be (the "Transfer Closing Date"); provided, however, that Genlyte will have the one-time right to delay the closing for up to six (6) months from the anticipated Transfer Closing Date. In addition, Thomas shall have the one-time right to delay the closing with respect to the exercise of an Offer Right for up to six (6) months from the Transfer Closing Date.

  Appraised Value. "Appraised Value" means an amount equal to the "Fair Market Value" of the Joint Venture multiplied by the Percentage Interest, or portion thereof, that is being put or transferred, as the case may be. For purposes of determining Appraised Value, "Fair Market Value" of the Joint Venture means the value of the total interests in the Joint Venture computed as a going concern, including the control premium. The amount of the Fair Market Value of the Joint Venture finally determined in the manner described below will be binding and conclusive on all Members and the Joint Venture.

  The Member Transferring its interest (the "Transferring Member") and the Member(s) not Transferring its (or their) interest (collectively, the "Non-Transferring Member") will each designate an appraiser (which shall be a recognized investment banking firm) for the purpose of determining the Fair Market Value of the Joint Venture in accordance with the methodology set forth in the preceding paragraph within ten (10) business days of the date of the Put Exercise Notice, the Change of Control Date or the Deadlock Date, as the case may be. Each such appraiser (an "Initial Appraiser") will, as of the date of the Put Exercise Notice, the Change of Control Date or the Deadlock Date, as the case may be, set forth its preliminary determination of the Fair Market Value of the Joint Venture (the "Preliminary Fair Market Value") in writing (together with reasonable detail showing the method of calculation thereof) and will deliver a copy of such written determination (an "Appraiser's Report") to each of the Joint Venture, the Transferring Member and the Non-Transferring Member, not later than the 30th day following its retention.

  The two Initial Appraisers, if they cannot agree on the Fair Market Value, will mutually designate a third appraiser (the "Third Appraiser"), which will be a recognized independent investment banking firm, to make its own independent determination of the Preliminary Fair Market Value. The Third Appraiser will use its best efforts to complete its determination as soon as practicable, and in any event within thirty (30) days of its retention.

  In the event that the determination by the Third Appraiser of the Preliminary Fair Market Value falls between the determinations by the two Initial Appraisers, then the determination of the Third Appraiser will constitute the Fair Market Value of the Joint Venture. In the event, however, that the determination by the Third Appraiser is higher than the highest determination of the two Initial Appraisers or is lower than the lowest of such determinations, then the determination by the particular Initial Appraiser that is closest in value to the determination by the Third Appraiser will be deemed to constitute the Fair Market Value of the Joint Venture.

  Promptly upon final determination of the Fair Market Value of the Joint Venture, the Joint Venture will calculate the Appraised Value (of the Transferring Member's interest) and give notice thereof to the Transferring Member and the Non-Transferring Member. The Transferring Member will be responsible for the costs and expenses of the Initial Appraiser selected by it, and the Non-Transferring Member will be responsible for the costs and expenses of the Initial Appraiser selected by the Non-Transferring Member. The costs and expenses of the Third Appraiser, if any, will be paid by the Member whose Initial Appraiser's Appraised Value is farthest from the Appraised Value determined by the Third Appraiser.

  Assignability and Financing. The Joint Venture's obligations under the Put Right, Change of Control and Deadlock provisions are nonrecourse to the Members and may be assigned by the Joint Venture to any third person approved by the Representatives of the Non-Transferring Members, provided, that no such assignment will be deemed to release the Joint Venture from any liability or obligation under the LLC Agreement, and, provided, further, that the admission of such third person as a Member is subject to the unanimous approval of all Non-Transferring Members pursuant to the provisions regarding assignees and substitute Members.

  Genlyte will have the right, in its sole discretion and without the need of approval of any other Member, Representative or of any further action, to cause the Joint Venture to assign the rights to purchase Thomas' interest, pursuant to the Put Right, Change of Control and Deadlock provisions to Genlyte; provided, however, no such assignment will be deemed to release the Joint Venture from any liability or obligation in connection therewith.

  Notwithstanding the requirement of Special Approval relative to certain actions taken by the Joint Venture, Genlyte will have the right, in its sole discretion and without the need of approval of any other Member, Representative or of any further action, to cause the Joint Venture to incur indebtedness, to admit a new Member(s), to merge or consolidate the Joint Venture, or to undertake an initial public offering (including taking corporate action for the purpose of converting the Joint Venture to a corporation), to finance or effect financing of the payment of the Appraised Value and to satisfy any obligation or the exercise of any right of the Joint Venture and/or Genlyte pursuant to the transfers, withdrawals and deadlock provisions of the LLC Agreement. The incurrence of indebtedness, the admission of a new Member(s) and the completion of an initial public offering will take place simultaneously with the closing of any purchase of a Member's interest or the sale of the Joint Venture or the Business, as the case may be, pursuant to this provision to the extent practicable (without in any way limiting Thomas' rights to be paid in accordance with this provision). In the event the Joint Venture is converted to a corporation in contemplation of an initial public offering pursuant to the transfers, withdrawals and deadlock provisions of the LLC Agreement and such initial public offering is not completed, Thomas will still be entitled to be paid in accordance with the terms of the transfers, withdrawals and deadlock provisions of the LLC Agreement.

  The Put Right, Change of Control, Deadlock and Offer Right provisions are applicable only with respect to Thomas and Genlyte and are not exercisable by any subsequent Transferee.

DISSOLUTION AND TERMINATION

  The Joint Venture will continue in existence until it is dissolved upon the occurrence of any of the following events: (i) the unanimous written consent of the Members; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Joint Venture; (iii) the termination of the Master Transaction Agreement; (iv) without limiting Thomas' rights to be paid under the LLC Agreement, a merger of the Joint Venture in which the Joint Venture is not the surviving entity or for the purpose of converting the Joint Venture to a corporation in connection with an initial public offering; or (v) the bankruptcy, assignment for the benefit of creditors or the dissolution or liquidation of any Member.

  Upon the dissolution of the Joint Venture as a result of the occurrence of any of the events set forth in the LLC Agreement, the Management Board, or if the Members so agree, a liquidating trustee, will wind up the affairs of the Joint Venture and discharge all of its debts as follows: (i) first, to the payment of debts and liabilities of the Joint Venture in the order of priority as provided by law (including any loans or advances that may have been made by any of the Members to the Joint Venture and any unpaid fees for services) and the expenses of liquidation; (ii) second, to the establishment of any reserve which the Management Board may deem reasonably necessary for any contingent, conditional or unasserted claims or obligations of the Joint Venture; and
(iii) finally, the remaining balance of the liquidation proceeds, if any, to the Members, in accordance with their respective positive capital account balances.

  A Member will not have any obligation to contribute any amount to the Joint Venture in the event of a negative balance in its capital account. Any distribution to a Member under dissolution or termination provisions will be made by the end of the taxable year of the liquidation of the Joint Venture or, if later, within 90 days of such liquidation. The distribution of cash or property to a Member in accordance with the provisions herein will constitute a complete return to the Member of its capital contributions and a complete distribution to the Member of its interest and all the Joint Venture's property.

  To the extent the Joint Venture assets cannot be sold or in the event the Members otherwise agree, such unsold assets will be distributed in kind to the Members, in accordance with the distribution provisions of the LLC Agreement, including any value attributed to goodwill. In determining whether the Joint Venture assets should be sold or distributed in kind, the Members will each act reasonably and in good faith with respect to any proposal from the other Member.

COVENANTS NOT TO COMPETE

  Thomas and Genlyte will each agree that during the Noncompete Period (as described below), neither Thomas nor Genlyte will directly or indirectly, by or for itself or as the agent of another, or through others as their agent:

    (i) manufacture, promote, sell or distribute anywhere in the world (the "Territory"), products or processes, which are similar to or in competition with those of the Business;

    (ii) own, manage, operate, be compensated by, participate in, have any right to or interest in any other business directly or indirectly engaged in the production, sale or distribution of products competitive with those of the Business anywhere in the Territory; or

    (iii) except as may be required by law, divulge, communicate, use or disclose any confidential proprietary information concerning the Joint Venture or the Business.

"Noncompete Period" means the period from the Effective Date until the earlier to occur of the following: (i) the dissolution of the Joint Venture pursuant to the LLC Agreement or (ii) the date a Member ceases to be a Member.

STOCK OPTIONS

  The Management Board, on an annual basis, will recommend to Thomas and Genlyte the aggregate amount of non-qualified stock options that the Management Board would like Thomas and Genlyte to issue to the Joint Venture's executive officers and employees. The Management Board will develop guidelines for the recommendations which will take into account the value of the options and the duties, responsibilities, compensation and salary range of the employee. The determination of the value of the options could be based on a number of factors and methodologies including the Black-Scholes method, the market value of the underlying securities of either Thomas or Genlyte on the date of grant, or other appropriate valuation methods. The aggregate amount of non-qualified stock options will be requested with the intention that such amounts will be based upon the Percentage Interests or such other arrangements as the parties may agree. In no event, however, are Thomas or Genlyte obligated to grant the amount of non-qualified stock options recommended by the Management Board. Each party's respective Percentage Interest will not be affected by its refusal or agreement to grant stock options. If either Thomas or Genlyte elects not to issue grants in a particular year or issue a lesser amount of options than requested by the Management Board in the aggregate, then the Management Board, with the consent of the company granting the options in the amount requested, may issue the options of only one company or may determine not to issue such grants or to redistribute the option grants among any eligible employees. In such event, the option grants may have a more dilutive effect on the company approving the grants as compared to the company electing not to issue non-qualified stock options.

                      CERTAIN RELATED PARTY TRANSACTIONS

  Prior to Closing, Thomas and the Joint Venture will enter into a services agreement whereby Thomas will provide certain services, including certain employee benefits administration, MIS and accounting, as well as other services, for an interim period between six to eighteen months from the Closing Date (the "Services Agreement"). Thomas will be reimbursed by the Joint Venture for providing such services on a cost basis. Thomas and Genlyte believe such costs to be paid by the Joint Venture to Thomas will be comparable to costs historically incurred by Genlyte for such services from unaffiliated third parties.

                           MARKET PRICE INFORMATION

  The Thomas Common Stock is listed and traded on the New York Stock Exchange under the symbol "TII." On April 28, 1998, the day preceding the first public announcement of the Transaction, the high and low sales prices of Thomas Common Stock were $23.875 and $23.5625, respectively.

  The Genlyte Common Stock is listed and traded on the Nasdaq National Market under the symbol "GLYT." On April 28, 1998, the day preceding the first public announcement of the Transaction, the high and low sales prices of Genlyte Common Stock were $22 and $21.125, respectively.

                        MANAGEMENT OF THE JOINT VENTURE

  Larry K. Powers will be President and Chief Executive Officer and Richard J. Crossland will be Executive Vice President and Chief Operating Officer of the Joint Venture.

  Mr. Powers was appointed President and Chief Executive Officer of Genlyte in January 1994 and has served as a Director since July 1993. He has held a variety of sales, marketing and general management positions in the lighting industry. From September 1979 until April 1989, Mr. Powers was President of Hadco. Hadco was acquired by a predecessor of Genlyte in July 1983. Mr. Powers then served as President of the HID/Outdoor Division of Genlyte from May 1989 until June 1993. From July 1993 to December 1993, he served as President of Genlyte U.S. Operations and Executive Vice President of Genlyte. Mr. Powers is 56 years old.

  Mr. Crossland has been Vice President, Lighting Group Manager of Thomas since August 1994. Mr. Crossland spent the previous ten years with Philips Lighting Company, Somerset, New Jersey, where he was Group Vice President/General Manager of four divisions since 1990 and Vice President, Operations, of seven manufacturing facilities from 1989 to 1990. Mr. Crossland is 54 years old.

  The remaining executive officers of the Joint Venture have not been appointed as of the date of this Joint Proxy Statement. As of the date of this Joint Proxy Statement, the Joint Venture has not entered into any agreements with its executive officers.

  There are no family relationships among any of the executive officers of the Joint Venture, on the one hand, and any directors or executive officers of either Thomas or Genlyte, on the other hand.

                 PRINCIPAL SHAREHOLDERS OF THOMAS AND GENLYTE

  The following tables set forth information with respect to the beneficial ownership of Thomas Common Stock and Genlyte Common Stock as of June 30, 1998 (except as otherwise indicated in the footnotes below), respectively by (i) each owner of more than 5% of such Common Stock, (ii) each director of Thomas and Genlyte, (iii) certain executive officers of Thomas and Genlyte consisting of the chief executive officer and the four most highly compensated officers other than the chief executive officer who were serving as officers at December 31, 1997, and (iv) all executive officers and directors of Thomas and Genlyte, as the case may be, as a group. Except as otherwise indicated below, each of the entities and persons named in the tables has sole voting and investment power with respect to all shares of Common Stock beneficially owned. For purposes of these tables, a person or group of persons is deemed to have beneficial ownership of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named below on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each of the individuals or entities named in the tables below is the principal executive office of Thomas or Genlyte, as applicable.

  Under Rule 13d-3 of the Exchange Act, persons who have the power to vote or dispose of Common Stock of Thomas or Genlyte, as the case may be, either alone or jointly with others, are deemed to be beneficial owners of such Common Stock. Because the voting or dispositive power of certain Common Stock listed in the following table is shared, the same securities in such cases are listed opposite more than one name in the table.

                                    THOMAS

                                           NUMBER OF SHARES AND
                                                NATURE OF               PERCENT
       NAME                                BENEFICIAL OWNERSHIP         OF CLASS
       ----                                --------------------         --------
 (i)   Gabelli Group....................        2,453,268(1)             15.45%
       One Corporate Center
       Rye, NY 10580
       Neuberger & Berman, LLC..........        1,038,225(2)              6.54
       605 Third Avenue
       New York, NY 10158-3698
 (ii)  Timothy C. Brown.................          141,923(3)(6)              *
       Wallace H. Dunbar................          610,318(4)(8)(9)        3.84
       H. Joseph Ferguson...............          391,638(4)(8)           2.47
       Gene P. Gardner..................           38,436(4)                 *
       Lawrence E. Gloyd................           19,598(4)                 *
       William M. Jordan................          383,775(5)(9)           2.42
       Ralph D. Ketchum.................           24,420(4)                 *
       Franklin J. Lunding, Jr..........          390,672(4)(9)           2.46
       Anthony A. Massaro...............            3,355(6)                 *
 (iii) Richard J. Crossland.............           27,132(7)                 *
       Clifford C. Moulton..............           40,613(7)                 *
       Phillip J. Stuecker..............           79,343(7)                 *
       Ronald D. Schneider..............           24,784(7)                 *
       All directors and executive
 (iv)  officers as a group (16 persons).        1,132,915(4)(5)(7)(10)    7.14

--------
*   Less than 1%

 (1) Based on an amendment to Schedule 13D filed by certain reporting persons (the "Gabelli Group") with the SEC in July 1997. One of the members of the Gabelli Group, GAMCO Investors, Inc., beneficially owns 2,031,768 shares, representing 12.80% of the outstanding Common Stock. GAMCO Investors, Inc. has sole voting power with respect to 1,968,768 of such shares. The other reporting persons included in this group are Gabelli Funds, Inc., Gabelli International Limited and Mario J. Gabelli.
 (2) Based on an amended Schedule 13G filed by Neuberger & Berman, LLC ("Neuberger & Berman") with the SEC in February 1998. Neuberger & Berman beneficially owns 1,038,225 shares, representing 6.54% of the outstanding Common Stock of which Neuberger & Berman has sole voting power with respect to 658,575 of such shares. Does not include an aggregate of 23,700 shares which are owned by principals of Neuberger & Berman. Neuberger & Berman disclaims beneficial ownership of the 23,700 shares.
 (3) Excludes shares owned separately by spouses or children in the households of the following: Mr. Brown, 337 shares; and all executive officers and directors as a group, 337 shares. Mr. Brown disclaims that he is the beneficial owner of any shares of which, except for Rule 13d-3, he would not be deemed the beneficial owner.
 (4) Includes 15,000 shares which may be acquired pursuant to options exercisable within sixty days under the Thomas Industries Inc. Nonemployee Director Stock Option Plan.
 (5) Includes 9,000 shares which may be acquired pursuant to options exercisable within sixty days under the Thomas Industries Inc. Nonemployee Director Stock Option Plan.
 (6) Includes 3,000 shares which may be acquired pursuant to options exercisable within 60 days under the Thomas Industries Inc. Nonemployee Director Stock Option Plan.
 (7) Includes shares which may be acquired pursuant to stock options exercisable within 60 days as follows: Mr. Brown--110,250 shares; Mr. Crossland--26,250 shares; Mr. Moulton--29,250 shares; Mr. Stuecker-- 58,875 shares; Mr. Schneider--20,625 shares; and all executive officers as a group--293,625 shares.
 (8) Includes 3,048 shares owned by the Dunbar Foundation, for which Mr. Dunbar serves as President. Mr. Dunbar disclaims beneficial ownership of such shares.
 (9) Includes 371,388 shares held by the Thomas Industries Master Trust, as amended, of which Messrs. Ferguson, Jordan, Lunding and Dunbar comprise the Investment Committee. The Investment Committee has the power to vote and direct disposition of such shares, except for certain restrictions placed upon the Investment Committee by the Trustee in the event of a tender offer for the shares of Thomas. Messrs. Ferguson, Jordan, Lunding and Dunbar disclaim beneficial ownership of such shares.
(10) The total number of shares of Common Stock of Thomas reported for executive officers, directors and nominees as a group is shown after eliminating duplication within the table.

                                    GENLYTE

                                                   NUMBER OF SHARES AND
                                                        NATURE OF       PERCENT
       NAME                                        BENEFICIAL OWNERSHIP OF CLASS
       ----                                        -------------------- --------
 (i)   FMR Corp.................................        1,533,900(1)      11.4%
       82 Devonshire Street
       Boston, MA 02109
       Marvin C. Schwartz.......................        1,200,890(2)       8.9
       c/o Neuberger & Berman LLC
       605 Third Avenue
       New York, NY 10158-3698
       Neuberger & Berman LLC...................          835,140(3)       6.2
       605 Third Avenue
       New York, NY 10158-3698
 (ii)  Glenn W. Bailey..........................        1,430,000(4)      10.6
       14 Bassett Creek Trail N., Hobe Sound, FL
       33455
       Robert B. Cadwallader....................            5,300(5)         *
       Avrum I. Drazin..........................          196,399(6)       1.5
       David M. Engelman........................           16,500(7)         *
       Fred Heller..............................          114,000(8)         *
       Frank Metzger............................          140,750(9)       1.0
       Larry K. Powers..........................          127,153(10)        *
 (iii) Neil M. Bardach..........................            9,195(11)        *
       Zia Eftekhar.............................           67,373(12)        *
       Charles M. Havers........................           23,644(13)        *
 (iv)  All directors and executive officers as a
       group (11 persons).......................        2,177,114(14)     16.1

--------
    * Less than 1%.
 (1) According to the Schedule 13G furnished to Genlyte by FMR Corp., FMR Corp. is a holding company and has sole power to vote and to dispose of such shares through its control of its wholly-owned subsidiary, Fidelity Management Research Company, the beneficial owner of such shares. The
     Schedule 13G also reports that Edward C. Johnson 3rd, Chairman of FMR Corp., and FMR Corp. each has sole power to dispose of the balance of the 1,533,900 shares reported through FMR's acting as investment advisor to certain other funds, including Fidelity Capital Builder Fund, the owner of 925,000 of such shares. The power to vote the shares held by such funds resides with the funds' Boards of Trustees.
 (2) According to Schedule 13D furnished to Genlyte by Marvin C. Schwartz, he held sole power to vote and to dispose of 337,400 of such shares through his personal account in which he holds 252,400 of such shares and through his management of an individual account for the benefit of a partner of Neuberger & Berman with respect to 85,000 of such shares. The Schedule 13D also reports 238,990 shares owned by the Neuberger & Berman Profit Sharing Trust (the "Plan") of which Marvin C. Schwartz is co-trustee. The power to vote and dispose of the shares held by such funds is shared with the Plan's trustees. In addition, 624,500 shares are held in several accounts for the benefit of Mr. Schwartz's family. Mr. Schwartz is the beneficial owner of such shares based on his discretionary and shared dispositive power over such accounts.
 (3) According to the Schedule 13G furnished to Genlyte by Neuberger & Berman, Neuberger & Berman has sole power to vote and to dispose of 675,540 of such shares and shared power to dispose of 835,140 shares. Neuberger & Berman disclaims beneficial ownership of 400,100 shares owned by principals of Neuberger & Berman, including those reported by Marvin C. Schwartz.
 (4) Includes 210,000 shares of Genlyte Common Stock owned by Mr. Bailey's spouse as to which Mr. Bailey disclaims beneficial ownership and 5,000 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

 (5) Includes 5,000 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.
 (6) Includes 1,000 shares of Genlyte Common Stock owned by Mr. Drazin's spouse as to which Mr. Drazin disclaims beneficial ownership and 7,500 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.
 (7) Includes 7,500 shares of Genlyte Common Stock owned by Mr. Engelman's spouse as to which Mr. Engelman disclaims beneficial ownership.
 (8) Includes 60,266 shares of Genlyte Common Stock owned by Mr. Heller's spouse as to which Mr. Heller disclaims beneficial ownership.
 (9) Includes 28,000 shares of Genlyte Common Stock owned by Dr. Metzger's spouse as to which Dr. Metzger disclaims beneficial ownership.
(10) Includes 35,000 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.
(11) Includes 7,500 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.
(12) Includes 3,750 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.
(13) Includes 14,250 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.
(14) Includes an aggregate of 312,766 shares of Genlyte Common Stock owned by the spouses of certain of Genlyte's executive officers and directors as to which each such executive officer or director disclaims beneficial ownership and 89,000 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

                         FUTURE SHAREHOLDER PROPOSALS

  Thomas. A shareholder proposal to be presented at the 1999 Annual Meeting must be received at Thomas' executive offices, 4360 Brownsboro Road, Suite 300, Louisville, Kentucky 40207 by no later than November 18, 1998, for evaluation as to inclusion in the Proxy Statement in connection with the 1999 Annual Meeting.

  Shareholders wishing to bring a proposal before the 1999 Annual Meeting (but not include the proposal in Thomas' Proxy Statement), must cause written notice of the proposal to be received by the Secretary of Thomas at Thomas' executive office, 4360 Brownsboro Road, Suite 300, Louisville, Kentucky 40207 by no later than February 1, 1999.

  Genlyte. Any proposal which a shareholder of Genlyte desires to have included in the proxy statement relating to the 1999 Annual Meeting of Shareholders must be received by Genlyte at its executive offices by no later than November 19, 1998. The executive offices of Genlyte are located at 2345 Vauxhall Road, P.O. Box 3148, Union, New Jersey 07083-1948.

  Shareholders wishing to bring a proposal before the 1999 Annual Meeting (but not include the proposal in Genlyte's Proxy Statement), must cause written notice of the proposal to be received by the Secretary of Genlyte at Genlyte's executive office, 2345 Vauxhall Road, P.O. Box 3148, Union, New Jersey 07083-1948 by no later than February 2, 1999.

                                    EXPERTS

  The consolidated financial statements of Genlyte as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Joint Proxy Statement by reference to Genlyte's Annual Report on Form 10-K, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports with respect thereto. Such financial statements have been incorporated herein by reference in reliance on the reports of Arthur Andersen LLP given the authority of such firm as experts in auditing and accounting.

  The consolidated financial statements of Thomas and its subsidiaries at December 31, 1997 and 1996, and for each of the two years in the period ended December 31, 1997, incorporated by reference in this Joint Proxy Statement and the combined financial statements of Thomas Industries Inc. Lighting Group ("Thomas

Lighting") at December 31, 1997 and 1996, and for each of the two years in the period ended December 31, 1997, appearing in this Joint Proxy Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference or appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The consolidated statements of income, shareholders' equity, and cash flows of Thomas and its subsidiaries for the year ended December 31, 1995 have been incorporated by reference in this Joint Proxy Statement and the combined statements of operations, equity, and cash flows of Thomas Lighting for the year ended December 31, 1995 have been included in this Joint Proxy Statement, in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference or appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

           WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF
                       CERTAIN INFORMATION BY REFERENCE

  Thomas and Genlyte file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information either company has filed at the SEC's public reference rooms in Washington, District of Columbia, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Genlyte's and Thomas' SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

  The SEC allows Genlyte and Thomas to "incorporate by reference" information into this Joint Proxy Statement, which means that they can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Joint Proxy Statement, except for any information superseded by information in this Joint Proxy Statement. This Joint Proxy Statement incorporates by reference the documents set forth below that have previously been filed with the SEC. These documents contain important information about Genlyte and Thomas and their finances. The complete text of the Master Transaction Agreement, the LLC Agreement and the Capitalization Agreements were filed on July 24, 1998, as exhibits to Thomas' and Genlyte's respective Current Reports on Form 8-K.

  Thomas incorporates herein by reference the following documents filed by it with the SEC (File No. 1-5426) pursuant to the Exchange Act: (i) its Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A; (ii) its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and (iii) its Current Reports on Form 8-K dated April 29, 1998, July 23, 1998 and July 24, 1998.

  Genlyte incorporates herein by reference the following documents filed by it with the SEC (File No. 0-16960) pursuant to the Exchange Act (i) its Annual Report on Form 10-K for the year ended December 31, 1997; (ii) its Quarterly Report on Form 10-Q for the quarter ended April 4, 1998, as amended; and (iii) its Current Reports on Form 8-K dated April 29, 1998 and July 24, 1998.

  All documents filed by Thomas and Genlyte pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement and prior to the date of the Thomas Meeting or the Genlyte Meeting, as the case may be, shall be deemed to be incorporated by reference in this Joint Proxy Statement and to be part hereof from the date of filing of such documents. Please refer to the information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein for more detailed information.

  If we incorporate a document by reference into this Joint Proxy Statement and subsequently modify that document, the modified document, as filed with the SEC, shall be deemed to supersede the earlier document and shall constitute a part of this Joint Proxy Statement.

  This Joint Proxy Statement incorporates documents by reference that are not presented herein or delivered herewith. THOMAS AND GENLYTE HEREBY UNDERTAKE TO PROVIDE, BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF A REQUEST, WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS JOINT PROXY STATEMENT HAS BEEN DELIVERED, ON WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS REFERRED TO ABOVE THAT HAVE BEEN OR MAY BE INCORPORATED INTO THIS JOINT PROXY STATEMENT BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS), INCLUDING THE MASTER TRANSACTION AGREEMENT, THE GENLYTE CAPITALIZATION AGREEMENT, THE THOMAS CAPITALIZATION AGREEMENT AND THE LLC AGREEMENT.

  Shareholders may obtain documents incorporated by reference in this Joint Proxy Statement, including all of the Transaction Documents, by requesting them in writing or by telephone from the appropriate party at the following addresses:

        Thomas Industries Inc.             The Genlyte Group Incorporated
         4360 Brownsboro Road                    2345 Vauxhall Road
               Suite 300                            P.O. Box 3148
      Louisville, Kentucky 40207            Union, New Jersey 07083-1948
    Attention: Phillip J. Stuecker           Attention: Donna R. Ratliff
   Vice President of Finance, Chief      Vice President--Administration and
               Financial                         Corporate Secretary
         Officer and Secretary
     Phone Number: (502) 893-4600           Phone Number: (908) 810-4530

  YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT TO VOTE ON THE TRANSACTION. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT. THIS JOINT PROXY STATEMENT IS DATED JULY 23, 1998.

                                 OTHER MATTERS

  As of the date of this Joint Proxy Statement, neither the Board of Directors of Thomas nor the Board of Directors of Genlyte intends to present, nor has either Board been informed that any other person intends to present, any matter for action at the Thomas Meeting or the Genlyte Meeting, as the case may be, other than as specifically discussed herein.

By Order of the Thomas Board of Directors By Order of the Genlyte Board of
                                           Directors


/s/ Phillip J. Stuecker
Phillip J. Stuecker                       /s/ Donna R. Ratliff
Vice President of Finance,                Donna R. Ratliff
Chief Financial Officer and Secretary     Vice President--Administration and
                                          Corporate Secretary

Dated July 23, 1998

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Audited Combined Financial Statements of Thomas Lighting
  Report of Independent Auditors..........................................  F-2
  Independent Auditors' Report............................................  F-3
  Combined Statements of Operations for the years ended December 31, 1997,
   1996, and 1995.........................................................  F-4
  Combined Balance Sheets as of December 31, 1997, and 1996...............  F-5
  Combined Statements of Equity for the years ended December 31, 1997,
   1996, and 1995.........................................................  F-6
  Combined Statements of Cash Flows for the years ended December 31, 1997,
   1996, and 1995.........................................................  F-7
  Notes to Combined Financial Statements..................................  F-8
  Management's Discussion and Analysis of Financial Condition and Results
   of Operations for the years ended December 31, 1997, 1996, and 1995.... F-18
Unaudited Condensed Interim Combined Financial Statements of Thomas
 Lighting
  Combined Statements of Operations for the quarters ended March 31, 1998, and 1997............................................................... F-20
  Combined Balance Sheets as of March 31, 1998 and December 31, 1997...... F-21
  Combined Statements of Cash Flows for the quarters ended March 31, 1998, and 1997............................................................... F-22
  Notes to Unaudited Condensed Interim Combined Financial Statements...... F-23
  Management's Discussion and Analysis of Financial Condition and Results
   of Operations for the quarters ended March 31, 1998 and 1997........... F-24
Unaudited Genlyte Pro Forma Consolidated Financial Statements
  Introduction............................................................ F-25
  Pro Forma Consolidated Statement of Income for the quarter ended April
   4, 1998................................................................ F-26
  Pro Forma Consolidated Statement of Income for the year ended December
   31, 1997............................................................... F-27
  Notes to Unaudited Pro Forma Consolidated Statements of Income.......... F-28
  Pro Forma Consolidated Balance Sheet as of April 4, 1998................ F-30
  Notes to Unaudited Pro Forma Consolidated Balance Sheet................. F-31
Unaudited Thomas Pro Forma Consolidated Financial Statements
  Introduction............................................................ F-33
  Pro Forma Consolidated Statement of Income for the quarter ended March
   31, 1998............................................................... F-34
  Pro Forma Consolidated Statement of Income for the year ended December
   31, 1997............................................................... F-35
  Pro Forma Consolidated Balance Sheet as of March 31, 1998............... F-36
  Notes to Unaudited Pro Forma Consolidated Statements of Income and
   Balance Sheet.......................................................... F-37
Unaudited Genlyte Thomas Group LLC Pro Forma Consolidated Financial
 Statements
  Introduction............................................................ F-39
  Pro Forma Consolidated Statement of Income for the quarter ended April
   4, 1998................................................................ F-40
  Pro Forma Consolidated Statement of Income for the year ended December
   31, 1997............................................................... F-41
  Pro Forma Consolidated Balance Sheet as of April 4, 1998................ F-42
  Notes to Unaudited Pro Forma Consolidated Financial Statements.......... F-43

                        [Ernst & Young LLP Letterhead]

                        REPORT OF INDEPENDENT AUDITORS

Management
Thomas Industries Inc. Lighting Group

  We have audited the combined balance sheets of the Thomas Industries Inc. Lighting Group (Thomas Lighting) as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for the years then ended. These financial statements are the responsibility of Thomas Lighting's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the 1997 and 1996 financial statements referred to above present fairly, in all material respects, the combined financial position of Thomas Lighting at December 31, 1997 and 1996, and the combined results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                       /s/ Ernst & Young LLP

Louisville, Kentucky
May 8, 1998

                            [KPMG Peat Marwick LLP]

                         INDEPENDENT AUDITORS' REPORT

Management
Thomas Industries Inc. Lighting Group:

  We have audited the accompanying combined statements of operations, equity, and cash flows of the Thomas Industries Inc. Lighting Group (the "Company") for the year ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the 1995 combined financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of the Thomas Industries Inc. Lighting Group for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                       /s/ KPMG Peat Marwick LLP

Louisville, Kentucky
February 7, 1996

                     THOMAS INDUSTRIES INC. LIGHTING GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                                                    YEARS ENDED DECEMBER 31,
                                                   ----------------------------
                                                     1997      1996      1995
                                                   --------  --------  --------
                                                         (IN THOUSANDS)
Net sales......................................... $374,065  $340,047  $332,842
Cost of products sold.............................  269,331   250,061   252,616
                                                   --------  --------  --------
Gross profit......................................  104,734    89,986    80,226
                                                   --------  --------  --------
Selling, general and administrative expenses......   89,328    79,804    74,995
Interest expense..................................    5,851     6,611     7,323
Interest income and other.........................     (733)     (377)      914
                                                   --------  --------  --------
                                                     94,446    86,038    83,232
                                                   --------  --------  --------
Income (loss) before income taxes.................   10,288     3,948    (3,006)
Income tax expense (benefit)......................    3,946     1,457      (564)
                                                   --------  --------  --------
Net income (loss)................................. $  6,342  $  2,491  $ (2,442)
                                                   ========  ========  ========




                            See accompanying notes.

                     THOMAS INDUSTRIES INC. LIGHTING GROUP

                            COMBINED BALANCE SHEETS

                                                               DECEMBER 31,
                                                             ------------------
                                                               1997      1996
                                                             --------  --------
                                                              (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents................................. $  5,792  $  3,326
  Accounts receivable, net..................................   54,014    49,530
  Inventories...............................................   52,532    48,064
  Deferred income taxes.....................................    3,579     4,938
  Other current assets......................................    3,641     4,482
                                                             --------  --------
Total current assets........................................  119,558   110,340
Property, plant and equipment, net..........................   46,642    45,584
Intangible assets, net......................................   48,435    49,260
Other assets................................................    8,865     6,758
                                                             --------  --------
Total assets................................................ $223,500  $211,942
                                                             ========  ========
LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable.......................................... $ 21,396  $ 19,155
  Accrued expenses and other current liabilities............   25,062    22,405
  Current portion of long-term debt.........................    7,810     7,740
                                                             --------  --------
Total current liabilities...................................   54,268    49,300
Deferred income taxes.......................................    5,669     5,582
Long-term debt, less current portion........................   54,256    61,820
Other long-term liabilities.................................    3,738     3,898
                                                             --------  --------
Total liabilities...........................................  117,931   120,600
Equity:
  Thomas' investment........................................  109,511    94,778
  Foreign currency translation..............................   (3,574)   (2,656)
  Minimum pension liability.................................     (368)     (780)
                                                             --------  --------
Total equity................................................  105,569    91,342
                                                             --------  --------
Total liabilities and equity................................ $223,500  $211,942
                                                             ========  ========


                            See accompanying notes.

                     THOMAS INDUSTRIES INC. LIGHTING GROUP

                         COMBINED STATEMENTS OF EQUITY

                                                     YEARS ENDED DECEMBER 31,
                                                     --------------------------
                                                       1997     1996     1995
                                                     --------  -------  -------
                                                          (IN THOUSANDS)
Thomas' investment:
  Beginning of year................................. $ 94,778  $83,693  $89,669
  Net income (loss).................................    6,342    2,491   (2,442)
  Net change in Thomas advances.....................    8,391    8,594   (2,428)
  Dividend paid to Thomas...........................      --       --    (1,106)
                                                     --------  -------  -------
    End of year.....................................  109,511   94,778   83,693
Foreign currency translation:
  Beginning of year.................................   (2,656)  (2,423)  (3,558)
  Adjustment........................................     (918)    (233)   1,135
                                                     --------  -------  -------
    End of year.....................................   (3,574)  (2,656)  (2,423)
Minimum pension liability:
  Beginning of year.................................     (780)  (1,654)    (991)
  Adjustment........................................      412      874     (663)
                                                     --------  -------  -------
    End of year.....................................     (368)    (780)  (1,654)
                                                     --------  -------  -------
    Total equity.................................... $105,569  $91,342  $79,616
                                                     ========  =======  =======



                            See accompanying notes.

                     THOMAS INDUSTRIES INC. LIGHTING GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                                                   YEARS ENDED DECEMBER 31,
                                                   --------------------------
                                                    1997     1996      1995
                                                   -------  -------  --------
                                                        (IN THOUSANDS)
OPERATING ACTIVITIES
Net income (loss)................................. $ 6,342  $ 2,491  $ (2,442)
Adjustments to reconcile net income (loss) to net
 cash provided by operating activities:
  Depreciation and amortization...................   9,345    8,934     8,784
  Deferred income taxes...........................   1,313      (71)   (1,020)
  Provision for losses on accounts receivable.....     327      534       477
  Loss (gain) on asset disposals, net.............    (822)     101       121
  Changes in operating assets and liabilities, net
   of effect of acquisitions:
    Accounts receivable...........................  (4,211)  (5,908)      346
    Inventories...................................  (4,141)    (718)    8,074
    Other current assets..........................     782    2,024    (1,028)
    Accounts payable..............................   1,954   (1,689)    2,942
    Accrued expenses and other liabilities........   2,250    2,515     5,163
    Other.........................................  (1,651)    (673)     (178)
                                                   -------  -------  --------
Net cash provided by operating activities.........  11,488    7,540    21,239
INVESTING ACTIVITIES
Purchase of property, plant and equipment.........  (9,006)  (7,675)   (5,849)
Purchase of company (net of cash acquired)........  (1,371)     --        --
Proceeds from sales of property, plant and
 equipment........................................     954       61       323
                                                   -------  -------  --------
Net cash used in investing activities.............  (9,423)  (7,614)   (5,526)
FINANCING ACTIVITIES
Payments on long-term debt........................  (7,608)  (7,740)   (7,740)
Net change in Thomas advances.....................   8,391    8,594    (2,428)
Dividend paid to Thomas...........................     --       --     (1,106)
                                                   -------  -------  --------
Net cash provided by (used in) financing
 activities.......................................     783      854   (11,274)
Effect of exchange rate changes...................    (382)      83       (46)
                                                   -------  -------  --------
Net increase in cash and cash equivalents.........   2,466      863     4,393
Cash and cash equivalents at beginning of year....   3,326    2,463    (1,930)
                                                   -------  -------  --------
Cash and cash equivalents at end of year.......... $ 5,792  $ 3,326  $  2,463
                                                   =======  =======  ========

                            See accompanying notes.

                     THOMAS INDUSTRIES INC. LIGHTING GROUP

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

NOTE 1--DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

  On April 28, 1998, Thomas Industries Inc. (Thomas) entered into definitive agreements with The Genlyte Group Incorporated, providing for the formation of a joint venture lighting company. Under the terms of the agreements, Thomas will contribute substantially all of the assets comprising its lighting group (Thomas Lighting) to the joint venture in exchange for a 32% interest in the joint venture and the joint venture's assumption of certain liabilities. The transaction is expected to be completed in the third quarter of 1998.

  The accompanying financial statements pertain to the business which will be contributed to the joint venture before certain adjustments and represent a carve-out financial statement presentation of Thomas' contributed operations. The financial statements include allocations and estimates of direct and indirect Thomas corporate administrative expenses attributable to the contributed operations. The methods by which such amounts are attributed or allocated are deemed reasonable by management.

  Thomas Lighting designs, manufactures, markets, and sells lighting products for a broad range of applications including commercial, industrial, outdoor, consumer, and controls. Manufacturing, sales, and distribution facilities are located throughout North America.

NOTE 2--ACCOUNTING POLICIES

 Principles of Combination

  The combined financial statements include the accounts of Thomas Lighting. Affiliates included in the combined financial statements that are not majority owned are accounted for using the equity method, under which Thomas Lighting's share of earnings of these affiliates is included in income as earned. Intercompany accounts and transactions are eliminated.

 Use of Estimates

  Management of Thomas Lighting has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

 Inventories

  Inventories are valued at the lower of cost or market. Inventories valued using the last-in, first-out (LIFO) method represented approximately 90% and 92% of consolidated inventories at December 31, 1997 and 1996, respectively. Inventories not on LIFO are valued using the first-in, first-out (FIFO) method. Inventories at December 31 consisted of the following:

                                                                  1997    1996
                                                                 ------- -------
                                                                 (IN THOUSANDS)
Finished goods.................................................. $30,621 $28,665
Raw materials...................................................  13,454  10,449
Work in process.................................................   8,457   8,950
                                                                 ------- -------
Total inventories............................................... $52,532 $48,064
                                                                 ======= =======

  On a current cost basis, inventories would have been $6,466,000 and $6,852,000 higher than reported at December 31, 1997 and 1996, respectively.

 Property, Plant and Equipment

  The cost of property, plant and equipment is depreciated principally by the straight-line method over their estimated useful lives. Property, plant and equipment at December 31 consisted of the following:

                                                                1997     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
      Land.................................................... $ 5,502  $ 5,580
      Buildings...............................................  19,013   18,765
      Leasehold improvements..................................   7,954    8,298
      Machinery and equipment.................................  53,495   51,142
                                                               -------  -------
                                                                85,964   83,785
      Accumulated depreciation and amortization............... (39,322) (38,201)
                                                               -------  -------
      Total property, plant and equipment, net................ $46,642  $45,584
                                                               =======  =======

 Intangible Assets

  Intangible assets represent the excess of cost over the fair value of net assets of companies acquired and are stated net of accumulated amortization of $16,326,000 and $14,751,000 at December 31, 1997 and 1996, respectively.
Excess of cost over the fair value of net assets acquired (or goodwill) generally is amortized on a straight-line basis over 40 years. The carrying amount of goodwill is reviewed if facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying amount of the goodwill is reduced by the estimated shortfall of cash flows. In addition, Thomas assesses long-lived assets for impairment under Financial Accounting Standards Board Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Under those rules, goodwill associated with assets acquired in a purchase business combination is included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

 Research and Development Costs

  Research and development costs, which include costs of product improvements and design, are expensed as incurred ($6,130,000 in 1997, $5,711,000 in 1996, and $5,750,000 in 1995).

 Financial Instruments

  Various methods and assumptions are used by Thomas Lighting in estimating its fair value disclosures for significant financial instruments. Fair values of cash equivalents approximate their carrying amount because they are highly liquid investments with a maturity of less than three months when purchased. The fair value of long-term debt is based on the present value of the underlying cash flows discounted at the current estimated borrowing rates available to Thomas Lighting.

 Foreign Currency Translation

  The local currency is the functional currency for Thomas Lighting's foreign subsidiaries. Results are translated into U.S. dollars using monthly average exchange rates, while balance sheet accounts are translated using year-end exchange rates. The resulting translation adjustments are included as a foreign currency translation adjustment in equity.

 Income Taxes

  Thomas Lighting is included in the consolidated federal income tax return of Thomas. Under Thomas' tax sharing policy relative to companies included in the consolidated return, the tax liability or refund shown on Thomas' consolidated return is generally allocated to companies in the consolidated group on the basis of separate return computations. Adjustments are generally made to separate return computations when the consolidated group realizes tax benefits (or incurs additional tax) which would not have been realized (or incurred) by an individual company on a stand-alone basis. Such adjustments are allocated to the companies giving rise to such benefits or additional tax.

 Stock-Based Compensation

  In 1996, Thomas adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). In accordance with SFAS 123, Thomas and Thomas Lighting have elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations, in accounting for its stock based compensation because, as discussed below, the alternative fair value accounting provided for under SFAS 123 requires use of option valuation models that were not developed for use in valuing stock options. Under APB 25, because the exercise price of Thomas' stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

  Pro forma information regarding net income is required by SFAS 123, which also requires that the information be determined if Thomas has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                               1997  1996  1995
                                                               ----- ----- -----
      Risk-free interest rate................................. 5.5%  6.5%  6.5%
      Expected life, in years................................. 6.5   8.0   8.0
      Expected volatility..................................... 0.264 0.273 0.273
      Expected dividend yield................................. 1.8%  2.0%  2.0%

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restriction and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because Thomas' stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Thomas' pro forma information follows:

                                                           1997   1996   1995
                                                          ------ ------ -------
                                                             (IN THOUSANDS)
      Net income (loss)
        As reported...................................... $6,342 $2,491 $(2,442)
        Pro forma........................................  6,032  2,276  (2,539)

  Because SFAS 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until 1999.

  A summary of stock option activity for all plans follows:

                                    1997             1996             1995
                              ---------------- ---------------- ----------------
                                      WEIGHTED         WEIGHTED         WEIGHTED
                                      AVERAGE          AVERAGE          AVERAGE
                              OPTIONS  PRICE   OPTIONS  PRICE   OPTIONS  PRICE
                              ------- -------- ------- -------- ------- --------
                                            (OPTIONS IN THOUSANDS)
Beginning of year............   359    $11.36    304    $10.31    238    $ 8.23
Granted......................    86     21.75     86     14.00    100     14.31
Exercised....................   (17)     8.27    (19)     6.91    (21)     6.85
Forfeited or expired.........    (2)    11.84    (12)    10.94    (13)     8.58
                                ---    ------    ---    ------    ---    ------
End of year..................   426    $13.59    359    $11.36    304    $10.31
                                ---    ------    ---    ------    ---    ------
Exercisable at end of year...   139    $ 9.37    106    $ 8.15     86    $ 7.54

  The weighted average fair value of options granted was $6.48 in 1997, $5.04 in 1996 and $4.97 in 1995 using a Black-Scholes option pricing model. Options outstanding at December 31, 1997 had option prices ranging from $6.58 to $21.75 and expire at various dates between October 18, 2000 and December 9, 2007 (with a weighted-average remaining contractual life of 7.9 years). There are 274,646 shares reserved for future grant.

  In addition to the options listed above, 3,999 performance share awards were granted in December 1997 and 3,750 performance shares were granted in December 1996. Awards may be earned based on the total shareholder return of Thomas during the three-year periods commencing January 1 following the grant date.

 Recently Issued Accounting Standards

  In June 1997, the Financial Accounting Standards Board (FASB) issued Statement No. 130, Reporting Comprehensive Income (SFAS 130), which requires disclosure of all items that are recognized under accounting standards as components of comprehensive income. SFAS 130 requires companies to classify items of other comprehensive income by their nature in a financial statement and to display the accumulated balance of other comprehensive income separately in the equity section of the balance sheet. SFAS 130 will be adopted in the first quarter of 1998 and is not anticipated to affect significantly the financial statements or disclosures therein.

 Revenue Recognition

  Revenue is recognized upon shipment of goods to customers.

 Other

  Accounts receivable at December 31, 1997 and 1996, were net of an allowance for doubtful accounts of $1,515,000 and $1,733,000, respectively.

  Long-lived assets and intangibles are evaluated regularly in accordance with Financial Accounting Standards Board Statement No. 121. Thomas is not aware of an impairment of any asset employed in the business. There have been no events or circumstances that have occurred that would indicate an impairment exists.

NOTE 3--INCOME TAXES

  A summary of the provision for income tax expense (benefit) follows:

                                                         1997   1996    1995
                                                        ------ ------  -------
                                                           (IN THOUSANDS)
      Current:
        Federal........................................ $2,315 $1,379  $   481
        State..........................................    292    130      (44)
        Foreign........................................     26     19       19
                                                        ------ ------  -------
                                                         2,633  1,528      456
      Deferred--federal and state......................  1,313    (71)  (1,020)
                                                        ------ ------  -------
          Total income tax expense (benefit)........... $3,946 $1,457  $  (564)
                                                        ====== ======  =======

  Deferred income taxes are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences which gave rise to significant deferred tax assets and liabilities at December 31 follow:

                                                                   1997   1996
                                                                  ------ ------
                                                                       (IN
                                                                   THOUSANDS)
Deferred tax assets:
  Net operating loss carryforwards............................... $1,339 $2,382
  Allowance for doubtful accounts receivable.....................    519    566
  Inventory reserves.............................................  1,052  2,239
  Accrued compensation expenses..................................  1,529  1,562
  Other..........................................................    938    908
                                                                  ------ ------
                                                                   5,377  7,657
Less valuation allowance.........................................  1,339  2,382
                                                                  ------ ------
Net deferred tax asset...........................................  4,038  5,275
Deferred tax liabilities:
  Accelerated depreciation.......................................  4,285  4,193
  Inventory valuation............................................  1,190  1,205
  Pension expense................................................  1,026    930
  Other..........................................................    699    774
                                                                  ------ ------
                                                                   7,200  7,102
                                                                  ------ ------
    Net deferred tax liability................................... $3,162 $1,827
                                                                  ====== ======
Classification:
  Current asset.................................................. $3,579 $4,938
  Long-term asset................................................    459    337
  Current liability..............................................  1,531  1,520
  Long-term liability............................................  5,669  5,582
                                                                  ------ ------
    Net deferred tax liability................................... $3,162 $1,827
                                                                  ====== ======

  Deferred tax assets and liabilities are classified according to the related asset and liability classification on the combined balance sheet.

  The realization of deferred tax assets is dependent upon Thomas Lighting generating future taxable income when temporary differences become deductible. Based upon historical and projected levels of taxable income, management believes it is more likely than not Thomas Lighting will realize the benefits of the deductible differences, net of a $1,339,000 valuation allowance, provided for income tax loss carryforwards in U.S. and foreign jurisdictions, the realization of which is not assured within the carryforward periods. The net future tax benefit and date of expiration of such loss carryforwards are as follows: $269,000, January 1, 2005; 108,000, January 1, 2006; and $962,000
between January 1, 2007, and January 1, 2010.

  The U.S. and foreign components of income (loss) before income taxes follow:

                                                         1997    1996   1995
                                                        ------- ------ -------
                                                            (IN THOUSANDS)
      United States.................................... $ 9,184 $2,544 $(3,120)
      Foreign..........................................   1,104  1,404     114
                                                        ------- ------ -------
      Income (loss) before income taxes................ $10,288 $3,948 $(3,006)
                                                        ======= ====== =======

  A reconciliation of the statutory federal income tax to Thomas Lighting's provision for income taxes follows:

                                                       1997    1996    1995
                                                      ------  ------  -------
                                                         (IN THOUSANDS)
      Income tax expense (benefit) computed at U.S.
       statutory rate................................ $3,601  $1,382  $(1,052)
      State income taxes, net of federal tax
       benefits......................................    190      85      (29)
      Nondeductible amortization of intangible
       assets........................................    518     518      518
      Foreign losses.................................   (360)   (467)      21
      Other..........................................     (3)    (61)     (22)
                                                      ------  ------  -------
        Total provision for income taxes............. $3,946  $1,457  $  (564)
                                                      ======  ======  =======

  Thomas Lighting's foreign subsidiaries have accumulated undistributed earnings ($10,576,000 at December 31, 1997) on which U.S. taxes have not been provided. Under current tax regulations and with the availability of certain tax credits, it is management's belief that the likelihood of Thomas Lighting incurring significant taxes on any distribution of such accumulated earnings is remote. Dividends, if any, would be paid principally from current earnings.

  Thomas Lighting was allocated from Thomas or made federal, state and foreign income tax payments of $3,814,000 in 1997, $1,440,000 in 1996, and $19,000 in
1995.

NOTE 4--LONG-TERM DEBT AND CREDIT ARRANGEMENTS

  Long-term debt consists principally of 9.36% senior notes with annual maturities through 2005 ($54,080,000 and $61,810,000 at December 31, 1997 and
1996, respectively).

  The fair value of Thomas Lighting's long-term debt at December 31, 1997 and 1996, was $59,201,000 and $65,883,000, respectively.

  Maturities of long-term debt for the next five years are as follows: 1998-- $7,810,000, 1999--$7,835,000, 2000--$7,800,000, 2001--$7,800,000, and 2002--
$7,730,000.

  Cash paid for interest was $6,158,000 in 1997, $6,877,000 in 1996, and
$7,611,000 in 1995.

NOTE 5--RELATED PARTY TRANSACTIONS

  Thomas Lighting has operated as a segment of Thomas for the years ended December 31, 1997, 1996, and 1995. Thomas has provided Thomas Lighting with certain services including data processing, financial services, and other corporate functions. Charges for these services were allocated based on usage, or other methods that management believed to be reasonable, and amounted to $6,195,000, $5,646,000, and $5,609,000 for the years ended December 31, 1997,
1996, and 1995, respectively. Thomas uses a centralized cash management system under which cash receipts of Thomas Lighting were remitted to Thomas and cash disbursements of Thomas Lighting were funded by Thomas.

  For purposes of these separate financial statements, payables and receivables related to transactions between Thomas and Thomas Lighting are included as a component of Thomas' investment. Thomas does not charge Thomas Lighting with interest costs associated with the intercompany balance which averaged $37,660,000 in 1997, $30,339,000 in 1996, and $35,394,000 in 1995.

NOTE 6--RETIREMENT PLANS

  Thomas Lighting has noncontributory defined benefit pension plans and contributory defined contribution plans covering its hourly union employees. The defined benefit plans primarily provide flat benefits of stated amounts for each year of service. Thomas Lighting's policy is to fund pension costs deductible for income tax purposes.

  Thomas Lighting also has defined contribution pension plans covering substantially all U.S. employees whose compensation is not determined by collective bargaining. Annual contributions are determined by Thomas' Board of Directors.

  A summary of pension expense follows:

                                                       1997     1996     1995
                                                      -------  -------  -------
                                                          (IN THOUSANDS)
Defined benefit plans:
  Service cost-benefits earned during the period....  $   342  $   324  $   264
  Interest cost on projected benefit obligation.....    1,421    1,265    1,269
  Actual return on plan assets......................   (4,014)  (2,072)  (3,623)
  Net amortization and deferral.....................    2,590      731    2,647
                                                      -------  -------  -------
Net pension cost of defined benefit plans...........      339      248      557
Defined contribution plans..........................    2,133    1,852    1,634
Multi-employer plans for certain union employees and
 other..............................................      160      154      217
                                                      -------  -------  -------
    Total pension expense...........................  $ 2,632  $ 2,254  $ 2,408
                                                      =======  =======  =======

  The assumptions used in the accounting for the funded status of defined benefit plans follow:

                                                               1997  1996  1995
                                                               ----- ----- -----
      Weighted average discount rates......................... 7.15% 8.00% 7.15%
      Expected long-term rates of return on assets............ 9.00% 9.00% 9.00%

  The following table sets forth the funded status and amounts recognized in the combined balance sheets for Thomas Lighting's defined benefit pension plans:

                                      1997                          1996
                          ----------------------------- -----------------------------
                          ASSETS EXCEED   ACCUMULATED   ASSETS EXCEED   ACCUMULATED
                           ACCUMULATED  BENEFITS EXCEED  ACCUMULATED  BENEFITS EXCEED
                            BENEFITS        ASSETS        BENEFITS        ASSETS
                          ------------- --------------- ------------- ---------------
                                                (IN THOUSANDS)
Actuarial present value
 of benefit obligations:
  Vested benefit
   obligation...........     $10,864        $ 9,021        $ 9,703        $ 8,067
                             -------        -------        -------        -------
  Accumulated benefit
   obligation...........      11,304          9,490         10,009          8,266
Plan assets at fair
 value..................      13,130          8,900         11,500          7,062
                             -------        -------        -------        -------
Accumulated benefit
 obligation less than
 (in excess of) plan
 assets.................       1,826           (590)         1,491         (1,204)
Unrecognized net (gain)
 loss...................        (667)           567           (475)           780
Unrecognized net
 obligation, net of
 amortization...........         458          1,176            518          1,374
Additional minimum
 liability..............         --          (1,743)           --          (2,154)
                             -------        -------        -------        -------
    Prepaid pension
     asset (liability)..     $ 1,617        $  (590)       $ 1,534        $(1,204)
                             =======        =======        =======        =======

  The defined benefit plans' assets at December 31, 1997, consisted primarily of listed stocks and bonds, including 51,072 shares of Thomas common stock having a market value of $1,009,000 at that date.

NOTE 7--OTHER POSTRETIREMENT BENEFIT PLANS

  Thomas Lighting provides postretirement medical and life insurance benefits for certain retirees and employees, and accrues the cost of such benefits during the service lives of such employees.

  Net periodic postretirement benefit cost includes the following components:

                                                                 1997 1996 1995
                                                                 ---- ---- ----
                                                                 (IN THOUSANDS)
      Service cost on benefits earned........................... $ 18 $ 40 $ 34
      Interest cost on benefits obligation......................  273  285  351
      Net amortization and deferral.............................  192  186  275
                                                                 ---- ---- ----
      Net periodic postretirement benefit cost.................. $483 $511 $660
                                                                 ==== ==== ====

  The following table sets forth the status and amounts recognized in the combined balance sheets for Thomas Lighting's postretirement benefit plans:

                                                                1997     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
      Retiree participants.................................... $ 3,072  $ 2,914
      Fully eligible active participants......................     138      182
      Other active participants...............................     512      533
                                                               -------  -------
      Accumulated postretirement benefit obligation...........   3,722    3,629
      Unrecognized prior service cost.........................     (27)     (29)
      Unrecognized net gain...................................     416      551
      Unrecognized transition obligation......................  (2,636)  (2,811)
                                                               -------  -------
      Accrued postretirement benefit liability................ $ 1,475  $ 1,340
                                                               =======  =======

  Assumptions used to measure expected health care costs follow:

                                                               1997  1996  1995
                                                               ----  ----  ----
      Discount rate........................................... 7.15% 8.00% 7.15%
      Initial health care cost trend rate..................... 8.00% 9.00% 9.00%
      Ultimate health care cost trend rate.................... 4.50% 5.00% 5.50%
      Year ultimate trend rate is achieved.................... 2006  2004  2004

  The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1997, by $340,000 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year ended December 31, 1997, by $28,000.

NOTE 8--LEASES, COMMITMENTS AND CONTINGENCIES

  Total rental expense was $2,709,000 in 1997; $2,474,000 in 1996; and
$2,746,000 in 1995. Future minimum rentals for the five years ending December 31, 2002, and in the aggregate thereafter, are as follows: 1998--$1,595,000; 1999--$1,179,000; 2000--$702,000; 2001--$315,000; 2002--$3,000; and none thereafter.

  Thomas Lighting had letters of credit outstanding in the aggregate amount of $1,862,000 at December 31, 1997.

  Thomas Lighting, like other manufacturers, is subject to environmental rules and regulations regarding the use, disposal and cleanup of substances regulated under environmental protection laws. It is Thomas Lighting's policy to comply with these rules and regulations, and Thomas Lighting believes that its practices and procedures are designed to meet this compliance. Thomas Lighting is involved in remedial efforts at certain of its present and former locations; and when costs can be reasonably estimated, Thomas Lighting records appropriate liabilities for such matters. Estimated liabilities are not discounted to present value. Thomas does not believe that the ultimate resolution of environmental matters will have a material adverse effect on its financial position, results of operations or liquidity.

  In the normal course of business, Thomas Lighting is party to legal proceedings and claims. When costs can be reasonably estimated, Thomas Lighting records appropriate liabilities for such matters. While management currently believes the amount of ultimate liability, if any, with respect to these actions will not materially affect the financial position, results of operations, or liquidity of Thomas Lighting, the ultimate outcome of any litigation is uncertain. Were an unfavorable outcome to occur, the impact could be material to Thomas Lighting.

NOTE 9--ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

  A summary of accrued expenses and other current liabilities at December 31 follows:

                                                                  1997    1996
                                                                 ------- -------
                                                                 (IN THOUSANDS)
      Accrued wages, taxes and withholdings....................  $ 7,328 $ 5,437
      Accrued insurance........................................    3,465   3,695
      Accrued sales expense....................................    4,987   4,492
      Income taxes payable (receivable)........................      921  (1,396)
      Other current liabilities................................    8,361  10,187
                                                                 ------- -------
          Total accrued expenses and other current liabilities.  $25,062 $22,405
                                                                 ======= =======

NOTE 10--YEAR 2000 ISSUE (UNAUDITED)

  Some of Thomas Lighting's computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the year 1900 rather than the year 2000. This could cause disruptions of operations including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. In 1996, Thomas Lighting initiated a program to address this issue so that computer systems will function properly with respect to dates in the year 2000 and thereafter. To date, Thomas Lighting has incurred and expensed approximately $1.4 million for assessment and modification of software under this program. The program is estimated to be completed not later than December 31, 1998, which is prior to any anticipated impact on operating systems. Future expenditures to complete the project are not expected to have a material effect on financial position or results of operations. There can be no guarantee regarding costs or completion date, and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

  Thomas Lighting has initiated formal communications with all significant suppliers and large customers to determine the extent to which Thomas Lighting's interface systems are vulnerable to those third parties' failure to remediate their own year 2000 issues. There is no guarantee that the systems of the companies on which Thomas Lighting relies will be converted on a timely basis and would not have an adverse effect on Thomas Lighting.

NOTE 11--GEOGRAPHIC DATA

                           UNITED STATES CANADA  ELIMINATIONS CONSOLIDATED
                           ------------- ------- ------------ ------------
                                           (IN THOUSANDS)
1997
  Sales-unaffiliated
   Customers..............   $331,094    $42,971                $374,065
  Inter-company Sales.....      8,048        489   $(8,537)            0
                             --------    -------   -------      --------
  Total Sales.............    339,142     43,460    (8,537)      374,065
  Operating Earnings......     21,023      1,355                  22,378
  Identifiable Assets.....    191,663     31,837                 223,500
1996
  Sales-unaffiliated
   Customers..............   $301,344    $38,703                $340,047
  Inter-company Sales.....      6,560        674   $(7,234)            0
                             --------    -------   -------      --------
  Total Sales.............    307,904     39,377    (7,234)      340,047
  Operating Earnings......     15,598        750                  16,348
  Identifiable Assets.....    185,270     26,672                 211,942
1995
  Sales-unaffiliated
   Customers..............   $297,792    $35,050                $332,842
  Inter-company Sales.....      5,074        541   $(5,615)            0
                             --------    -------   -------      --------
  Total Sales.............    302,866     35,591    (5,615)      332,842
  Operating Earnings......     10,696        729                  11,425
  Identifiable Assets.....    182,408     24,398                 206,806

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                 AND RESULTS OF OPERATIONS OF THOMAS LIGHTING

  Set forth below is Management's Discussion and Analysis of Financial Condition and Results of Operations of Thomas Lighting for the three years ended December 31, 1997.

RESULTS OF OPERATIONS

  Net income for 1997 was $6.3 million, an increase of $3.8 million, or 152.0% over 1996. Net sales increased 10.0% to $374.1 million in 1997 compared to $340.0 million in 1996.

  Net income for 1996 was $2.5 million, an increase of $4.9 million, over 1995. Net sales increased 2.2% to $340.0 million in 1996 from $332.8 million in 1995.

  The increase in sales in 1997 was attributable to the strength of construction markets as all product divisions reported higher sales. The increase in sales in 1996 resulted from increased shipment volume to lighting showrooms in the Consumer Division and additional shipments in the Canadian market. Operating income for Thomas Lighting improved to $15.4 million in 1997, up from $10.2 million in 1996 and $5.2 million in 1995. The 1997 operating income represents a 51.0% improvement over 1996, while the 1996 level was 96.2% greater than 1995. The improvements were due to the additional sales volume, improved manufacturing efficiencies and continued implementation of cost containment programs.

  Cost of products sold for 1997 was $269.3 million, an increase of 7.7%, due primarily to increased sales volume. In 1996, cost of products sold was $250.1 million, compared to $252.6 million in 1995, a decrease of 1.0%. Cost of products sold as a percent of net sales was 72.0% in 1997, compared to 73.6% and 75.9% in 1996 and 1995, respectively. Gross profit margins have improved as a result of Thomas Lighting's ongoing commitment to cost reduction efforts primarily in the form of price reductions on purchased components, improved manufacturing efficiencies from increased production volume, and productivity improvements in labor costs.

  Selling, general and administrative (SG&A) expenses were $89.3 million, $79.8 million and $75.0 million in 1997, 1996 and 1995, respectively As a percent of net sales, SG&A expenses were 23.9% in 1997, compared to 23.5% and 22.5% in 1996 and 1995, respectively. The increase in SG&A expenses as a percent of net sales is primarily due to additional expenditures for information technology systems, including costs associated with Year 2000 software conversion requirements.

  Income tax expense (benefit) was $3.9 million, $1.5 million and ($.6) million in 1997, 1996 and 1995, respectively. The effective income tax rate was 37.9% in 1997, compared to 38.5% in 1996 and (20.0%) in 1995.

  Interest expense for 1997 declined $.8 million or 12.1% from 1996, while the 1996 interest expense declined $.7 million, or 9.6%, from 1995. The interest expense reductions in both years were due principally to the lower levels of long-term debt.

  Thomas Lighting, like other similar manufacturers, is subject to environmental rules and regulations regarding the use, disposal and cleanup of substances regulated under environmental protection laws. It is Thomas Lighting's policy to comply with these rules and regulations, and Thomas Lighting believes that its practices and procedures are designed to meet these requirements. Thomas Lighting is involved in remedial efforts at certain of its present and former locations. When such costs can be reasonably estimated, Thomas Lighting records appropriate liabilities for such matters. Thomas does not believe that the ultimate resolution of environmental matters will have a material adverse effect on its financial position, results of operation or liquidity.

  During 1997, Thomas Lighting employed an average of 2,300 people, compared to 2,150 in 1996. The increase was due to the additional sales volume.

  Some of Thomas Lighting's computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the year 1900 rather than the year 2000. This could cause disruptions of operations including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. In 1996, Thomas Lighting initiated a program to address this issue so that their computer systems will function properly with respect to dates in the year 2000 and thereafter. To date, Thomas Lighting has incurred and expensed approximately $1.4 million for assessment and modification of software. This project is estimated to be completed no later than December 31, 1998, which is prior to any anticipated impact on operating systems. There can be no guarantee regarding costs or completion date and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

LIQUIDITY AND SOURCES OF CAPITAL

  Cash and cash equivalents increased to $5.8 million at December 31, 1997, compared to $3.3 million and $2.5 million at December 31, 1996 and 1995, respectively. Cash flows from operating activities in 1997 increased $4.0 million from 1996 primarily due to the increase in net income and improved management of working capital by placing greater emphasis on utilization of accounts payable as a source of financing. In 1996, cash flows from operating activities decreased $13.7 million compared to 1995 primarily due to an increase in accounts receivable caused by extending additional dating terms to customers in an effort to increase sales, and a decrease in accounts payable in order to take advantage of vendor discounts. Cash from operations has been utilized in funding of capital expenditures over the three-year period, along with the net reductions of long-term debt during 1997, 1996, and 1995 totaling $23.1 million.

  Working capital increased $4.3 million during 1997 from the December 31, 1996 level, which had increased $3.3 million from December 31, 1995. From 1996 to 1997, accounts receivable increased $4.5 million and inventory increased $4.4 million due to the higher sales volume.

NEW ACCOUNTING STANDARDS

  In June 1996, the Financial Accounting Standards Board (FASB) issued Statement No. 130, "Reporting Comprehensive Income." For a discussion of this statement and its impact on Thomas Lighting, please refer to Note 2 of "Notes to the Combined Financial Statements."

                     THOMAS INDUSTRIES INC. LIGHTING GROUP

                  UNAUDITED COMBINED STATEMENTS OF OPERATIONS

                                                                QUARTERS ENDED
                                                                   MARCH 31,
                                                                ---------------
                                                                 1998    1997
                                                                ------- -------
                                                                (IN THOUSANDS)
Net sales...................................................... $93,715 $83,154
Cost of products sold..........................................  67,676  60,822
                                                                ------- -------
Gross profit...................................................  26,039  22,332
                                                                ------- -------
Selling, general and administrative expenses...................  23,280  20,668
Interest expense...............................................   1,286   1,487
Other..........................................................      11     --
                                                                ------- -------
                                                                 24,577  22,155
                                                                ------- -------
Income before income taxes.....................................   1,462     177
Income tax expense.............................................     561      68
                                                                ------- -------
Net income..................................................... $   901 $   109
                                                                ======= =======




                            See accompanying notes.

                     THOMAS INDUSTRIES INC. LIGHTING GROUP

                            COMBINED BALANCE SHEETS

                                                         UNAUDITED
                                                         MARCH 31,  DECEMBER 31,
                                                           1998         1997
                                                         ---------  ------------
                                                             (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents............................. $  1,201     $  5,792
  Accounts receivable, net..............................   58,602       54,014
  Inventories...........................................   53,571       52,532
  Deferred income taxes.................................    3,448        3,579
  Other current assets..................................    3,821        3,641
                                                         --------     --------
Total current assets....................................  120,643      119,558
Property, plant and equipment, net......................   46,823       46,642
Intangible assets, net..................................   48,129       48,435
Other assets............................................    9,416        8,865
                                                         --------     --------
Total assets............................................ $225,011     $223,500
                                                         ========     ========
LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable...................................... $ 18,801     $ 21,396
  Accrued expenses and other current liabilities........   19,724       25,062
  Current portion of long-term debt.....................    7,801        7,810
                                                         --------     --------
Total current liabilities...............................   46,326       54,268
Deferred income taxes...................................    5,670        5,669
Long-term debt, less current portion....................   46,508       54,256
Other long-term liabilities.............................    3,762        3,738
                                                         --------     --------
Total liabilities.......................................  102,266      117,931
Equity:
  Thomas' investment....................................  126,584      109,511
  Accumulated other comprehensive income................   (3,839)      (3,942)
                                                         --------     --------
Total equity............................................  122,745      105,569
                                                         --------     --------
Total liabilities and equity............................ $225,011     $223,500
                                                         ========     ========


                            See accompanying notes.

                     THOMAS INDUSTRIES INC. LIGHTING GROUP

                  UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

                                                             QUARTERS ENDED
                                                               MARCH 31,
                                                            -----------------
                                                              1998     1997
                                                            --------  -------
                                                             (IN THOUSANDS)
OPERATING ACTIVITIES
Net income................................................. $    901  $   109
Adjustments to reconcile net income to net cash used in
 operating activities:
  Depreciation and amortization............................    2,551    2,484
  Deferred income taxes....................................       95     (284)
  Provision for losses on accounts receivable..............      102       53
  Loss (gain) on asset disposals, net......................       (7)       6
  Changes in operating assets and liabilities, net of
   effect of acquisitions:
    Accounts receivable....................................   (4,675)     810
    Inventories............................................   (1,020)  (3,659)
    Other current assets...................................     (182)      67
    Accounts payable.......................................   (2,598)  (4,378)
    Accrued expenses and other liabilities.................   (5,279)  (4,153)
    Other..................................................     (660)     456
                                                            --------  -------
Net cash used in operating activities......................  (10,772)  (8,489)
INVESTING ACTIVITIES
Purchase of property, plant and equipment..................   (2,275)  (1,706)
Proceeds from sales of property, plant and equipment.......       18        9
                                                            --------  -------
Net cash used in investing activities......................   (2,257)  (1,697)
FINANCING ACTIVITIES
Payments on long-term debt.................................   (7,757)  (7,740)
Net change in Thomas advances..............................   16,172   19,249
                                                            --------  -------
Net cash provided by financing activities..................    8,415   11,509
Effect of exchange rate changes............................       23      (70)
                                                            --------  -------
Net (decrease) increase in cash and cash equivalents.......   (4,591)   1,253
Cash and cash equivalents at beginning of quarter..........    5,792    3,326
                                                            --------  -------
Cash and cash equivalents at end of quarter................ $  1,201  $ 4,579
                                                            ========  =======


                            See accompanying notes.

                     THOMAS INDUSTRIES INC. LIGHTING GROUP

      NOTES TO UNAUDITED CONDENSED INTERIM COMBINED FINANCIAL STATEMENTS

                                MARCH 31, 1998

NOTE A--BASIS OF PRESENTATION

  The accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

  The results of operations for the three-month period ended March 31, 1998, are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. For further information, refer to the combined financial statements and footnotes included in the Thomas Lighting audited combined financial statements for the years ended December 31, 1997, 1996, and 1995.

NOTE B--CONTINGENCIES

  In the normal course of business, Thomas Lighting is a party to legal proceedings and claims. When costs can be reasonably estimated, appropriate liabilities for such matters are recorded. While management currently believes the amount of ultimate liability, if any, with respect to these actions will not materially affect the financial position, results of operations, or liquidity of Thomas Lighting, the ultimate outcome of any litigation is uncertain. Were an unfavorable outcome to occur, the impact could be material to Thomas Lighting.

NOTE C--COMPREHENSIVE INCOME

  As of January 1, 1998, Thomas Lighting adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS 130). SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on Thomas Lighting's net income or shareholders' equity. SFAS 130 requires unrealized gains or losses on Thomas Lighting's foreign currency translation and minimum pension liability adjustments, which, prior to adoption, were reported separately in shareholders' equity to be included in other comprehensive income.

  During the first quarter of 1998 and 1997, total comprehensive income was $1,004,000 and $(104,000), respectively. Disclosure of accumulated balances of other comprehensive income (in thousands):


                                                                    ACCUMULATED
                                              MINIMUM    FOREIGN       OTHER
                                              PENSION   CURRENCY   COMPREHENSIVE
                                             LIABILITY TRANSLATION    INCOME
                                             --------- ----------- -------------
Beginning balance...........................   $(368)    $(3,574)     $(3,942)
Current-year other comprehensive income.....     --          103          103
                                               -----     -------      -------
Ending balance..............................   $(368)    $(3,471)     $(3,839)
                                               =====     =======      =======

NOTE D--SUBSEQUENT EVENT

  On April 28, 1998, Thomas Industries Inc. (Thomas) entered into definitive agreements with The Genlyte Group Incorporated providing for the formation of a joint venture lighting company. Under the terms of the Agreement, Thomas will contribute substantially all of the assets comprising its lighting group (Thomas Lighting) to the joint venture in exchange for a 32% interest in the joint venture and the joint venture's assumption of certain liabilities. The transaction is expected to be completed in the third quarter of 1998.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                         OPERATIONS OF THOMAS LIGHTING

  Set forth below is Management's Discussion and Analysis of Financial Condition and Results of Operations of Thomas Lighting for the quarters ended March 31, 1998 and March 31, 1997.

  Net sales during the first quarter ended March 31, 1998 increased 12.7% over the first quarter 1997 to $93.7 million due primarily to additional shipment volume. All product groups within Thomas Lighting reported increases in net sales.

  Net income for the first quarter of 1998 is $.9 million compared to $.1 million for the first quarter of 1997. Operating income in 1998 improved to $2.8 million in the first quarter due to strength in the Outdoor and Accent Divisions. Lower interest expense also contributed to the increase in net income as Thomas Lighting continued to pay down long-term debt.

  Cost of products sold as a percent of sales decreased to 72.2% in the 1998 first quarter from 73.1% for the comparable 1997 period. Gross margins in 1998 have improved due to increased efficiencies and continued implementation of cost containment programs.

  Selling, general, and administrative expense in the first quarter of 1998 was $23.3 million compared to the prior-year first quarter of $20.7 million. SG&A expense as a percent of net sales was 24.8% for the first quarter 1998 and 24.9% for the comparable period in 1997.

  Interest expense for the first three months of 1998 was 13.3% lower than the comparable 1997 period. A decrease in long-term debt was the primary cause for the lower interest expense.

  Working capital of $74.3 million at March 31, 1998 was 13.8% higher than the $65.3 million at December 31, 1997. Accounts receivable at March 31, 1998 have increased by 8.5% since December 31, 1997 due to seasonal factors associated with scheduled plant shutdowns for normal maintenance and holidays in December 1997, and reduced shipment levels in December 1997 in the Outdoor market segment. Inventory at March 31, 1998 was $53.6 million compared to $52.5 million at December 31, 1997. The current ratio at March 31, 1998 improved to
2.6 compared to 2.2 at December 31, 1997.

         UNAUDITED GENLYTE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

INTRODUCTION

  The following pro forma consolidated financial statements of Genlyte (the "Genlyte Pro Forma Consolidated Financial Statements"), include the unaudited pro forma consolidated statements of income for the quarter ended April 4, 1998 and for the year ended December 31, 1997 (the "Genlyte Pro Forma Consolidated Statements of Income"), and the unaudited pro forma consolidated balance sheet as of April 4, 1998 (the "Genlyte Pro Forma Consolidated Balance Sheet").

  The Genlyte Pro Forma Consolidated Statements of Income are based on the unaudited consolidated statement of income of Genlyte for the quarter ended April 4, 1998, the unaudited combined statement of income of Thomas Lighting for the quarter ended March 31, 1998, the audited consolidated statement of income of Genlyte for the year ended December 31, 1997, and the audited combined statement of income of Thomas Lighting for the year ended December 31, 1997, and are adjusted to give effect to the Transaction as though it had occurred as of January 1, 1997.

  The Genlyte Pro Forma Consolidated Balance Sheet is based on the unaudited consolidated balance sheet of Genlyte as of April 4, 1998 and the unaudited combined balance sheet of Thomas Lighting as of March 31, 1998, and is adjusted to give effect to the Transaction as if it had occurred on April 4, 1998.

  The Genlyte Pro Forma Consolidated Financial Statements reflect pro forma adjustments to give effect to the transactions contemplated in the Transaction Documents whereby (a) Genlyte will contribute to the joint venture ("Joint Venture") substantially all of its assets in exchange for a 68% interest in the Joint Venture and the Joint Venture's assumption of substantially all of its liabilities and (b) Thomas will contribute to the Joint Venture substantially all of its assets comprising Thomas Lighting in exchange for a 32% interest in the Joint Venture and the Joint Venture's assumption of certain liabilities. For accounting purposes, Genlyte's majority ownership of the Joint Venture requires the assets and liabilities contributed by Thomas to the Joint Venture to be valued at their fair value in Genlyte's consolidated financial statements. Certain pro forma adjustments result from management's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that management considers reasonable under the circumstances. Consequently, the amounts reflected in the Genlyte Pro Forma Consolidated Financial Statements are subject to change.

  The assets contributed by Genlyte to the Joint Venture will be reflected at their historical cost. The contribution of Genlyte's business to the Joint Venture will trigger the recognition of a one-time gain of approximately $62.9 million in the period in which the Transaction occurs. Such contribution includes, for accounting purposes, a sale of 32% of Genlyte's contributed business to Thomas and the resultant gain represents the excess of fair value over book value for the 32% of Genlyte's contributed business. Due to its non-recurring nature, such gain has not been reflected in the Genlyte Pro Forma Consolidated Statements of Income.

  The Genlyte Pro Forma Consolidated Financial Statements and the accompanying notes should be read in conjunction with Genlyte's historical consolidated financial statements and the notes thereto incorporated by reference herein, and Thomas Lighting's historical combined financial statements and notes thereto, appearing elsewhere in this Joint Proxy Statement.

  The Genlyte Pro Forma Consolidated Financial Statements do not purport to be indicative of what Genlyte's financial condition or results of operations would have been had the Transaction in fact been consummated as of the assumed dates and for the periods presented, nor are they indicative of the results of operation or financial condition for any future period or date. In addition, The Genlyte Pro Forma Consolidated Financial Statements do not reflect the Synergies expected to result from the Transaction or the related Synergy Costs. As discussed elsewhere in this Joint Proxy Statement, the Synergies are expected to be in excess of $30 million per annum and are expected to be fully realized by the end of the year 2000 as a result of cost savings, economies of scale and revenue enhancement opportunities. It is anticipated that an aggregate of $10.5 million of costs will be incurred by the Joint Venture during the period 1998 through 2000 related to achieving the Synergies. See "The Proposed Joint Venture--Reasons for the Transaction."

          UNAUDITED GENLYTE PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE QUARTER ENDED APRIL 4, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 GENLYTE PRO FORMA (A)
                                                      --------------------------------------------
                             THOMAS LIGHTING PRO FORMA (A)
                         -------------------------------------
                                                        PRO
                          HISTORICAL                   FORMA                                PRO
                            THOMAS     CONTRIBUTION    THOMAS  HISTORICAL   TRANSACTION    FORMA
                         LIGHTING (B) ADJUSTMENTS (C) LIGHTING  GENLYTE   ADJUSTMENTS (H) GENLYTE
                         ------------ --------------- -------- ---------- --------------- --------
Net Sales...............   $93,715        $4,040 (d)  $97,755   $130,124      $   --      $227,879
  Cost of Sales.........    67,676            --       67,676     85,648          200 (i)  153,524
                           -------        ------      -------   --------      -------     --------
Gross Profit............    26,039         4,040       30,079     44,476         (200)      74,355
  Selling &
   Administrative
   Expenses.............    23,280         4,040 (d)   26,677     32,851          135 (j)   59,713
                                            (643)(e)                               50 (i)
                           -------        ------      -------   --------      -------     --------
Operating Profit........     2,759           643        3,402     11,625         (385)      14,642
  Interest Expense, net.     1,245          (986)(f)      259        844          --         1,103
  Other Non-Operating
   Expenses.............        52           --            52        --           --            52
  Minority Interest
   Expense..............       --            --           --         --         4,396 (k)    4,396
                           -------        ------      -------   --------      -------     --------
Income Before Income
 Taxes..................     1,462         1,629        3,091     10,781       (4,781)       9,091
  Income Tax Provision..       561          (561)(g)      --       4,635         (726)(l)    3,909
                           -------        ------      -------   --------      -------     --------
Net Income..............   $   901        $2,190      $ 3,091   $  6,146      $(4,055)    $  5,182
                           =======        ======      =======   ========      =======     ========
Earnings Per Share:
  Basic.................       (m)                        (m)   $   0.45                  $   0.38
  Diluted...............       (m)                        (m)   $   0.45                  $   0.38

 THESE PRO FORMA FINANCIAL STATEMENTS DO NOT REFLECT THE SYNERGIES EXPECTED TO
           RESULT FROM THE TRANSACTION OR THE RELATED SYNERGY COSTS.


  See Notes to Unaudited Genlyte Pro Forma Consolidated Statements of Income.

          UNAUDITED GENLYTE PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                GENLYTE PRO FORMA(A)
                                                    ----------------------------------------------
                            THOMAS LIGHTING PRO FORMA(A)
                         -----------------------------------
                                                      PRO
                         HISTORICAL                  FORMA
                           THOMAS    CONTRIBUTION    THOMAS   HISTORICAL  TRANSACTION    PRO FORMA
                          LIGHTING  ADJUSTMENTS(C)  LIGHTING   GENLYTE   ADJUSTMENTS(H)   GENLYTE
                         ---------- --------------  --------  ---------- --------------  ---------
Net Sales...............  $374,065     $16,573 (d)  $390,638   $487,961     $    --      $878,599
  Cost of Sales.........   269,331         --        269,331    318,556          800 (i)  588,687
                          --------     -------      --------   --------     --------     --------
Gross Profit............   104,734      16,573       121,307    169,405         (800)     289,912
  Selling &
   Administrative
   Expenses.............    89,328      16,573 (d)   103,451    131,784          541 (j)  235,976
                                        (2,450)(e)                               200 (i)
                          --------     -------      --------   --------     --------     --------
Operating Profit........    15,406       2,450        17,856     37,621       (1,541)      53,936
  Interest Expense, net.     5,851      (3,268)(f)     2,583      4,085          --         6,668
  Other Non-Operating
   Expenses.............      (733)        --           (733)       --           --          (733)
  Minority Interest
   Expense..............       --          --            --         --        15,680 (k)   15,680
                          --------     -------      --------   --------     --------     --------
Income Before Income
 Taxes..................    10,288       5,718        16,006     33,536      (17,221)      32,321
  Income Tax Provision..     3,946      (3,946)(g)       --      14,423         (525)(l)   13,898
                          --------     -------      --------   --------     --------     --------
Net Income..............  $  6,342     $ 9,664      $ 16,006   $ 19,113     $(16,696)    $ 18,423
                          ========     =======      ========   ========     ========     ========
Earnings Per Share:
  Basic.................       (m)                       (m)   $   1.46                  $   1.40
  Diluted...............       (m)                       (m)   $   1.42                  $   1.37

 THESE PRO FORMA FINANCIAL STATEMENTS DO NOT REFLECT THE SYNERGIES EXPECTED TO
           RESULT FROM THE TRANSACTION OR THE RELATED SYNERGY COSTS.


  See Notes to Unaudited Genlyte Pro Forma Consolidated Statements of Income.

               NOTES TO UNAUDITED GENLYTE PRO FORMA CONSOLIDATED
                             STATEMENTS OF INCOME

NOTE 1: BASIS OF PRESENTATION

  On April 28, 1998, Genlyte and Thomas entered into definitive agreements to combine the lighting business of Thomas with the business of Genlyte through the Joint Venture. Genlyte will contribute to the Joint Venture substantially all of its assets in exchange for a 68% interest in the Joint Venture and the Joint Venture's assumption of substantially all of its liabilities and Thomas will contribute to the Joint Venture substantially all of its assets comprising Thomas Lighting in exchange for a 32% interest in the Joint Venture and the Joint Venture's assumption of certain liabilities. Genlyte and Thomas will continue to exist as separate publicly traded companies.

 Accounting Treatment

  Genlyte will consolidate the results of the Joint Venture. Thomas' interest in the Joint Venture will be reflected in Genlyte's consolidated balance sheet as a minority interest liability.

  The assets contributed by Genlyte to the Joint Venture will be reflected at their historical cost. The contribution of Genlyte's business to the Joint Venture will trigger the recognition of a one-time gain of approximately $62.9 million in the period in which the Transaction occurs. Such contribution includes, for accounting purposes, a sale of 32% of Genlyte's contributed business to Thomas and the resultant gain represents the excess of fair value over book value for the 32% of Genlyte's contributed business. Due to its non-recurring nature, such gain has not been reflected in the Genlyte Pro Forma Consolidated Statements of Income.

  Genlyte will account for the contribution of Thomas' lighting business to the Joint Venture as a purchase in accordance with Accounting Principles Board Opinion No. 16. Purchase accounting for a combination is similar to the accounting treatment used in the acquisition of any asset group. Although Thomas will retain a 32% interest in the Joint Venture, Thomas' contributed business will be reflected at its aggregate fair value in the financial statements of the Joint Venture. The fair value of Thomas's contributed business was mutually determined by the parties and was the basis for determining the ownership interests to be issued in the Joint Venture.

NOTE 2: PRO FORMA ADJUSTMENTS

  (a) These pro forma financial statements do not reflect the Synergies expected to result from the Transaction or the related Synergy Costs. As discussed elsewhere in this Joint Proxy Statement, the Synergies are expected to be in excess of $30 million per annum and are expected to be fully realized by the end of the year 2000 as a result of cost savings, economies of scale and revenue enhancement opportunities. It is anticipated that an aggregate of $10.5 million of costs will be incurred by the Joint Venture during the period 1998 through 2000 related to achieving the Synergies. See "The Proposed Joint Venture--Reasons for the Transaction."

  (b) The Genlyte pro forma statements of income for the quarter ended April 4, 1998 have been prepared using the unaudited historical combined statement of income of Thomas Lighting for the quarter ended March 31, 1998.

  (c) Includes the elimination of certain expenses included in Thomas Lighting's historical financial statements that will not be borne by the Joint Venture pursuant to the Transaction Documents.

  (d) Represents the reclassification of freight expense of $4,040,000 and $16,573,000 for the quarter ended April 4, 1998 and the year ended December 31, 1997, respectively, in Thomas Lighting's historical financial statements to conform with the presentation in Genlyte's historical financial statements.

  (e) Represents the elimination of corporate overhead expenses of $643,000 and $2,450,000, for the quarter ended April 4, 1998 and the year ended December 31, 1997, respectively, included in Thomas Lighting's historical financial statements that will be retained by Thomas pursuant to the Transaction Documents.

  (f) The net adjustment to interest expense consists of the following (in thousands):

                                               QUARTER ENDED    YEAR ENDED
                                               APRIL 4, 1998 DECEMBER 31, 1997
                                               ------------- -----------------
      Elimination of interest expense
       associated with the Day-Brite Note.....    $(1,283)        $(5,833)
      Interest expense on the Debt
       Equalization Note at an assumed
       weighted average interest rate of 6.25%
       per annum..............................        297           1,189
      Interest expense on the Working Capital
       Adjustment note, assuming a one year
       maturity and a weighted average
       interest rate of 5.75% per annum.......        --            1,376
                                                  -------         -------
          Net reduction in interest expense...    $  (986)        $(3,268)
                                                  =======         =======

  (g) Represents the elimination of the income tax provision included in the Thomas Lighting historical financial statements, because the income tax attributes and liabilities generated by the Joint Venture shall accrue directly to Genlyte and Thomas and be recorded in their respective financial statements.

  (h) Includes adjustments to Genlyte's historical financial statements related to the contribution of Thomas' Contributed Business to the Joint Venture.

  (i) Represents the incremental depreciation expense for the quarter ended April 4, 1998 and the year ended December 31, 1997 of $200,000 and $800,000, respectively, charged to cost of sales and $50,000 and $200,000, respectively, charged to selling and administrative expense, using an assumed weighted average useful remaining life of 20 years, related to the incremental fair value step-up of certain fixed assets of Thomas Lighting (see Note 2 (l) of Unaudited Genlyte Pro Forma Consolidated Balance Sheet). The allocation of expense between cost of sales and selling and administrative expense is based on Genlyte's historical depreciation mix.

  (j) Represents incremental goodwill amortization of $135,000 and $541,000 for the quarter ended April 4, 1998 and the year ended December 31, 1997, respectively, resulting from the excess of the fair market value over the tangible book value of Thomas' Contributed Business (see Note 2 (l) to the Unaudited Genlyte Pro Forma Consolidated Balance Sheet). Such excess will be amortized over 40 years.

  (k) Represents minority interest expense related to Thomas' interest in the Joint Venture, calculated as follows (in thousands).

                                                QUARTER ENDED    YEAR ENDED
                                                APRIL 4, 1998 DECEMBER 31, 1997
                                                ------------- -----------------
      Genlyte pro forma operating profit.......    $14,642         $53,936
      Genlyte pro forma interest expense.......     (1,103)         (6,668)
      Corporate expenses included in Genlyte's
       historical financial statements that
       will not be charged to the Joint
       Venture.................................        250           1,000
      Genlyte pro forma other non-operating
       expenses................................        (52)            733
                                                   -------         -------
                                                    13,737          49,001
      Thomas' ownership interest...............         32%             32%
                                                   -------         -------
      Minority interest expense................    $ 4,396         $15,680
                                                   =======         =======

  (l) Represents the adjustment to Genlyte's historical tax provision required to reflect Genlyte's pro forma income tax provision at an assumed effective tax rate of 43%.

  (m) Such amounts are not applicable as Thomas' Contributed Business was a division of Thomas prior to the Transaction.

             UNAUDITED GENLYTE PRO FORMA CONSOLIDATED BALANCE SHEET

                              AS OF APRIL 4, 1998
                                 (IN THOUSANDS)

                                                                     GENLYTE PRO FORMA
                                                       ----------------------------------------------
                               THOMAS LIGHTING PRO FORMA
                         --------------------------------------
                                                         PRO
                          HISTORICAL                    FORMA
                            THOMAS     CONTRIBUTION     THOMAS  HISTORICAL   TRANSACTION    PRO FORMA
                         LIGHTING (A) ADJUSTMENTS (B)  LIGHTING  GENLYTE   ADJUSTMENTS (K)   GENLYTE
                         ------------ ---------------  -------- ---------- ---------------  ---------
ASSETS
Current Assets:
  Cash and Cash
   Equivalents..........   $  1,201      $    --       $  1,201  $  1,234     $     --      $  2,435
  Accounts Receivable,
   net..................     58,602           --         58,602    81,233           --       139,835
  Inventories...........     53,571           --         53,571    84,037         6,488 (l)  144,096
  Other Current Assets..      7,269        (3,448)(c)     3,821    20,972           --        24,793
                           --------      --------      --------  --------     ---------     --------
    Total Current
     Assets.............    120,643        (3,448)      117,195   187,476         6,488      311,159
Plant and Equipment,
 net....................     46,823           --         46,823    59,091        20,000 (l)  125,914
Goodwill................     48,129           --         48,129    12,616       (48,129)(l)   34,257
                                                                                 21,641 (l)
Other Assets............      9,416          (949)(d)     8,467     7,832           --        16,299
                           --------      --------      --------  --------     ---------     --------
    Total Assets........   $225,011      $ (4,397)     $220,614  $267,015     $     --      $487,629
                           ========      ========      ========  ========     =========     ========
LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
  Accounts Payable......   $ 18,801      $    --       $ 18,801  $ 50,547     $     --      $ 69,348
  Notes Payable.........        --         23,912 (e)    23,912       --            --        23,912
  Short-Term Borrowings.        --            --            --        250           --           250
  Current Maturities of
   Long-Term Debt.......      7,801        (7,730)(f)        71        58           --           129
  Accrued Expenses......     19,724        (3,699)(g)    16,025    39,520           --        55,545
                           --------      --------      --------  --------     ---------     --------
    Total Current
     Liabilities........     46,326        12,483        58,809    90,375           --       149,184
Long-Term Debt..........     46,508       (46,350)(f)    19,344    40,771                     60,115
                                           19,186 (h)
Deferred Income Taxes...      5,670        (5,670)(c)       --      6,831           --         6,831
Other Liabilities.......      3,762          (733)(i)     3,029    18,663           --        21,692
Minority Interest.......        --            --            --        --         76,508 (m)   76,508
Stockholders'
 Investment.............
  Common Stock..........        --            --            --        136           --           136
  Additional Paid-In
   Capital..............        --            --            --     13,128           --        13,128
  Foreign Currency
   Translation..........        --            --            --     (2,801)          --        (2,801)
  Retained Earnings.....    122,745        16,687 (j)   139,432    99,912      (139,432)(n)  162,836
                                                                                 62,924 (o)
                           --------      --------      --------  --------     ---------     --------
    Total Stockholders'
     Investment.........    122,745        16,687       139,432   110,375       (76,508)     173,299
                           --------      --------      --------  --------     ---------     --------
    Total Liabilities
     and Stockholders'
     Investment.........   $225,011      $ (4,397)     $220,614  $267,015     $     --      $487,629
                           ========      ========      ========  ========     =========     ========

      See Notes to Unaudited Genlyte Pro Forma Consolidated Balance Sheet.

        NOTES TO UNAUDITED GENLYTE PRO FORMA CONSOLIDATED BALANCE SHEET

NOTE 1: BASIS OF PRESENTATION

  On April 28, 1998, Genlyte and Thomas entered into definitive agreements to combine the lighting business of Thomas with the business of Genlyte through the Joint Venture. Genlyte will contribute to the Joint Venture substantially all of its assets in exchange for a 68% interest in the Joint Venture and the Joint Venture's assumption of substantially all of its liabilities and Thomas will contribute to the Joint Venture substantially all of its assets comprising Thomas Lighting in exchange for a 32% interest in the Joint Venture and the Joint Venture's assumption of certain liabilities. Genlyte and Thomas will continue to exist as separate publicly traded companies.

 Accounting Treatment

  Genlyte will consolidate the results of the Joint Venture. Thomas' interest in the Joint Venture will be reflected in Genlyte's consolidated balance sheet as a minority interest liability.

  The assets contributed by Genlyte to the Joint Venture will be reflected at their historical cost. The contribution of Genlyte's business to the Joint Venture will trigger the recognition of a one-time gain of approximately $62.9 million. Such contribution includes, for accounting purposes, a sale of 32% of Genlyte's contributed business to Thomas and the resultant gain represents the excess of fair value over book value for the 32% of Genlyte's contributed business.

  Genlyte will account for the contribution of Thomas' lighting business to the Joint Venture as a purchase in accordance with Accounting Principles Board Opinion No. 16. Purchase accounting for a combination is similar to the accounting treatment used in the acquisition of any asset group. Although Thomas will retain a 32% interest in the Joint Venture, Thomas' contributed business will be reflected at its fair value in the financial statements of the Joint Venture. The fair value of Thomas's contributed business was mutually determined by the financial advisors of Genlyte and Thomas.

NOTE 2: PRO FORMA ADJUSTMENTS

(a) The Genlyte pro forma balance sheet has been prepared using the unaudited historical combined balance sheet of Thomas Lighting as of March 31, 1998.

(b) Includes the elimination of certain assets and liabilities included in Thomas Lighting's historical financial statements that Thomas will not contribute to the Joint Venture pursuant to the Transaction Documents.

(c) Represents the elimination of current deferred income tax assets of $3,448,000 and long-term deferred income tax liabilities of $5,670,000, as the income tax attributes and liabilities generated by the Joint Venture will accrue directly to Genlyte and Thomas and be recorded in their respective financial statements.

(d) Represents the elimination of (i) the unamortized portion of the deferred financing costs of $290,000 associated with the Day-Brite Note (see Note 2
    (f)) and (ii) certain other assets, aggregating $659,000, retained by Thomas pursuant to the Transaction Documents.

(e) Represents the estimated Working Capital Adjustment of $23,912,000, payable to Thomas, assumed to be issued by the Joint Venture based upon the working capital contributed to the Joint Venture by Thomas, exclusive of the Working Capital Adjustment. The Working Capital Adjustment liability would be settled approximately one year from the Closing.

(f) Represents the elimination of the current and long-term portions of the Day-Brite Note of $7,730,000 and $46,350,000, respectively, included in the historical financial statements that will be retained by Thomas.

(g) Represents the elimination of (i) income tax related liabilities of $2,435,000, (ii) accrued interest of $837,000 associated with the Day-Brite Note (see Note 2(f)), (iii) current Beaver Dam Liabilities aggregating $225,000, and (iv) certain other liabilities aggregating $202,000.

(h) Represents the estimated Debt Equalization Note of $19,186,000, payable to Thomas, to be issued by the Joint Venture. Such note reflects 32/68ths of the long-term portion of $40,771,000 of indebtedness contributed to the Joint Venture by Genlyte. The Debt Equalization Note is assumed to be a long-term note.

(i) Represents the elimination of the long-term Beaver Dam Liabilities of $733,000 retained by Thomas.

(j) The net adjustment to retained earnings consists of the net effect of the following (in thousands):

      Net elimination of deferred income tax assets
       and liabilities (see Note 2 (c))............................... $  2,222
      Net adjustment to other assets (see Note 2 (d)).................     (949)
      Recognition of the Working Capital Adjustment...................  (23,912)
      Elimination of the Day-Brite Note (see Note 2 (f))..............   54,080
      Net adjustment to accrued expenses (see Note 2 (g)).............    3,699
      Recognition of the Debt Equalization Note.......................  (19,186)
      Elimination of the long-term Beaver Dam Liabilities.............      733
                                                                       --------
          Net adjustment to retained earnings......................... $ 16,687
                                                                       ========

(k) Includes adjustments to Genlyte's historical financial statements related to the contribution of Thomas' Contributed Business to the Joint Venture.

(l) Represents the allocation of the excess of the fair market value over tangible book value of Thomas' Contributed Business as follows (in thousands):

      Fair value of Thomas' Contributed Business as mutually
       determined by Genlyte and Thomas, which was the basis for
       determining the ownership interests to be issued in the Joint
       Venture........................................................ $139,432
      Tangible book value of Thomas' Contributed Business.............   91,303
                                                                       --------
      Excess of fair value over tangible book value...................   48,129
      Less fair value allocations:
        Inventory step-up.............................................    6,488
        Property, plant and equipment step-up.........................   20,000
                                                                       --------
          Goodwill.................................................... $ 21,641
                                                                       ========

  The cost basis of properties and other assets were adjusted to fair market value based on management's preliminary estimates which are subject to change based upon the results of independent appraisals management intends to have performed.

(m) Represents the minority interest liability related to Thomas' 32% interest in the Joint Venture.

(n) Represents the elimination of the historical retained earnings of Thomas' Contributed Business.

(o) Represents a one-time gain during the period in which the Transaction occurs. Such amount reflects the excess of fair market value over book value for Thomas' 32% interest in Genlyte's Contributed Business.

         UNAUDITED THOMAS PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

INTRODUCTION

  The following pro forma consolidated financial statements of Thomas (the "Thomas Pro Forma Consolidated Financial Statements") include the unaudited pro forma consolidated statements of income for the quarter ended March 31, 1998 and for the year ended December 31, 1997, (the "Thomas Pro Forma Consolidated Statements of Income"), and the unaudited pro forma consolidated balance sheet as of March 31, 1998 (the "Thomas Pro Forma Consolidated Balance Sheet").

  The Thomas Pro Forma Consolidated Statements of Income have been derived from the unaudited consolidated statement of income of Thomas for the quarter ended March 31, 1998, and the unaudited combined statement of income of Thomas Lighting for the quarter ended March 31, 1998, the audited consolidated statement of income of Thomas for the year ended December 31, 1997, the audited combined statement of operations of the Thomas Industries Inc. Lighting Group ("Thomas Lighting") for the year ended December 31, 1997, and are adjusted to give effect to the Transaction as if it had occurred on January 1, 1997.

  The Thomas Pro Forma Consolidated Balance Sheet is based on the unaudited consolidated balance sheet of Thomas as of March 31, 1998, and the unaudited combined balance sheet of Thomas Lighting as of March 31, 1998, and is adjusted to give effect to the Transaction as if it had occurred on March 31, 1998.

  The Thomas Pro Forma Consolidated Financial Statements reflect pro forma adjustments to give effect to the transactions contemplated in the Transaction Documents whereby (a) Thomas will contribute to the Joint Venture substantially all of Thomas Lighting's assets in exchange for a 32% interest in the Joint Venture and the Joint Venture's assumption of certain liabilities and (b) Genlyte will contribute to the Joint Venture substantially all of its assets in exchange for a 68% interest in the Joint Venture and the Joint Venture's assumption of substantially all of its liabilities. Thomas will account for its investment in the Joint Venture under the equity method of accounting.

  The assets and liabilities contributed by Genlyte to the Joint Venture will be reflected at historical costs. For accounting purposes, Genlyte's majority ownership of the Joint Venture requires the assets and liabilities contributed by Thomas to the Joint Venture to be valued at their fair value in the Joint Venture's consolidated financial statements. Certain pro forma adjustments result from a preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that management considers reasonable under the circumstances. Consequently, the amounts reflected in the Thomas Pro Forma Consolidated Financial Statements are subject to change.

  The Thomas Pro Forma Consolidated Financial Statements and the accompanying notes should be read in conjunction with Thomas' historical consolidated financial statements and the notes thereto incorporated by reference herein, and Thomas Lighting's combined historical financial statements and notes thereto appearing elsewhere in this Joint Proxy Statement.

  The Thomas Pro Forma Consolidated Statements do not purport to be indicative of what Thomas' financial condition or results of operations would have been had the Transaction, in fact, been consummated as of the assumed dates and for the periods presented; nor are they indicative of the results of operations or financial condition for any future period or date.

  The Thomas Pro Forma Consolidated Statements do not reflect any projected cost savings from Synergies resulting from the Transaction and the related Synergy Costs. As discussed elsewhere in this Joint Proxy Statement, the Synergies are expected to be in excess of $30 million per annum and are expected to be fully realized by the end of the year 2000 as a result of cost savings, economies of scale and revenue enhancement opportunities. It is anticipated that an aggregate of $10.5 million of costs will be incurred by the Joint Venture during the period 1998 through 2000 related to achieving the Synergies. See "The Proposed Joint Venture--Reasons for the Transaction."

          UNAUDITED THOMAS PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                      FOR THE QUARTER ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                 HISTORICAL                          PRO FORMA
                                   THOMAS   RESULTS OF                 THOMAS
                                 INDUSTRIES   THOMAS   CONTRIBUTION  INDUSTRIES
                                    INC.     LIGHTING  ADJUSTMENTS    INC.(A)
                                 ---------- ---------- ------------  ----------
Net Sales.......................  $141,924   $(93,715)    $    0      $48,209
  Costs of Sales................    98,256    (67,676)         0       30,580
                                  --------   --------     ------      -------
Gross Profit....................    43,668    (26,039)         0       17,629
  Selling & Administrative
   Expenses.....................    33,772    (23,280)       643 (b)   11,135
                                  --------   --------     ------      -------
Operating Profit................     9,896     (2,759)      (643)       6,494
  Interest Expense, net.........     1,261     (1,245)       986 (c)    1,002
  Other Non-Operating Expenses..         3         (4)         0           (1)
  Equity Earnings (Loss) from
   Unconsolidated Affiliates....      (298)        48      3,890 (d)    3,640
                                  --------   --------     ------      -------
Income Before Income Taxes......     8,334     (1,462)     2,261        9,133
Income Tax Provision............     3,084       (561)       978 (e)    3,501
                                  --------   --------     ------      -------
Net Income......................  $  5,250   $   (901)    $1,283      $ 5,632
                                  ========   ========     ======      =======
Earnings Per Share:
  Basic.........................     $0.33                              $0.36
  Diluted.......................     $0.32                              $0.34

 THESE PRO FORMA FINANCIAL STATEMENTS DO NOT REFLECT THE SYNERGIES EXPECTED TO
           RESULT FROM THE TRANSACTION OR THE RELATED SYNERGY COSTS.




   See Notes to Unaudited Thomas Pro Forma Consolidated Statements of Income.

          UNAUDITED THOMAS PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                 HISTORICAL                           PRO FORMA
                                   THOMAS    RESULTS                    THOMAS
                                 INDUSTRIES OF THOMAS  CONTRIBUTION   INDUSTRIES
                                    INC.    LIGHTING   ADJUSTMENTS     INC.(A)
                                 ---------- ---------  ------------   ----------
Net Sales.......................  $547,702  $(374,065)   $     0       $173,637
  Costs of Sales................   378,746   (269,331)         0        109,415
                                  --------  ---------    -------       --------
Gross Profit....................   168,956   (104,734)         0         64,222
  Selling & Administrative
   Expenses.....................   127,500    (89,328)     2,450 (b)     40,622
                                  --------  ---------    -------       --------
Operating Profit................    41,456    (15,406)    (2,450)        23,600
  Interest Expense, net.........     5,815     (5,570)     3,268 (c)      3,513
  Other Non-Operating Expenses..      (472)       407          0            (65)
  Equity Earnings (Loss) from
   Unconsolidated Affiliates....      (469)       (45)    13,656 (d)     13,142
                                  --------  ---------    -------       --------
Income Before Income Taxes......    35,644    (10,288)     7,938         33,294
Income Tax Provision............    13,174     (3,946)     4,434 (e)     13,662
                                  --------  ---------    -------       --------
Net Income......................  $ 22,470  $  (6,342)   $ 3,504       $ 19,632
                                  ========  =========    =======       ========
Earnings Per Share:
  Basic.........................     $1.42                                $1.24
  Diluted.......................     $1.38                                $1.21

       THESE PRO FORMA FINANCIAL STATEMENTS DO NOT REFLECT THE SYNERGIES EXPECTED TO RESULT FROM THE TRANSACTION OR THE RELATED SYNERGY COSTS.




   See Notes to Unaudited Thomas Pro Forma Consolidated Statements of Income.

             UNAUDITED THOMAS PRO FORMA CONSOLIDATED BALANCE SHEET

                              AS OF MARCH 31, 1998
                                 (IN THOUSANDS)

                                    HISTORICAL   THOMAS                  PRO FORMA
                                      THOMAS    LIGHTING                   THOMAS
                                    INDUSTRIES ASSETS AND  CONTRIBUTION  INDUSTRIES
                                       INC.    LIABILITIES ADJUSTMENTS      INC.
              ASSETS                ---------- ----------- ------------  ----------
CURRENT ASSETS
Cash and Cash Equivalents..........  $ 14,304   $  (1,201)   $      0     $ 13,103
Accounts Receivable, net...........    80,374     (58,602)          0       21,772
Inventory..........................    74,973     (53,571)          0       21,402
Other Current Assets...............    14,051      (7,269)     27,360(f)    34,142
                                     --------   ---------    --------     --------
                                      183,702    (120,643)     27,360       90,419
Property and Equipment, net........    79,737     (46,823)          0       32,914
Goodwill...........................    55,758     (48,129)          0        7,629
Other Assets.......................    14,693      (8,678)     20,135(g)    26,150
Investments In and Advances to
 Unconsolidated Affiliates.........        63        (738)    139,432(h)   138,757
                                     --------   ---------    --------     --------
    Total Assets...................  $333,953   $(225,011)   $186,927     $295,869
                                     ========   =========    ========     ========
    LIABILITIES & SHAREHOLDERS'
            INVESTMENT
CURRENT LIABILITIES
Accounts Payable...................  $ 27,042   $ (18,801)   $      0     $  8,241
Short-term Borrowings..............    21,201           0           0       21,201
Current Portion of Long-term Debt..     7,850      (7,801)      7,730(i)     7,779
Other Current Liabilities..........    38,435     (19,724)      3,699(j)    22,410
                                     --------   ---------    --------     --------
                                       94,528     (46,326)     11,429       59,631
Long-term Debt.....................    47,246     (46,508)     46,350(k)    47,088
Deferred Tax.......................     8,760      (5,670)      5,670(l)     8,760
Other Liabilities..................     6,073      (3,762)        733(m)     3,044
Shareholders' Investment
  Common Stock.....................    17,400           0           0       17,400
  Additional Paid-in Capital.......   109,814           0           0      109,814
  Minimum Pension Liability
   Adjustment......................      (473)          0           0         (473)
  Treasury Shares..................   (17,200)          0           0      (17,200)
  Foreign Currency Translation.....    (4,788)          0           0       (4,788)
  Retained Earnings................    72,593    (122,745)    122,745(n)    72,593
                                     --------   ---------    --------     --------
    Total Shareholders'
     Investments...................   177,346    (122,745)    122,745      177,346
                                     --------   ---------    --------     --------
      Total Liabilities &
       Shareholders' Investment....  $333,953   $(225,011)   $186,927     $295,869
                                     ========   =========    ========     ========



      See Notes to Unaudited Thomas Pro Forma Consolidated Balance Sheet.

                      NOTES TO UNAUDITED THOMAS PRO FORMA
                       CONSOLIDATED STATEMENTS OF INCOME
                               AND BALANCE SHEET

NOTE 1. BASIS OF PRESENTATION

  On April 28, 1998, Genlyte and Thomas entered into definitive agreements to combine the lighting business of Thomas with the business of Genlyte through the Joint Venture. Genlyte will contribute to the Joint Venture substantially all of its assets in exchange for a 68% interest in the Joint Venture and the Joint Venture's assumption of substantially all of its liabilities, and Thomas will contribute to the Joint Venture substantially all of its assets comprising Thomas Lighting in exchange for a 32% interest in the Joint Venture and the Joint Venture's assumption of certain liabilities. Genlyte and Thomas will continue to exist as separate publicly traded companies.

 Accounting Treatment

  Thomas will account for its investment in the Joint Venture under the equity method of accounting.

  The contribution of Thomas' lighting business to the Joint Venture will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. Purchase accounting for a combination is similar to the accounting treatment used in the acquisition of any asset group. Although Thomas will retain a 32% interest in the Joint Venture, Thomas' contributed business will be reflected at its aggregate fair value in the financial statements of the Joint Venture. The fair value of Thomas' contributed business was mutually determined by the parties and was the basis for determining the ownership interests to be issued in the Joint Venture. The assets contributed by Genlyte to the Joint Venture will be reflected at their historical cost.

NOTE 2. PRO FORMA ADJUSTMENTS

(a) These pro forma financial statements do not reflect the Synergies expected to result from the Transaction or the related Synergy Costs. As discussed elsewhere in this Joint Proxy Statement, the Synergies are expected to be in excess of $30 million per annum and are expected to be fully realized by the end of the year 2000 as a result of cost savings, economies of scale and revenue enhancement opportunities. It is anticipated that an aggregate of $10.5 million of costs will be incurred by the Joint Venture during 1998 through 2000 related to achieving the Synergies. See "The Proposed Joint Venture-- Reasons for the Transaction."

(b) Represents administrative costs allocated to Thomas Lighting that will not be transferred to the Joint Venture. Administrative costs not transferred to the Joint Venture consist of costs incurred at the corporate office that were not previously allocated to the Thomas Lighting group. For purposes of the pro forma statements, the Thomas Lighting group was allocated corporate expenses from the parent, Thomas, based on the ratio of Thomas Lighting group sales to total sales of Thomas. This resulted in an administrative charge of $6.8 million for the year ended December 31, 1997 allocated to the Thomas Lighting group. For purposes of computing the administrative costs to be incurred by the Joint Venture, specific calculations were performed based on estimated hours of Thomas' personnel to be devoted to the Joint Venture. This resulted in an administrative charge of $4.4 million, or the difference of $2.4 million noted on adjustment 2(b). The reason for the difference is the different methodologies used in the calculation as compared to the allocation based on sales historically used by Thomas.

(c) The net adjustment to interest expense consists of the following (in thousands):

                                                      QUARTER ENDED  YEAR ENDED
                                                        MARCH 31,   DECEMBER 31,
                                                          1998          1997
                                                      ------------- ------------
      Interest expense associated with the Day-Brite
       Note retained by Thomas......................     $1,283       $ 5,833
      Interest income on the Debt Equalization Note
       at an assumed weighted average interest rate
       of 6.25% per annum...........................       (297)       (1,189)
      Interest income on the Working Capital
       Adjustment at an assumed weighted average
       interest rate of 5.75% per annum.............        --         (1,376)
                                                         ------       -------
                                                         $  986       $ 3,268
                                                         ======       =======

(d) Represents Thomas' 32% interest in the equity income of the Joint Venture of $4,396,000 and $15,680,000 for the periods ended March 31, 1998 and December 31, 1997, respectively. Also, includes amortization of Thomas' excess investment in the Joint Venture of approximately $500,000 and $2,000,000 for the periods ended March 31, 1998 and December 31, 1997, respectively.

(e) Represents the adjustment to Thomas' historical tax provision required to reflect Thomas's 32% share of the Joint Venture's pre-tax earnings at an assumed effective tax rate. The pro forma Thomas effective tax rates were 38.5% and 41.0% for the periods ended March 31, 1998 and December 31, 1997, respectively, and were based on pre-tax book earnings adjusted for certain nondeductible items.

(f) Represents $23,912,000 related to the Working Capital Adjustment due from the Joint Venture. The estimated Working Capital Adjustment is based on pro forma net working capital contributed to the Joint Venture by Thomas in excess of the target net working capital, as defined in the Thomas Capitalization Agreement. The target net working capital is intended to represent the net working capital which should be contributed by Thomas in proportion to the net working capital being contributed to the Joint Venture by Genlyte. Also includes current deferred income tax assets of $3,448,000 as the income tax attributes and liabilities generated by the Joint Venture shall accrue directly to Genlyte and Thomas and be recorded on their respective financial statements.

(g) Net adjustment to other assets consists of the following (in thousands):

      Debt Equalization Note receivable from the Joint Venture (see
       Note 2(h) on page F-32)........................................ $19,186
      Deferred tax asset retained by Thomas...........................     459
      Deferred loan costs associated with the Day-Brite Note retained
       by Thomas......................................................     290
      Certain other assets retained by Thomas.........................     200
                                                                       -------
      Net increase to other assets.................................... $20,135
                                                                       =======

(h) Represents Thomas' investment in the Joint Venture, calculated as follows (in thousands):

      Thomas' historical investment in the contributed assets and liabilities of Thomas Lighting...............................  $122,745
      Recognition of Working Capital Adjustment with Joint Venture
       (see Note 2(f))..............................................   (23,912)
      Current deferred tax asset retained by Thomas (see Note 2(f)).    (3,448)
      Net adjustment to other assets retained by Thomas (see Note
       2(g))........................................................   (20,135)
      Day-Brite Note retained by Thomas (see Note 2(k)).............    54,080
      Net adjustment to other current liabilities retained by Thomas
       (see Note 2(j))..............................................     3,699
      Long-term deferred tax liabilities retained by Thomas (see
       Note 2(l))...................................................     5,670
      Long-term Beaver Dam Liabilities retained by Thomas (see Note
       2(m))........................................................       733
                                                                      --------
      Thomas' investment in the Joint Venture.......................  $139,432
                                                                      ========

(i) Represents the current portion of the Day-Brite Note that will be retained by Thomas.

(j) Net adjustment to other current liabilities consists of the following (in thousands):

      Accrued interest on the Day-Brite Note retained by Thomas......... $  837
      Current Beaver Dam Liabilities retained by Thomas.................    225
      Represents certain other liabilities retained by Thomas...........    202
      Deferred tax liabilities retained by Thomas.......................  1,495
      Income tax payable retained by Thomas.............................    940
                                                                         ------
      Net adjustment to other current liabilities....................... $3,699
                                                                         ======

(k) Represents the long-term portion of the Day-Brite Note retained by Thomas.

(l) Represents long-term deferred tax liabilities retained by Thomas.

(m) Represents long-term Beaver Dam Liabilities retained by Thomas.

(n) Represents Thomas' historical investment in the contributed assets and liabilities of Thomas Lighting.

UNAUDITED GENLYTE THOMAS GROUP LLC PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

INTRODUCTION

  The following pro forma consolidated financial statements of Genlyte Thomas Group LLC (the "Joint Venture") (the "Unaudited Joint Venture Pro Forma Consolidated Financial Statements"), include the unaudited pro forma consolidated statements of income for the quarter ended April 4, 1998 and for the year ended December 31, 1997 (the "Unaudited Joint Venture Pro Forma Consolidated Statements of Income"), and the unaudited pro forma consolidated balance sheet as of April 4, 1998 (the "Unaudited Joint Venture Pro Forma Consolidated Balance Sheet").

  The Joint Venture Pro Forma Consolidated Statements of Income are based on the unaudited consolidated statement of income of Genlyte for the quarter ended April 4, 1998, the unaudited combined statement of income of Thomas Lighting for the quarter ended March 31, 1998, the audited consolidated statement of income of Genlyte for the year ended December 31, 1997, and the audited combined statement of income of Thomas Lighting for the year ended December 31, 1997, and are adjusted to give effect to the Transaction as though it had occurred as of January 1, 1997.

  The Joint Venture Pro Forma Consolidated Balance Sheet is based on the unaudited consolidated balance sheet of Genlyte as of April 4, 1998 and the unaudited combined balance sheet of Thomas Lighting as of March 31, 1998, and is adjusted to give effect to the Transaction as if it had occurred on April 4, 1998.

  The Joint Venture Pro Forma Consolidated Financial Statements reflect pro forma adjustments to give effect to the transactions contemplated in the Transaction Documents whereby (a) Genlyte will contribute to the Joint Venture substantially all of its assets in exchange for a 68% interest in the Joint Venture and the Joint Venture's assumption of substantially all of its liabilities and (b) Thomas will contribute to the Joint Venture substantially all of its assets comprising Thomas Lighting in exchange for a 32% interest in the Joint Venture and the Joint Venture's assumption of certain liabilities. For accounting purposes, Genlyte's majority ownership of the Joint Venture requires the assets and liabilities contributed by Thomas to the Joint Venture to be valued at their fair value in the Joint Venture's consolidated financial statements. Certain pro forma adjustments result from management's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that management considers reasonable under the circumstances. Consequently, the amounts reflected in the Unaudited Joint Venture Pro Forma Consolidated Financial Statements are subject to change.

  The Joint Venture Pro Forma Consolidated Financial Statements and the accompanying notes should be read in conjunction with Genlyte's historical consolidated financial statements and the notes thereto incorporated by reference herein, and Thomas Lighting's historical combined financial statements and notes thereto, appearing elsewhere in the Joint Proxy Statement.

  The Joint Venture Pro Forma Consolidated Financial Statements do not purport to be indicative of what the Joint Venture's financial condition or results of operations would have been had the Transaction in fact been consummated as of the assumed dates and for the periods presented, nor are they indicative of the results of operations or financial condition for any future period or date. In addition, the Joint Venture Pro Forma Consolidated Financial Statements do not reflect the Synergies expected to result from the Transaction or the related Synergy Costs. As discussed elsewhere in this Joint Proxy Statement, the Synergies are expected to be in excess of $30 million per annum and are expected to be fully realized by the end of the year 2000 as a result of cost savings, economies of scale and revenue enhancement opportunities. It is anticipated that an aggregate of $10.5 million of costs will be incurred by the Joint Venture during the period 1998 through 2000 related to achieving the Synergies. See "The Proposed Joint Venture--Reasons for the Transaction."

                       UNAUDITED GENLYTE THOMAS GROUP LLC
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                      FOR THE QUARTER ENDED APRIL 4, 1998
                                 (IN THOUSANDS)

                                                                      PRO FORMA
                                            PRO FORMA                  GENLYTE
                                HISTORICAL    THOMAS    TRANSACTION    THOMAS
                                 GENLYTE   LIGHTING (A) ADJUSTMENTS   GROUP LLC
                                ---------- ------------ -----------   ---------
Net Sales......................  $130,124    $97,755      $   --      $227,879
  Cost of Sales................    85,648     67,676          200 (b)  153,524
                                 --------    -------      -------     --------
Gross Profit...................    44,476     30,079         (200)      74,355
  Selling & Administrative
   Expenses....................    32,851     26,677          135 (c)   59,463
                                                             (250)(d)
                                                               50 (b)
                                 --------    -------      -------     --------
Operating Profit...............    11,625      3,402         (135)      14,892
  Interest Expense, net........       844        259          --         1,103
  Other Non-Operating Expenses.       --          52          --            52
                                 --------    -------      -------     --------
Income Before Income Taxes.....    10,781      3,091         (135)      13,737
  Income Tax Provision.........     4,635        --        (4,635)(e)      --
                                 --------    -------      -------     --------
Net Income.....................  $  6,146    $ 3,091      $ 4,500     $ 13,737
                                 ========    =======      =======     ========

       THESE PRO FORMA FINANCIAL STATEMENTS DO NOT REFLECT THE SYNERGIES EXPECTED TO RESULT FROM THE TRANSACTION OR THE RELATED SYNERGY COSTS.



     See Notes to Unaudited Genlyte Thomas Group LLC Pro Forma Consolidated
                             Financial Statements.

           UNAUDITED GENLYTE THOMAS GROUP LLC PRO FORMA CONSOLIDATED
                              STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                       PRO FORMA
                                             PRO FORMA                  GENLYTE
                                 HISTORICAL   THOMAS    TRANSACTION     THOMAS
                                  GENLYTE   LIGHTING(A) ADJUSTMENTS    GROUP LLC
                                 ---------- ----------- -----------    ---------
Net Sales.......................  $487,961   $390,638    $    --       $878,599
  Cost of Sales.................   318,556    269,331         800 (b)   588,687
                                  --------   --------    --------      --------
Gross Profit....................   169,405    121,307        (800)      289,912
  Selling & Administrative
   Expenses.....................   131,784    103,451         541 (c)   234,976
                                                           (1,000)(d)
                                                              200 (b)
                                  --------   --------    --------      --------
Operating Profit................    37,621     17,856        (541)       54,936
  Interest Expense, net.........     4,085      2,583         --          6,668
  Other Non-Operating Expenses..       --        (733)        --           (733)
                                  --------   --------    --------      --------
Income Before Income Taxes......    33,536     16,006        (541)       49,001
  Income Tax Provision..........    14,423        --      (14,423)(e)       --
                                  --------   --------    --------      --------
Net Income......................  $ 19,113   $ 16,006    $ 13,882      $ 49,001
                                  ========   ========    ========      ========

 THESE PRO FORMA FINANCIAL STATEMENTS DO NOT REFLECT THE SYNERGIES EXPECTED TO
           RESULT FROM THE TRANSACTION OR THE RELATED SYNERGY COSTS.


     See Notes to Unaudited Genlyte Thomas Group LLC Pro Forma Consolidated
                             Financial Statements.

                  UNAUDITED GENLYTE THOMAS GROUP LLC PRO FORMA
                           CONSOLIDATED BALANCE SHEET

                              AS OF APRIL 4, 1998
                                 (IN THOUSANDS)

                                     GENLYTE                                           GENLYTE
                         ----------------------------------  PRO FORMA                  THOMAS
                                    CONTRIBUTION      AS      THOMAS    TRANSACTION     GROUP
                         HISTORICAL ADJUSTMENTS    ADJUSTED LIGHTING(F) ADJUSTMENTS      LLC
                         ---------- ------------   -------- ----------- -----------    --------
ASSETS
Current Assets:
  Cash and Cash
   Equivalents..........  $  1,234    $ (1,234)(g) $    --   $  1,201    $    --       $  1,201
  Accounts Receivable,
   net..................    81,233         --        81,233    58,602         --        139,835
  Inventories...........    84,037         --        84,037    53,571       6,488 (j)   144,096
  Other Current Assets..    20,972     (13,901)(h)    7,071     3,821         --         10,892
                          --------    --------     --------  --------    --------      --------
    Total Current
     Assets.............   187,476     (15,135)     172,341   117,195       6,488       296,024
Plant and Equipment,
 net....................    59,091         --        59,091    46,823      20,000 (j)   125,914
Goodwill................    12,616         --        12,616    48,129     (48,129)(j)    34,257
                                                                           21,641 (j)
Other Assets............     7,832      (6,200)(h)    1,632     8,467         --         10,099
                          --------    --------     --------  --------    --------      --------
    Total Assets........  $267,015    $(21,335)    $245,680  $220,614    $    --       $466,294
                          ========    ========     ========  ========    ========      ========
LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
  Accounts Payable......  $ 50,547    $    --      $ 50,547  $ 18,801    $    --       $ 69,348
  Notes Payable.........       --          --           --     23,912         --         23,912
  Short-Term Borrowings.       250         --           250       --          --            250
  Current Maturities of
   Long-Term Debt.......        58         --            58        71         --            129
  Accrued Expenses......    39,520      (3,786)(h)   35,734    16,025         --         51,759
                          --------    --------     --------  --------    --------      --------
    Total Current
     Liabilities........    90,375      (3,786)      86,589    58,809         --        145,398
Long-Term Debt..........    40,771         --        40,771    19,344         --         60,115
Deferred Income Taxes...     6,831      (6,831)(h)      --        --          --            --
Other Liabilities.......    18,663         --        18,663     3,029         --         21,692
Stockholders'
 Investment.............   110,375     (10,718)(i)   99,657   139,432         --        239,089
                          --------    --------     --------  --------    --------      --------
    Total Liabilities
     and Stockholders'
     Investment.........  $267,015    $(21,335)    $245,680  $220,614    $    --       $466,294
                          ========    ========     ========  ========    ========      ========

     See Notes to Unaudited Genlyte Thomas Group LLC Pro Forma Consolidated
                             Financial Statements.

 NOTES TO UNAUDITED GENLYTE THOMAS GROUP LLC PRO FORMA CONSOLIDATED FINANCIAL
                                  STATEMENTS

NOTE 1: BASIS OF PRESENTATION

  On April 28, 1998, Genlyte and Thomas entered into definitive agreements to combine the lighting business of Thomas with the business of Genlyte through the Joint Venture. Genlyte will contribute to the Joint Venture substantially all of its assets in exchange for a 68% interest in the Joint Venture and the Joint Venture's assumption of substantially all of its liabilities and Thomas will contribute to the Joint Venture substantially all of it assets comprising Thomas Lighting in exchange for a 32% interest in the Joint Venture and the Joint Venture's assumption of certain liabilities. Genlyte and Thomas will continue to exist as separate publicly traded companies.

 Accounting Treatment

  For accounting purposes, Genlyte's majority ownership of the Joint Venture requires the assets and liabilities contributed by Thomas to the Joint Venture to be valued at their fair value in the Joint Venture's consolidated financial statements. Certain pro forma adjustments result from management's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that management considers reasonable under the circumstances. Consequently, the amounts reflected in the Unaudited Joint Venture Pro Forma Consolidated Financial Statements are subject to change.

NOTE 2: PRO FORMA ADJUSTMENTS

  (a) Represents the Unaudited Thomas Lighting Pro Forma Statements of Income as presented in the Unaudited Genlyte Pro Forma Consolidated Statements of Income included elsewhere in this Joint Proxy Statement.

  (b) Represents the incremental depreciation expense for the quarter ended April 4, 1998 and the year ended December 31, 1997 of $200,000 and $800,000, respectively, charged to cost of sales and $50,000 and $200,000, respectively, charged to selling and administrative expense, using an assumed weighted average useful remaining life of 20 years, related to the incremental fair value step-up of certain fixed assets of Thomas Lighting (see Note 2 (j)). The allocation of expense between cost of sales and selling and administrative expense is based on Genlyte's historical depreciation mix.

  (c) Represents incremental goodwill amortization of $135,000 and $541,000 for the quarter ended April 4, 1998 and the year ended December 31, 1997, respectively, resulting from the excess of the fair market value over the tangible book value of Thomas' Contributed Business (see Note 2 (j)). Such excess will be amortized over 40 years, subject to further analysis subsequent to the closing of the Transaction.

  (d) Represents estimated costs to be charged to Genlyte by the Joint Venture for certain shareholder-related services rendered by the Joint Venture on behalf of Genlyte.

  (e) Represents the elimination of the income tax provision included in Genlyte's historical financial statements. The Joint Venture will be treated as a partnership for federal income tax purposes and therefore, the income tax attributes and liabilities generated by the Joint Venture shall accrue directly to Genlyte and Thomas and be recorded in their respective financial statements.

  (f) Represents the Unaudited Thomas Lighting Pro Forma Balance Sheet as presented in the Unaudited Genlyte Pro Forma Consolidated Balance Sheet included elsewhere in this Joint Proxy Statement.

  (g) Represents the elimination of cash and cash equivalents which will be retained by Genlyte.

  (h) Represents the elimination of accrued income taxes payable and deferred income tax assets and liabilities which will be retained by Genlyte, as the income tax attributes and liabilities generated by the Joint Venture will accrue directly to Genlyte and Thomas and be recorded in their respective financial statements.

  (i) The net adjustment to retained earnings consists of the net effect of the adjustments described in Note 2(g) and Note 2(h).

  (j) Represents the allocation of the excess of the fair market value over tangible book value of Thomas' Contributed Business as follows (in thousands):

      Fair value of Thomas' Contributed Business as mutually
       determined by Genlyte and Thomas, which was the basis for
       determining the ownership interests to be issued in the Joint
       Venture........................................................ $139,432
      Tangible book value of Thomas' Contributed Business.............   91,303
                                                                       --------
      Excess of fair value over tangible book value...................   48,129
      Less fair value allocations:
        Inventory step-up.............................................    6,488
        Property, plant and equipment step-up.........................   20,000
                                                                       --------
          Goodwill.................................................... $ 21,641
                                                                       ========

  The cost basis of properties and other assets was adjusted to fair market value based on management's preliminary estimates which are subject to change based upon the results of valuations management intends to have performed.

                                                                     APPENDIX A

                                                        212-816-6000

LOGO

April 28, 1998

The Board of Directors
Thomas Industries Inc.
4360 Brownsboro Road
Louisville, Kentucky 40207

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Thomas Industries Inc. of the Thomas Allocation (as defined below) set forth in the Capitalization Agreement dated April 28, 1998 (the "Thomas Capitalization Agreement") by and among GT Lighting, LLC ("Newco") and Thomas Industries Inc. and certain affiliates thereof (collectively, "Thomas"). As more fully described in the Thomas Capitalization Agreement, Thomas will contribute to Newco, and Newco will assume certain liabilities relating to, substantially all of the assets, properties and capital stock constituting or associated with the lighting products division of Thomas (the "Thomas Lighting Business" and, such asset contribution, the "Thomas Contribution") in exchange for a 32% (the "Thomas Allocation") membership interest in Newco (the "Thomas Membership Interest"). As more fully described in the Capitalization Agreement dated April 28, 1998 (the "Genlyte Capitalization Agreement" and, together with the Thomas Capitalization Agreement, the "Capitalization Agreements") by and between Newco and The Genlyte Group Incorporated ("Genlyte"), Genlyte will contribute to Newco, and Newco will assume certain liabilities relating to, substantially all of the assets and properties of Genlyte (the "Genlyte Business" and, together with the Thomas Lighting Business, the "Contributed Businesses") in exchange for a 68% membership interest in Newco (such membership interest, together with the Thomas Membership Interest, being collectively referred to herein as the "Membership Interests" and, such asset contribution, together with the Thomas Contribution, being collectively referred to herein as the "Transaction").

In arriving at our opinion, we reviewed the Capitalization Agreements and certain related documents, and held discussions with certain senior officers, directors and other representatives and advisors of Thomas and certain senior officers and other representatives and advisors of Genlyte concerning the operations and prospects of the Contributed Businesses. We examined certain available business and financial information relating to the Contributed Businesses as well as certain financial forecasts and other information and data for the Contributed Businesses which were provided to or otherwise discussed with us by the respective managements of Thomas and Genlyte, including information relating to certain strategic implications and operational benefits anticipated to result from the Transaction. We reviewed the financial terms of the Transaction as set forth in the Capitalization Agreements and certain related documents in relation to, among other things, the historical and projected earnings and other operating data of the Contributed Businesses and the financial condition of the Contributed Businesses. We analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of the Contributed Businesses. We also evaluated the potential pro forma financial impact of the Transaction on Thomas. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of Thomas and Genlyte that such forecasts and other information and data were reasonably prepared on bases reflecting the best

          SMITH BARNEY INC. 388 Greenwich Street, New York, NY 10013

The Board of Directors
Thomas Industries Inc.
April 28, 1998
Page 2

currently available estimates and judgments of the respective managements of Thomas and Genlyte as to the future financial performance of the Contributed Businesses and the strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated to result from the Transaction. We have assumed, with the consent of the Board of Directors of Thomas, that the Transaction will be treated as a tax-free exchange for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of the Contributed Businesses. We express no opinion as to what the value of the Membership Interests will be when issued pursuant to the Transaction or the price at which the Membership Interests will be transferable subsequent to the Transaction. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Contributed Businesses nor have we made any physical inspection of the properties or assets of the Contributed Businesses. We have been advised by representatives of Thomas and Genlyte that Newco will not assume or otherwise be responsible for any Excluded Liabilities (as defined in the Genlyte Capitalization Agreement) of Genlyte and therefore have assumed, with your consent, that such Excluded Liabilities will not have a material adverse effect on the financial condition or results of operations of Newco. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in all or a part of the Thomas Lighting Business. We were not requested to consider, and our opinion does not address, the relative merits of the Transaction as compared to any alternative business strategies that might exist for Thomas or the effect of any other transaction in which Thomas might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Salomon Brothers Inc and Smith Barney Inc. (collectively doing business as Salomon Smith Barney) have acted as financial advisors to Thomas in connection with the Transaction and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Transaction. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Thomas and Genlyte for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Smith Barney has in the past provided investment banking services to Thomas unrelated to the proposed Transaction, for which services Salomon Smith Barney has received compensation. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with Thomas, Genlyte and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Thomas in its evaluation of the proposed Transaction, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Transaction. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Salomon Smith Barney be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Thomas Allocation is fair, from a financial point of view, to Thomas.

Very truly yours,

/s/ SALOMON SMITH BARNEY

                                                                     APPENDIX B

                                     LOGO

              Donaldson, Lufkin & Jenrette Securities Corporation
          277 Park Avenue, New York, New York 10172 . (212) 892-3000

                                                                 April 28, 1998

Board of Directors
The Genlyte Group Incorporated
2345 Vauxhall Road
Union, New Jersey 07083-1948

Dear Sirs:

  You have requested our opinion as to the fairness from a financial point of view to Genlyte Group Incorporated ("Genlyte" or the "Company") of the consideration to be received by the Company pursuant to the terms of the Capitalization Agreement, dated as of April 25, 1998 (the "Genlyte Capitalization Agreement"), between GT Lighting, LLC ("GT Lighting") and the Company, pursuant to which substantially all of Genlyte's assets and liabilities other than certain contingent liabilities shall be contributed to GT Lighting. Concurrently with such contribution, Thomas Industries Inc. ("Thomas") will contribute substantially all of the assets and liabilities generally related to its consumer, commercial, industrial and outdoor lighting business (the "Thomas Lighting Business") to GT Lighting pursuant to the terms of the Capitalization Agreement, dated as of April 25, 1998 (the "Thomas Capitalization Agreement") between GT Lighting and Thomas.

  Pursuant to the Genlyte Capitalization Agreement, Genlyte will receive a 68% ownership interest in GT Lighting and pursuant to the Thomas Capitalization Agreement, Thomas will receive a 32% ownership interest in GT Lighting.

  In arriving at our opinion, we have reviewed drafts dated April 25, 1998 of the Genlyte Capitalization Agreement, the Thomas Capitalization Agreement, the Master Transaction Agreement (the "Master Agreement") by and between Thomas and the Company and the Limited Liability Company Agreement by and among GT Lighting, Thomas and the Company. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and Thomas, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company prepared by management of the Company for the period beginning January 1, 1998 and ending December 31, 2000 and certain financial projections of the Thomas Lighting Business prepared by management of Thomas for the period beginning January 1, 1998 and ending December 31, 2000. In addition, we have conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

  In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Thomas or their respective representatives or that was otherwise reviewed by us. In particular, we have relied upon estimates of the managements of the Company and Thomas as to the amount and timing of certain operating synergies achievable as a result of the creation of GT Lighting and our discussion of such synergies and the timing thereof with the managements of Genlyte and Thomas. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the respective managements of the Company and Thomas as to the future operating and financial performance of the Company and the Thomas Lighting Business. We have not assumed any responsibility for making an independent evaluation of the Company's assets or liabilities or the Thomas Lighting Business assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters, including that the transaction contemplated by the Master Agreement will be tax-free to Genlyte, Thomas and GT Lighting, on advice of counsel to the Company.

  Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Company's stock will trade at any time. Our opinion is being provided for the information of the Company's Board of Directors in their evaluation of the transactions contemplated by the Master Agreement. However, our opinion does not address the relative merits of the transaction contemplated by the Master Agreement, and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the transactions contemplated by the Master Agreement. Our opinion also does not constitute a recommendation to any member of the Board of Directors or any stockholder as to how such member or stockholder should vote on the proposed transaction.

  Donaldson, Lufkin & Jenrette Securities Corporation, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

  Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be received by the Company pursuant to the Genlyte Capitalization Agreement is fair to the Company from a financial point of view.

                                          Very truly yours,

                                          Donaldson, Lufkin & Jenrette
                                          Securities Corporation

                                                  /s/ Herald L. Ritch
                                          By: _________________________________
                                                       Herald L. Ritch
                                                       Managing Director

                                     PROXY

                             THOMAS INDUSTRIES INC.
          4360 BROWNSBORO ROAD, SUITE 300, LOUISVILLE, KENTUCKY 40207

                        SPECIAL MEETING OF SHAREHOLDERS

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Timothy C. Brown and Phillip J. Stuecker, or either of them, with full power of substitution, to represent and vote all of the shares of Thomas standing in the undersigned's name at the Special Meeting of Shareholders of Thomas to be held at the Hyatt Regency Hotel, 320 West Jefferson Street, Louisville, Kentucky, on August 27, 1998, at 10:00 a.m. local time, and at any adjournment or postponement thereof (the "Meeting"). The undersigned hereby revokes any and all proxies heretofore given with respect to such Meeting.

  THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR APPROVAL OF THE TRANSFER OF SUBSTANTIALLY ALL OF THE ASSETS OF THE LIGHTING BUSINESS OF THOMAS TO THE JOINT VENTURE COMBINING THE LIGHTING BUSINESS OF THOMAS WITH THE BUSINESS OF THE GENLYTE GROUP INCORPORATED (THE "TRANSACTION"). THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE TRANSACTION.
  1. Proposal to approve the transfer of substantially all of the assets of the lighting business of Thomas to the joint venture combining the lighting business of Thomas with the business of The Genlyte Group Incorporated.

                         [_] For[_] Against[_] Abstain

  2. In their discretion on any other matter that may properly come before the Meeting or any adjournment thereof.

                                              Dated:                  , 1998
                                              ---------------------------------
                                              Signature
                                              ---------------------------------
                                              Signature

                                              (Please sign exactly as your
                                              name appears. When signing as an
                                              executor, administrator,
                                              guardian, trustee, custodian,
                                              personal representative or
                                              attorney, please give your title
                                              as such. If signer is a
                                              corporation, please sign the
                                              full corporate name and then an
                                              authorized officer should sign
                                              his name and print his name and
                                              title below his signature. If
                                              the shares are held in the name
                                              of more than one person, each
                                              such person should sign the
                                              proxy.

                                              PLEASE DATE, SIGN AND RETURN
                                              THIS PROXY IN THE ENCLOSED
                                              RETURN ENVELOPE.

                         THE GENLYTE GROUP INCORPORATED

                                     PROXY

                SPECIAL MEETING OF SHAREHOLDERS, AUGUST 27, 1998

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         THE GENLYTE GROUP INCORPORATED

  The undersigned hereby authorizes and appoints RICHARD J. BINDELGLASS and DONNA R. RATLIFF and each of them, the proxies of the undersigned, with power of substitution in each, to vote all shares of Common Stock, par value $.01 per share, of The Genlyte Group Incorporated held of record on June 30, 1998 by the undersigned at the Special Meeting of Shareholders to be held at the offices of The Bank of New York, 1 Wall Street, 47th Floor, New York, New York 10286 on August 27, 1998 at 10:00 a.m. local time, and at any adjournment thereof, on all maters that may properly come before such meeting.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR APPROVAL OF THE TRANSFER OF SUBSTANTIALLY ALL OF THE ASSETS OF GENLYTE TO THE JOINT VENTURE COMBINING THE BUSINESS OF GENLYTE WITH THE LIGHTING BUSINESS OF THOMAS (THE "TRANSACTION").

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE TRANSACTION.
  1. Proposal to approve the transfer of substantially all of the assets of Genlyte to the joint venture combining the business of Genlyte with the lighting business of Thomas Industries Inc.

                         [_] For[_] Against[_] Abstain

  2. In their discretion, such other business as may properly come before the meeting.

Dated:              , 1998
                                              ---------------------------------
                                              Signature
                                              ---------------------------------
                                              Signature

                                              (Please sign exactly as your
                                              name appears. When signing as an
                                              executor, administrator,
                                              guardian, trustee or attorney,
                                              please give your title as such.
                                              If signer is a corporation,
                                              please sign the full corporate
                                              name and then an authorized
                                              officer should sign his name and
                                              print his name and title below
                                              his signature. If the shares are
                                              held in a joint name, all joint
                                              owners should sign.)

                                              PLEASE DATE, SIGN AND RETURN
                                              THIS PROXY IN THE ENCLOSED
                                              RETURN ENVELOPE.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE GENLYTE GROUP INCORPORATED:

As independent public accountants, we hereby consent to the incorporation of (a) our report dated January 21, 1998 on the consolidated financial statements included in The Genlyte Group Incorporated's ("Genlyte's") Annual Report to Shareholders for the year ended December 31, 1997 and (b) our reports dated January 21, 1998 on the consolidated financial statements and schedule included and incorporated by reference into Genlyte's Form 10-K for the year ended December 31, 1997 into the Joint Proxy Statement.



/s/ Arthur Andersen LLP
New York, New York
July 17, 1998

Ernst & Young LLP             []Suite 2100                 []Phone: 502 585-1400
                                400 West Madison Street      Fax:   502 584-4221
                                Louisville, Kentucky 40202


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement and to the incorporation by reference therein of our report dated February 11, 1998, with respect to the consolidated financial statements and schedule of Thomas Industries Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission and to the use of our report dated May 8, 1998, with respect to the combined financial statements of Thomas Industries Inc. Lighting Group at December 31, 1997 and 1996, and for each of the two years in the period ended December 31, 1997, included in the Joint Proxy Statement.





                                              /s/ Ernst & Young LLP


Louisville, Kentucky
July 15, 1998




      Ernst & Young LLP is a member of Ernst & Young International, Ltd.

                        Consent Of Independent Auditors

The Board of Directors
Thomas Industries Inc.:

We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement and to the incorporation by reference therein of our report dated February 7, 1996, with respect to the consolidated statements of income, shareholders' equity and cash flows for the year ended December 31, 1995 and the related schedule of Thomas Industries Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission and to the use of our report dated February 7, 1996, with respect to the combined statements of operations, equity, and cash flows of Thomas Industries Inc. Lighting Group for the year ended December 31, 1995, included in the Joint Proxy Statement.

                             /s/ KPMG Peat Marwick LLP

Louisville, Kentucky
July 16, 1998